---------------------------------
                              OFFIT HIGH YIELD FUND



                        OFFIT EMERGING MARKETS BOND FUND



                         OFFIT LATIN AMERICA EQUITY FUND



                          OFFIT NEW YORK MUNICIPAL FUND



                         OFFIT CALIFORNIA MUNICIPAL FUND



                          OFFIT NATIONAL MUNICIPAL FUND



                      OFFIT U.S. GOVERNMENT SECURITIES FUND



                         OFFIT MORTGAGE SECURITIES FUND



                             OFFIT TOTAL RETURN FUND



                        ---------------------------------




                                  ANNUAL REPORT



                                December 31, 2001





                         THE OFFIT INVESTMENT FUND, INC.

                                      OFFIT
                               PRESIDENT'S LETTER

- ------------------------------------------------------------------------------

We are pleased to provide you with the Annual Report of The OFFIT Investment Fund, Inc. for the year 2001. As of December 31, 2001 the Funds various investment portfolios have assets in excess of $1.24 billion.

The specific results of the respective Funds, along with an investment and market commentary from each portfolio manager are part of this Annual Report. As always, we have tried to make each market commentary informative, and I hope that you will find them helpful.

We value your investment in the OFFIT Funds and welcome any questions or comments you may have.

Sincerely,




[GRAPHIC OMITTED]

F. Daniel Prickett

                                      OFFIT
                                 HIGH YIELD FUND

- ------------------------------------------------------------------------------

The Fund's total return for the second half of 2001 after all fees and expenses was -0.86%, bringing its full year return to 4.14%. While incurring nominal losses during the second half, the Fund materially outperformed the Lipper High Current Yield Fund Average return of 1.61% for the full year. Any discussion of performance must acknowledge the impact of the immense tragedy of September 11. Prior to September 11, better-quality high yield, the focus of our style, was well on its way to earning a respectable return for the year, even in the weaker economy. After the attack, year-to-date returns were wiped out as security prices fell in a vacuum. Upper-tier portfolios have, however, managed to outperform the lower tiers of high yield and the equity market. The December 31, 2001 net asset value of $7.48 (after the $.01 year-end distribution) was 6% lower than the $7.92 prior year value. The net assets of the Fund at year-end were $811.7 million and the 30-day SEC yield was 11.08%.

Markets stabilized early in the fourth quarter and then rallied strongly as the quarter progressed. The favorable performance of the bond market was aided by strong technical factors, notably the increased flow into bond mutual funds. As of November, net flows in to taxable bond funds topped $75 billion. While high yield mutual fund flows were negative in the third quarter, they were up $2.7 billion in the last quarter, bringing the full year total to $10 billion. Additionally, several major institutions, including CALPERS, have instituted new mandates to high yield, reaffirming the asset class and its relative value in the market. Including the $1.5 billion CALPERS mandate, over $5 billion in new pension fund assets are now scheduled to be invested in high yield.

New issues of domestic high yield totaled $77 billion, or about twice the issuance of last year. However, most of this supply came in the first half of the year, which contributed to the technical strength in the fourth quarter. Over 39% of these new issues were rated double-B, as demand for lower-rated securities all but disappeared. Other supply entering the high yield market this year included about $43 billion of `fallen-angel' debt, as a large number of high grade credits slid into the high yield universe.

Average high yield market spreads of 750 basis points for cash-pay securities are still wide on a historical basis even though they tightened about 150 basis points over the year. At year-end with the ten-year Treasury yield at about 5%, double-B's were 400 basis points over and single-B's about 650 over. Taking the distressed part of the market out of the averages still results in spreads of approximately 500 basis points and absolute yields of at least 10%.

In recent years, high yield performance has been mostly dependent on a few volatile sectors, such as telecom, and also on the direction of funds flow. Today, however, the near-term outlook for high yield is more closely tied to that for the overall economy. It is difficult to say whether this recession will end soon. Even if it does, in high yield we are not willing to bet on a rapid recovery. Most sectors of the economy still have excess capacity and will not require new investment in the near future. Housing and autos, traditionally the most cyclical sectors, have not slowed much and therefore have little potential to grow quickly. Although wages have held up, unemployment is rising rapidly, which should keep consumer spending growth at low levels. In this environment, we would expect better-quality high yield to perform well but the mid- and lower-quality sectors to be volatile and inconsistent.

In line with our moderately cautious view on the economy and the high yield sector, we expect to further upgrade the portfolio until we see concrete signs of fundamental improvement. Currently, 45% of the Fund is rated BB- or better and 62% is rated B+ or better. The double-B or better holdings increased by almost 5% over this year while the B+ or better slipped slightly. This more conservative mix should limit the downside if the economy continues to deteriorate and also provide solid returns in a recovery. The Fund has, however, suffered several disappointments this year as twelve issues defaulted and a number of securities became distressed. For the full year, defaults in the market were just above 10%. Moody's Investors Service projects that defaults will peak around 11% on a trailing 12-month basis during the early part of this year. Defaults are normally a lagging indicator of market condition, so a first-quarter peak would square with the recovery in bond prices that started in the fourth quarter.

Several noteworthy developments occurred during the second half that affected the portfolio. Pharmerica notes were put back to the Company at a premium upon the merger of Pharmerica's parent, Bergen Brunswig, with Amerisource. Playtex Products notes were called at a premium upon the refinancing of the Company's balance sheet with longer-term debt. Tenet Healthcare notes were sold at a premium ahead of the full call of the issue. Great Central Mines securities appreciated on news of a merger with a financially stronger company. On the negative credit side, the Wireline

                                      OFFIT
                                 HIGH YIELD FUND

- ------------------------------------------------------------------------------

Telecommunications industry continued to suffer from fiber oversupply and increased competition. Lower than anticipated revenue growth and a pullback in lending negatively affected European cable companies. Since the September 11 tragedy, the Airline industry was also impacted by the public's reluctance to fly.

We continue to focus on the better-quality sector of the high yield market and have made a conscious effort to maintain a higher-quality diversified portfolio. The Fund is well diversified, with over 140 issues. We upgraded and consolidated the portfolio during the second half by eliminating 35 issues on a net basis. Several core holdings trading at tight spreads were also sold or tendered, including Columbia/HCA Healthcare, Repap New Brunswick, and as mentioned above, Tenet Healthcare. We also added to some of our higher-quality core positions at attractive prices including Edison Mission, Sun International Hotels, and World Color Press. We continue to believe that better quality high yield credits will outperform other fixed income alternatives over time.



J. William Charlton                                             Thomas M. Dzwil
Joseph L. Mirsky


January 19, 2002

                                      OFFIT
                                 HIGH YIELD FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT High Yield Fund (including its predecessor partnership as discussed below) at January 1, 1988 and held through December 31, 2001 as well as the performance of the Merrill Lynch All High Yield Bond Index and the Lipper High Current Yield Fund Average over the same period. Past performance is not predictive of future performance.


[GRAPHIC OMITTED]


        AVERAGE ANNUAL TOTAL RETURN           ONE YEAR     FIVE YEARS     TEN YEARS
- ------------------------------------------   ----------   ------------   -----------
OFFIT High Yield Fund -- Select Shares*          4.14%         3.36%         8.96%
OFFIT High Yield Fund -- MSD&T Shares*           3.80%        N/A            N/A
OFFIT High Yield Fund -- Advisor Shares*         4.02%        N/A            N/A
Merrill Lynch All High Yield Bond Index          6.20%         3.95%         8.26%
Lipper High Current Yield Fund Average           1.61%         1.64%         6.81%

The performance information for the period January 1, 1988 through March 1, 1994 reflects the performance of The Senior Securities Fund, L.P. (the "Partnership"), the predecessor limited partnership to the Fund. As a registered investment company, the Fund is subject to certain restriction under the Investment Company Act and the Internal Revenue Code to which the Partnership was not subject. Had the Partnership been registered under the Act and subject to the Code, its performance may have been adversely affected.

* The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since the inception date. Without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Indices shown for comparative purposes only, and are not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                                 HIGH YIELD FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                                     SHARES OR
                                                                                     PRINCIPAL              MARKET
                                                                                       AMOUNT               VALUE
                                                                               ---------------------   ---------------
CORPORATE BONDS (89.6%)
 AUTOMOTIVE (2.6%)
  Dana Corp. Sr Notes, 9.00%, 08/15/11 .....................................   $ 5,000,000(1)           $  4,600,000
  Exide Corp. Sr Notes, 10.00%, 04/15/05 ...................................     8,000,000                 2,400,000
  Federal-Mogul Corp. Notes, 7.875%, 07/01/10 ..............................    10,500,000(5)              1,365,000
  Hayes Lemmerz International Inc. Sr Sub Notes, 9.125%, 07/15/07 ..........     9,000,000(5)                495,000
  Lear Corp. Sr Notes, 8.11%, 05/15/09 .....................................    12,000,000                12,067,920
                                                                                                        ------------
                                                                                                          20,927,920
                                                                                                        ------------
 BROADCAST/MEDIA (4.4%)
  Granite Broadcasting Corp. Sr Sub Notes, 8.875%, 05/15/08 ................     5,800,000                 4,756,000
  Granite Broadcasting Corp. Sr Sub Notes, 10.375%, 05/15/05 ...............     5,000,000                 4,400,000
  MDC Communications Inc. Sr Sub Notes, 10.50%, 12/01/06 ...................     4,750,000                 3,087,500
  Quebecor Media Inc. Sr Notes, 11.125%, 07/15/11 ..........................     7,000,000                 7,455,000
  Sinclair Broadcasting Group Inc. Sr Sub Notes, 10.00%, 09/30/05 ..........     7,000,000                 7,210,000
  World Color Press Sr Sub Notes, 8.375%, 11/15/08 .........................     9,000,000                 9,191,250
                                                                                                        ------------
                                                                                                          36,099,750
                                                                                                        ------------
 CABLE (7.8%)
  Adelphia Communications Corp. Sr Notes, 8.375%, 02/01/08 .................    10,000,000                 9,350,000
  Adelphia Communications Corp. Sr Notes, 9.50%, 02/15/04 ..................     1,252,911(6)              1,202,795
  Adelphia Communications Corp. Sr Notes, 9.875%, 03/01/07 .................     7,500,000                 7,387,500
  Charter Communications Holdings Sr Notes, 8.625%, 04/01/09 ...............    10,500,000                10,080,000
  Charter Communications Holdings Sr Notes, 11.125%, 01/15/11 ..............     5,000,000                 5,287,500
  Diamond Cable Communications PLC Sr Discount Notes, 11.75%, 12/15/05 .....     8,500,000(2)              2,210,000
  Mediacom LLC Capital Sr Notes, 9.50%, 01/15/13 ...........................     8,000,000                 8,320,000
  NTL Inc. Sr Notes, 0/9.75%, 04/01/08 .....................................    15,000,000(2)              4,200,000
  Telewest Communications PLC Sr Discount Debs., 11.00%, 10/01/07 ..........    12,000,000                 8,580,000
  Telewest Communications PLC Sr Discount Notes, 0/9.875%, 04/15/09 ........     8,000,000(b)(2)           5,006,621
  United Pan-Europe Communications Sr Notes, 10.875%, 08/01/09 .............     9,000,000                 1,530,000
                                                                                                        ------------
                                                                                                          63,154,416
                                                                                                        ------------
 CHEMICAL (3.0%)
  Borden Chemicals & Plastics Sr Notes, 9.50%, 05/01/05 ....................    15,000,000(5)              1,500,000
  Lyondell Chemical Co. Sr Secured Notes, 9.875%, 05/01/07 .................    10,000,000                10,050,000
  Millenium America Inc. Sr Notes, 9.25%, 06/15/08 .........................     5,000,000(1)              5,150,000
  Terra Industries Inc. Sr Notes, 10.50%, 06/15/05 .........................    10,000,000                 7,700,000
                                                                                                        ------------
                                                                                                          24,400,000
                                                                                                        ------------
 CONSUMER GROUPS (7.1%)
  CHS Electronics Inc. Sr Notes, 9.875%, 04/15/05 ..........................     4,500,000(5)                 90,000
  Fedders N.A. Sr Sub Notes, 9.375%, 08/15/07 ..............................     7,500,000                 5,400,000
  Fisher Scientific International Inc. Sr Sub Notes, 9.00%, 02/01/08 .......     6,000,000                 6,180,000
  Fruit of The Loom Sr Notes, 8.875%, 04/15/06 .............................     8,000,000(5)                600,000
  Nash Finch Co. Sr Sub Notes, 8.50%, 05/01/08 .............................     4,500,000                 4,387,500
  Playtex Products Inc. Sr Sub Notes, 9.375%, 06/01/11 .....................     5,500,000                 5,775,000
  Premium Standard Farms Sr Notes, 9.25%, 06/15/11 .........................     5,000,000                 5,112,500
  Protection One Alarm Sr Notes, 7.375%, 08/15/05 ..........................     6,000,000                 4,950,000
  Revlon Consumer Products Sr Sub Notes, 8.625%, 02/01/08 ..................     5,000,000                 2,100,000
  Service Corp. International Notes, 6.00%, 12/15/05 .......................     6,000,000                 5,280,000
  Service Corp. International Notes, 6.875%, 10/01/07 ......................     2,900,000                 2,631,750
  Six Flags Inc. Sr Notes, 9.50%, 02/01/09 .................................     5,000,000                 5,062,500
  Tricon Global Restaurants Sr Notes, 7.65%, 05/15/08 ......................     6,500,000                 6,532,500
  United Artists Theatre Pass Through Certificates, 9.30%, 07/01/15 ........     4,332,635                 3,596,087
                                                                                                        ------------
                                                                                                          57,697,837
                                                                                                        ------------


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                                 HIGH YIELD FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                                     SHARES OR
                                                                                     PRINCIPAL            MARKET
                                                                                      AMOUNT              VALUE
                                                                                ------------------   ---------------
CORPORATE BONDS (CONTINUED)
 FINANCIAL SERVICES/INSURANCE (1.7%)
  Conseco Inc. Notes, 8.75%, 02/09/04 .......................................     $  4,250,000        $  1,997,500
  Presidential Life Corp. Sr Notes, 7.875%, 02/15/09 ........................        7,250,000           6,743,225
  Willis Corroon Corp. Sr Sub Notes, 9.00%, 02/01/09 ........................        5,000,000           5,150,000
                                                                                                      ------------
                                                                                                        13,890,725
                                                                                                      ------------
 FOREST & PAPER PRODUCTS (2.2%)
  Doman Industries Ltd. Sr Notes, 9.25%, 11/15/07 ...........................        8,000,000           1,520,000
  Maxxam Group Holdings Inc. Sr Notes, 12.00%, 08/01/03 .....................        4,200,000           3,570,000
  Stone Container Finance Corp. Sr Notes, 11.50%, 08/15/06 ..................        8,000,000(1)        8,640,000
  U.S. Timberlands Finance Corp. Sr Notes, 9.625%, 11/15/07 .................        6,500,000           4,355,000
                                                                                                      ------------
                                                                                                        18,085,000
                                                                                                      ------------
 GENERAL INDUSTRIES/MANUFACTURING (5.0%)
  Allied Waste North America Sr Notes, 7.625%, 01/01/06 .....................        7,000,000           6,895,000
  Allied Waste North America Sr Sub Notes, 10.00%, 08/01/09 .................        5,000,000           5,150,000
  Owens Illinois Inc. Sr Notes, 7.850%, 05/15/04 ............................        6,500,000           6,240,000
  Sequa Corp. Sr Notes, 9.00%, 08/01/09 .....................................        9,000,000           8,280,000
  Wesco Distribution Inc. Sr Sub Notes, 9.125%, 06/01/08 ....................        5,000,000           4,675,000
  Westpoint Stevens Inc. Sr Notes, 7.875%, 06/15/08 .........................        4,500,000           1,440,000
  Williams Scotsman Inc. Sr Notes, 9.875%, 06/01/07 .........................        8,000,000           7,940,000
                                                                                                      ------------
                                                                                                        40,620,000
                                                                                                      ------------
 HEALTH CARE (1.9%)
  Conmed Corp. Sr Sub Notes, 9.00%, 03/15/08 ................................        8,500,000           8,585,000
  Genesis Health Ventures Sr Sub Notes, 9.875%, 01/15/09 ....................        7,500,000(5)          573,000
  Medaphis Corp. Sr Notes, 9.50%, 02/15/05 ..................................        6,500,000           5,980,000
                                                                                                      ------------
                                                                                                        15,138,000
                                                                                                      ------------
 HOTELS & GAMING (8.5%)
  Extended Stay America Sr Sub Notes, 9.875%, 06/15/11 ......................        3,500,000           3,570,000
  Felcor Lodging L.P. Sr Notes, 9.50%, 09/15/08 .............................        5,000,000           5,000,000
  Felcor Suites L.P. Sr Notes, 7.625%, 10/01/07 .............................       10,000,000           9,400,000
  HMH Properties Sr Notes, 7.875%, 08/01/08 .................................       10,000,000           9,200,000
  John Q. Hammons Hotels L.P. First Mtg. Notes, 8.875%, 02/15/04 ............        9,000,000           8,730,000
  John Q. Hammons Hotels L.P. First Mtg. Notes, 9.75%, 10/01/05 .............        7,000,000           6,790,000
  Meristar Hospitality Corp. Sr Notes, 9.00%, 01/15/08 ......................        5,000,000           4,725,000
  Prime Hospitality Corp. Sr Sub Notes, 9.75%, 04/01/07 .....................        6,000,000           6,060,000
  Sun International Hotels Ltd. Sr Sub Notes, 8.875%, 08/15/11 ..............        2,000,000           1,900,000
  Sun International Hotels Ltd. Sr Sub Notes, 9.00%, 03/15/07 ...............        8,500,000           8,330,000
  Trump Atlantic City First Mtg. Notes, 11.25%, 05/01/06 ....................        4,000,000(5)        2,540,000
  Trump Atlantic City First Mtg. Notes II, 11.25%, 05/01/06 .................        5,000,000(5)        3,175,000
                                                                                                      ------------
                                                                                                        69,420,000
                                                                                                      ------------
 METALS & MINING (7.0%)
  AK Steel Corp. Sr Notes, 9.125%, 12/15/06 .................................        5,000,000           5,131,250
  Armco Inc. Sr Notes, 9.00%, 09/15/07 ......................................        8,000,000           8,120,000
  Centaur Mining Exploration Sr Secured Notes, 11.00%, 12/01/07 .............        7,500,000(5)          375,000
  EES Coke Battery Co. Inc. Series B Sr Secured Notes, 9.382%, 04/15/07 .....        5,750,000(1)        3,450,000
  Freeport McMoran C&G Debs., 7.20%, 11/15/26 ...............................        8,500,000           7,522,500
  Glencore Nickel Pty Ltd. Sr Secured Bonds, 9.00%, 12/01/14 ................       16,000,000           9,760,000
  Great Central Mines Ltd. Sr Notes, 8.875%, 04/01/08 .......................        9,000,000           8,865,000
  Kaiser Aluminum & Chemical Corp. Sr Notes, 9.875%, 02/15/02 ...............        3,000,000           2,996,250
  Kaiser Aluminum & Chemical Corp. Sr Notes, 10.875%, 10/15/06 ..............        5,000,000           4,600,000
  National Steel Corp. First Mtg. Bonds, 8.375%, 08/01/06 ...................        9,235,000           3,509,300


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                                 HIGH YIELD FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                                      SHARES OR
                                                                                      PRINCIPAL              MARKET
                                                                                       AMOUNT                 VALUE
                                                                              ------------------------   --------------
CORPORATE BONDS (CONTINUED)
 METALS & MINING (CONTINUED)
  Wheeling-Pittsburgh Corp. Sr Notes, 9.25%, 11/15/07 .....................       $  10,000,000(5)        $    287,500
  WHX Corp. Sr Notes, 10.50%, 04/15/05 ....................................           4,000,000              1,960,000
                                                                                                          ------------
                                                                                                            56,576,800
                                                                                                          ------------
 OIL/GAS (8.1%)
  Clark R&M Inc. Sr Notes, 8.625%, 08/15/08 ...............................           4,500,000              3,870,000
  Clark R&M Inc. Sr Sub Notes, 8.875%, 11/15/07 ...........................          12,000,000              9,600,000
  Crown Central Petroleum Corp. Sr Notes, 10.875%, 02/01/05 ...............           2,400,000              1,848,000
  Frontier Oil Corp. Sr Notes, 9.125%, 02/15/06 ...........................           4,000,000              4,100,000
  Frontier Oil Corp. Sr Notes, 11.75%, 11/15/09 ...........................           5,500,000              5,857,500
  Giant Industries Services Inc. Sr Sub Notes, 9.00%, 09/01/07 ............          10,000,000              9,500,000
  Hvide Marine Term Loan A, 5.18%, 03/10/10 ...............................           2,094,537(3)(4)        2,086,683
  Hvide Marine Term Loan B, 5.68%, 03/10/10 ...............................             985,270(3)(4)          981,576
  Hvide Marine Term Loan C, 6.18%, 03/10/10 ...............................           3,120,021(3)(4)        3,108,321
  KCS Energy Inc. Sr Notes, 11.00%, 01/15/03 ..............................           6,600,000              6,600,000
  Newpark Resources Inc. Sr Sub Notes, 8.625%, 12/15/07 ...................          10,000,000              9,300,000
  Nuevo Energy Co. Sr Sub Notes, 9.50%, 06/01/08 ..........................           5,000,000              4,662,500
  SESI L.L.C. Sr Notes, 8.875%, 05/15/11 ..................................           4,500,000              4,297,500
                                                                                                          ------------
                                                                                                            65,812,080
                                                                                                          ------------
 REAL ESTATE (6.0%)
  CB Richard Ellis Sr Sub Notes, 11.25%, 06/15/11 .........................          10,000,000              8,500,000
  Developers Diversified Realty Sr Notes, 7.50%, 07/15/18 .................           7,500,000              6,123,825
  Forest City Enterprises Sr Notes, 8.50%, 03/15/08 .......................           5,000,000              5,025,000
  Healthcare Realty Trust Sr Notes, 8.125%, 05/01/11 ......................           5,000,000              4,999,400
  LNR Property Corp. Sr Sub Notes, 10.50%, 01/15/09 .......................           8,500,000              8,755,000
  Tanger Properties L.P. Sr Notes, 7.875%, 10/24/04 .......................          10,500,000             10,379,250
  Tanger Properties L.P. Sr Notes, 9.125%, 02/15/08 .......................           5,000,000              4,694,400
                                                                                                          ------------
                                                                                                            48,476,875
                                                                                                          ------------
 RETAIL (3.2%)
  G&G Retail Inc. Sr Notes, 11.00%, 05/15/06 ..............................           2,500,000              1,750,000
  Ingles Markets Inc. Sr Sub Notes, 8.875%, 12/01/11 ......................           3,000,000(1)           2,940,000
  Office Depot Inc. Sr Sub Notes, 10.00%, 07/15/08 ........................           5,000,000              5,425,000
  Saks Inc. Notes, 9.875%, 10/01/11 .......................................           4,250,000(1)           4,080,000
  The Pep Boys-Manny Moe & Jack Medium Term Notes, 6.75%, 03/10/04 ........           8,000,000              7,600,000
  Zale Corp. Sr Notes, 8.50%, 10/01/07 ....................................           5,000,000              4,600,000
                                                                                                          ------------
                                                                                                            26,395,000
                                                                                                          ------------
 TELECOMMUNICATIONS -- WIRELESS (5.1%)
  Centennial Cellular Sr Sub Notes, 10.75%, 12/15/08 ......................           8,000,000              6,960,000
  Millicom International Cellular Sr Discount Notes, 13.50%, 06/01/06 .....          11,000,000              7,260,000
  Nextel Communications Sr Discount Notes, 0/9.95%, 02/15/08 ..............           5,000,000(2)           3,425,000
  Nextel Communications Sr Discount Notes, 0/10.65%, 09/15/07 .............          13,000,000(2)           9,815,000
  Rogers Cantel Inc. Sr Secured Debs., 9.375%, 06/01/08 ...................           3,500,000              3,622,500
  Rogers Cantel Inc. Sr Secured Notes, 8.30%, 10/01/07 ....................           4,000,000              3,960,000
  Rogers Cantel Inc. Sr Sub Notes, 8.80%, 10/01/07 ........................           6,500,000              6,370,000
                                                                                                          ------------
                                                                                                            41,412,500
                                                                                                          ------------
 TELECOMMUNICATIONS -- WIRELINE (3.3%)
  Alaska Communications Sr Sub Notes, 9.375%, 05/15/09 ....................           8,000,000              7,960,000
  Call Net Enterprises Sr Discount Notes, 0/8.94%, 08/15/08 ...............           7,500,000(2)           2,250,000
  Flag Limited Sr Notes, 8.25%, 01/30/08 ..................................          10,000,000              7,000,000
  Flag Telecom Holdings Ltd. Sr Notes, 11.625%, 03/30/10 ..................           8,000,000              3,360,000


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                                 HIGH YIELD FUND

- ------------------------------------------------------------------------------
                 SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                              DECEMBER 31, 2001


                                                                                               SHARES OR
                                                                                               PRINCIPAL              MARKET
                                                                                                AMOUNT                VALUE
                                                                                            --------------         ------------

CORPORATE BONDS (CONTINUED)
 TELECOMMUNICATIONS -- WIRELINE (CONTINUED)
  Global Crossing Holdings Ltd. Sr Notes, 9.125%, 11/15/06 .............................    $ 7,150,000(5)          $    929,500
  McLeod USA Inc. Sr Notes, 11.375%, 01/01/09 ..........................................      5,000,000(5)             1,150,000
  Metromedia Fiber Network Sr Notes, 10.00%, 12/15/09 ..................................      5,000,000                1,450,000
  Nextlink Communications Sr Notes, 10.75%, 11/15/08 ...................................      5,000,000(5)               600,000
  Williams Communications Group Inc. Sr Notes, 10.875%, 10/01/09 .......................      5,000,000                2,050,000
                                                                                                                    ------------
                                                                                                                      26,749,500
                                                                                                                    ------------
 TRANSPORTATION (6.0%)
  Eurotunnel Finance Tier 2, 5.28%, 12/31/18 ...........................................     27,471,640(a)(4)         19,568,089
  Eurotunnel Finance Tier 2, 7.03%, 12/31/18 ...........................................     11,000,000(b)(4)         12,807,634
  Piedmont Aviation Inc. Equipment Trust Certificates 1988 Series F, 10.15%, 03/28/03 ..      1,000,000                  650,000
  Sea Containers Ltd. Sr Notes, 7.875%, 02/15/08 .......................................      6,500,000                3,380,000
  Stena AB Sr Notes, 10.50%, 12/15/05 ..................................................      5,000,000                5,050,000
  U.S. Air Inc. Equipment Trust Certificates, 1988 Series B, 10.00%, 01/15/02 ..........      1,334,000                  867,100
  U.S. Air Inc. Equipment Trust Certificates, 1990 Series A, 11.20%, 03/19/05 ..........      2,367,612                1,538,948
  U.S. Air Inc. Equipment Trust Certificates, 1990 Series B, 10.33%, 06/27/02 ..........        803,000                  521,950
  U.S. Air Inc. Equipment Trust Certificates, 1990 Series D, 10.43%, 06/27/04 ..........      1,014,000                  659,100
  U.S. Air Inc. Equipment Trust Pass Through Certificates, 9.625%, 09/01/03 ............      6,000,000                3,900,000
                                                                                                                    ------------
                                                                                                                      48,942,821
                                                                                                                    ------------
 UTILITIES (6.7%)
  AES Corp. Sr Notes, 8.00%, 12/31/08 ..................................................      2,042,000                1,715,280
  AES Corp. Sr Sub Notes, 8.50%, 11/01/07 ..............................................     12,000,000                9,720,000
  AES Eastern Energy Pass Through Certificates, 9.00%, 01/02/17 ........................      8,000,000                7,579,440
  Caithness Coso Funding Corp. Sr Secured Notes, 9.05%, 12/15/09 .......................      9,500,000                9,690,000
  Calpine Corp. Sr Notes, 8.50%, 02/15/11 ..............................................      2,500,000                2,225,000
  Cedar Brakes II L.L.C. Series A Sr Secured Bonds, 9.875%, 09/01/13 ...................      4,500,000(1)             4,509,000
  Edison Mission Energy Sr Notes, 9.875%, 04/15/11 .....................................      8,500,000                8,670,000
  Edison Mission Energy Sr Notes, 10.00%, 08/15/08 .....................................      1,500,000                1,530,000
  Southern California Edison First Mtg Notes, 6.90%, 10/01/18 ..........................      2,750,000                2,502,500
  Tucson Electric Power Co., Springerville Unit 1, 10.211%, 01/01/09 ...................      5,482,296                5,591,943
                                                                                                                    ------------
                                                                                                                      53,733,163
                                                                                                                    ------------
  TOTAL CORPORATE BONDS (COST $902,638,800).............................................                             727,532,387
                                                                                                                    ------------
ASSET-BACKED SECURITIES (1.9%)
 REAL ESTATE (0.3%)
  RTC Mtg. Tr. Series 1994-C1 Class F, Mortgage Loan Backed Bonds, 8.00%, 06/25/26 .....      1,652,015                1,627,235
  RTC Mtg. Tr. Series 1994-C2 Class G, Mortgage Loan Backed Bonds, 8.00%, 04/25/25 .....      1,196,076                1,178,135
                                                                                                                    ------------
                                                                                                                       2,805,370
                                                                                                                    ------------
 STRUCTURED FINANCE (1.6%)
  Carlyle High Yield Partners Sr Sub Secured Notes Class C, 8.74%, 05/31/07 ............      8,000,000                7,680,000
  DLJ CBO Ltd. Sr Secured Fixed Rate Notes Class B, 8.345%, 04/15/11 ...................      8,500,000(1)             5,100,000
                                                                                                                    ------------
                                                                                                                      12,780,000
                                                                                                                    ------------

  TOTAL ASSET-BACKED SECURITIES (COST $18,552,083)......................................                              15,585,370
COMMON STOCKS (0.2%)                                                                                                ------------
 CONSUMER GROUPS (0.2%)
  Imperial Sugar Co. ...................................................................        190,094                1,473,229
                                                                                                                    ------------
 HEALTH CARE (0.0%)
  Genesis Health Ventures Inc. .........................................................         12,550                  269,825
  TOTAL COMMON STOCKS (COST $8,583,078).................................................                            ------------
                                                                                                                       1,743,054
                                                                                                                    ------------


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                                 HIGH YIELD FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                                                SHARES OR
                                                                                                PRINCIPAL          MARKET
                                                                                                 AMOUNT            VALUE
                                                                                           ------------------ ---------------
PREFERRED STOCKS (2.6%)
 HEALTH CARE (1.9%)
  Fresenius Medical Capital Trust II Pfd., 7.875%, 02/01/08 ..............................      5,000,000      $  5,000,000
  Fresenius Medical Care Capital Trust Pfd., 9.00%, 12/01/06 .............................     10,000,000        10,325,000
                                                                                                               ------------
                                                                                                                 15,325,000
                                                                                                               ------------
 TELECOMMUNICATIONS -- WIRELESS (0.7%)
  Nextel Communications Series D, 13.00%, 07/15/09 .......................................      9,906,300(6)      5,547,528
                                                                                                               ------------
  TOTAL PREFERRED STOCKS (COST $24,487,173)...............................................                       20,872,528
                                                                                                               ------------
RIGHTS/WARRANTS (0.0%)
 RETAIL (0.0%)
  G & G Retail Holdings ..................................................................          2,500                 0
                                                                                                               ------------
 HEALTH CARE (0.0%)
  Genesis Health Ventures ................................................................         21,068           115,874
                                                                                                               ------------
  TOTAL RIGHTS/WARRANTS (COST $1,074,925).................................................                          115,874
                                                                                                               ------------
REPURCHASE AGREEMENT (4.0%)
  Bank of New York Repurchase Agreement, 1.50%, 01/02/02 (dated 12/31/01; proceeds
$32,317,993, collateralized
   by $32,000,000 Federal National Mortgage Assoc. 5.92%, due 01/03/07, valued at            $ 32,315,300        32,315,300
                                                                                                               ------------
  $32,941,938)
  TOTAL REPURCHASE AGREEMENT (COST $32,315,300)...........................................                       32,315,300
                                                                                                               ------------
MONEY MARKET FUND (0.0%)
  Bank of New York Cash Reserve ..........................................................             84                84
                                                                                                               ------------
  TOTAL MONEY MARKET FUND (COST $84)......................................................                               84
                                                                                                               ------------
  TOTAL INVESTMENTS (COST $987,651,443)(+) -- 98.3%.......................................                      798,164,597
  OTHER ASSETS IN EXCESS OF LIABILITIES 1.7% .............................................                       13,553,992
                                                                                                               ------------
  TOTAL NET ASSETS -- 100.0% .............................................................                     $811,718,589
                                                                                                               ============

- ------------
+ Represents cost for Federal income tax purposes and differs from value by net unrealized depreciation of securities as follows:


                Unrealized appreciation .......   $    35,551,203
                Unrealized depreciation .......      (225,038,049)
                                                  ---------------
               Net unrealized depreciation . ..   $  (189,486,846)

Principal denominated in the following currencies:
(a)   Euro
(b)   British Pound
(1) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
(2)   Step-Up Bond.
(3)   Interest rate shown is the rate in effect at December 31, 2001.
(4)   Illiquid security.
(5)   Security in default.
(6)   Payment in kind security.


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                           EMERGING MARKETS BOND FUND

- ------------------------------------------------------------------------------

For the year ending December 31, 2001, the OFFIT Emerging Markets Bond Fund produced a total return of 3.00%. For the same time period, our composite index (50% J.P. Morgan Emerging Markets Bond Index Plus and 50% J.P. Morgan Latin Eurobond Index) returned -7.20%. We outperformed our index by over 10% in 2001 and since inception, where the Fund has returned 9.72% on average per annum.


We anticipate 2002 to be a robust year for emerging markets investments . . . We saw a significant recovery across most markets in the latter part of the fourth-quarter as eleven consecutive Federal Reserve easings--totaling 475 basis points--prodded markets to look beyond September 11th and anticipate a 2002 recovery. Even with the Federal Reserve's overnight rate at 40-year lows, we believe that US markets have gotten ahead of themselves on a valuation basis. While monetary and fiscal policy may inspire a second-half 2002 recovery, we expect it to be more tepid than the V-shaped recovery some observers still predict.

With average yields in excess of 13% for emerging markets debt, we anticipate 2002 to be a robust year for emerging markets fixed income as higher yielding bonds (both emerging markets and domestic high yield) benefit from further investment inflows. A rekindling of investor confidence, combined with a concern that equity markets may be ahead of themselves, should continue to drive broader fixed income asset allocations into emerging markets debt.

Relative yields are also compelling. Emerging markets yields in excess of 13% compare to US BB/BB- yields of 9%, a relative spread pick-up of 400 basis points. Similarly, US high yield corporate issuer defaults in 2001 appear to have reached 10%, while Latin American corporate issuer defaults were only 2%. Default rates remain a lagging indicator and, in fact, we expect more defaults for emerging market issuers in 2002 (driven predominantly by Argentine issuers that may be forced into default). However, outside Argentina, 2002 looks to be a strong year for emerging markets debt performance.

Fundamental Outlook . . .
Emerging markets fundamentals have continued to move in line with the global economic slowdown. In 2001, emerging markets suffered from slowing growth as well as a reduction in capital flows (foreign direct investment, bank credit and portfolio flows). With the US recession likely to end and a US rate environment that remains supportive, emerging markets growth forecasts and market technicals--in particular, investor demand for yield--should be constructive for those markets with solid fundamentals. Going into 2002, we view this to be the case particularly for Mexico and Brazil.

We continue to view Mexico as an investment-grade convergence opportunity. Crossover investors will continue to drive spread compression and total return performance for Mexican assets. Brazil, having begun to recover this past quarter as it broke away from Argentine contagion, is also poised for solid performance. Brazil nevertheless faces important presidential elections in October 2002, which should turn first-half strength into second-half vigilance.


Argentina, systemic contagion contained . . .
Emerging markets have managed, to date, to isolate Argentina and limit contagion. There are two critical issues that have furthered this decoupling. The first is fundamental. Argentina has been the best advertised of train wrecks--markets have had a full year to prepare for the events now occurring. The Brazilian currency remains the best indicator of this decoupling. Having weakened to a low last year of 2.83, the Real has recovered and held.

The second issue is technical. Argentine debt, having at one time comprised almost 24% of JP Morgan's EMBI+ index, is currently weighted at less than 3%. The drop in weight has allowed index-based investors to cut their Argentine exposure dramatically. The drop also lessened the impact of Argentina on reported performance. While Argentina was down almost 67% this year, the EMBI+ index was down only 0.8%. Furthermore, Argentine banks, pension funds, and mutual funds hold an estimated 60% of Argentine sovereign debt. These factors have helped limit the contagion.

We remain concerned about the crisis in Argentina and see a risk of further social unraveling. We will continue to monitor conditions closely, but believe that Argentina 2001 is not at all comparable to Mexico 1994, Russia 1998 or Brazil 1999 with regard to expected recovery. Recall that we have held no investments in Argentine sovereign debt for over fourteen months and currently hold just one corporate bond investment that we believe has a lasting business franchise.

                                      OFFIT
                           EMERGING MARKETS BOND FUND

- ------------------------------------------------------------------------------

Investment Strategy and Summary . . .
At year-end, the Fund had a 30-day SEC yield of 13.41% and a current yield of 11.98%. The Fund's duration was 3.41 years, and the average maturity was 5.29 years. The net asset value per share at December 31 was $8.20. The Fund remains invested solely in U.S. dollar-denominated bonds. Approximately 74% of the Fund was invested in corporate bonds, with the remainder in government bonds. At year-end, core country allocations were: Mexico, 51%; Brazil, 41%; and Argentina, 2%. The remaining 6% was held in cash and accrued interest.

The Fund's investment strategy continues to focus on dollar-denominated, emerging markets corporate bonds with a present emphasis on Latin America, but with the flexibility to invest across the emerging markets universe. Our average credit rating for the Fund remains BB-. With emerging markets investment yields above 13%, we continue to see a positive risk-reward balance and fundamental value in our investments.


Richard C. Madigan                                           Scott McKee

January 19, 2002

                                      OFFIT
                           EMERGING MARKETS BOND FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT Emerging Markets Bond Fund at the trading commencement date of March 8, 1994 and held through December 31, 2001 as well as the performance of the J.P. Morgan Latin America Eurobond Index and the J.P. Morgan Emerging Markets Bond Index+ over the same period. In addition, to provide a comparison to the overall performance of the various asset classes in which the Fund invests, the graph below includes a composite of the return of the J.P. Morgan Emerging Markets Bond Index+ and J.P. Morgan Latin America Eurobond Index and the Lipper Analytical Emerging Market Debt Index. Past performance is not predictive of future performance.

[GRAPHIC OMITTED]

                                                                                          SINCE INCEPTION
               AVERAGE ANNUAL TOTAL RETURN                    ONE YEAR      FIVE YEAR     (MARCH 8, 1994)
- ---------------------------------------------------------   ------------   -----------   -----------------
OFFIT Emerging Markets Bond Fund -- Select Shares*               3.00%         6.61%            9.72%
Composite Index: 50% J.P. Morgan Emerging Markets Bond
Index+ and 50% J.P. Morgan Latin America Eurobond Index         (7.20%)        5.27%            8.53%
J.P. Morgan Latin America Eurobond Index                       (13.62%)        3.58%            6.11%
J.P. Morgan Emerging Markets Bond Index+                        (0.79%)        6.95%           10.63%
Lipper Analytical Emerging Market Debt Index                    11.08%         6.32%            9.13%

* The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since the inception date. Without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Indices shown for comparative purposes only, and are not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                           EMERGING MARKETS BOND FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                                   SHARES OR
                                                                                   PRINCIPAL           MARKET
                                                                                     AMOUNT             VALUE
                                                                               -----------------   --------------
CORPORATE BONDS (73.8%)
 BANKING (3.9%)
  BRAZIL (3.9%)
   Banco Nacional de Desenvolvimento Economicoe Social, 11.25%, 09/20/05 ...   $ 5,000,000          $ 5,025,000
                                                                                                    -----------
 BUILDING MATERIALS (4.5%)
  MEXICO (4.5%)
   Cemex International Capital LLC, 9.66%, 11/29/49 ........................     2,300,000            2,489,750
   International de Ceramica S.A., 9.75%, 08/01/02 .........................     3,500,000            3,325,000
                                                                                                    -----------
                                                                                                      5,814,750
                                                                                                    -----------
 CABLE & SATELLITE (7.0%)
  ARGENTINA (1.0%)
   Cablevision S.A., 12.50%, 03/02/03 ......................................     2,260,000              519,800
   Cablevision S.A., 13.75%, 05/01/09 ......................................     4,000,000              800,000
                                                                                                    -----------
                                                                                                      1,319,800
                                                                                                    -----------
  MEXICO (6.0%)
   Innova S. de R.L., 12.875%, 04/01/07 ....................................     8,000,000            7,600,000
                                                                                                    -----------
                                                                                                      8,919,800
                                                                                                    -----------
 FOOD (1.3%)
  ARGENTINA (1.3%)
   Mastellone Hermanos S.A., 11.75%, 04/01/08 ..............................     8,150,000            1,711,500
                                                                                                    -----------
 INDUSTRIAL (0.8%)
  MEXICO (0.8%)
   Sanluis Corp. S.A., 8.875%, 03/18/08 ....................................     7,000,000(3)         1,050,000
                                                                                                    -----------
 INDUSTRIAL CONGLOMERATES (5.2%)
  MEXICO (5.2%)
   Dine S.A. de C.V., 8.75%, 10/15/07 ......................................     1,000,000              935,000
   Vicap S.A., 11.375%, 05/15/07 ...........................................     7,000,000            5,670,000
                                                                                                    -----------
                                                                                                      6,605,000
                                                                                                    -----------
 MEDIA (14.8%)
  BRAZIL (8.1%)
   Globo Communicacoes Participacoes, 10.50%, 12/20/06 .....................     3,250,000            2,275,000
   Globo Communicacoes Participacoes, 10.625%, 12/05/08 ....................     6,900,000            4,623,000
   RBS Participacoes S.A., 11.00%, 04/01/07 ................................     5,000,000            3,450,000
                                                                                                    -----------
                                                                                                     10,348,000
                                                                                                    -----------
 MEXICO (6.7%)
   Grupo Televisa S.A., 8.00%, 09/13/11 ....................................     2,750,000(1)         2,746,563
   TV Azteca S.A. de C.V. Sr Notes, Series B, 10.50%, 02/15/07 .............     6,000,000            5,835,000
                                                                                                    -----------
                                                                                                      8,581,563
                                                                                                    -----------
                                                                                                     18,929,563
                                                                                                    -----------
 OIL/GAS (7.1%)
  BRAZIL (7.1%)
   Cia Petrolifera Marlim, 12.25%, 09/26/08 ................................     9,000,000            9,067,500
                                                                                                    -----------
 PACKAGING (4.8%)
  MEXICO (4.8%)
   Corporacion Durango S.A. de C.V., 13.125%, 08/01/06 .....................     6,600,000            6,204,000
                                                                                                    -----------
 PETROCHEMICALS (2.3%)
  BRAZIL (2.3%)
   Trikem S.A., 10.625%, 07/24/07 ..........................................     4,350,000            3,023,250
                                                                                                    -----------
 RETAIL (5.8%)
  MEXICO (5.8%)
   Grupo Elektra S.A. de C.V., 12.00%, 04/01/08 ............................     7,500,000            7,500,000
                                                                                                    -----------
 TELECOMMUNICATIONS (16.3%)
  BRAZIL (3.5%)
   Comtel Brasileira Ltd., 10.75%, 09/26/04 ................................     4,500,000            4,500,000
                                                                                                    -----------

    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                           EMERGING MARKETS BOND FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001

                                                                                                SHARES OR
                                                                                                PRINCIPAL          MARKET
                                                                                                 AMOUNT            VALUE
                                                                                           ------------------ ---------------
CORPORATE BONDS (CONTINUED)
 TELECOMMUNICATIONS (CONTINUED)
  MEXICO (12.8%)
   Alestra S.A. de C.V., 12.625%, 05/15/09 ...............................................   $  9,850,000      $  7,387,500
   Grupo Iusacell S.A. de C.V., 14.25%, 12/01/06 .........................................      2,550,000         2,741,250
   Telefonos de Mexico S.A Sr Notes, 8.25%, 01/26/06 .....................................      6,000,000         6,285,000
                                                                                                               ------------
                                                                                                                 16,413,750
                                                                                                               ------------
                                                                                                                 20,913,750
                                                                                                               ------------
   TOTAL CORPORATE BONDS (COST $116,117,225)..............................................                       94,764,113
                                                                                                               ------------
FOREIGN GOVERNMENTS (19.6%)
 SOVEREIGN DEBT (19.6%)
  BRAZIL (15.6%)
   Brazil Development Fund, 9.625%, 12/12/11 .............................................      8,000,000(1)      7,680,000
   Republic of Brazil, 10.25%, 01/11/06 ..................................................      5,000,000         4,775,000
   Republic of Brazil, 9.625%, 07/15/05 ..................................................      3,000,000         2,835,000
   Republic of Brazil EI, 3.188%, 04/15/06 ...............................................      5,400,000(2)      4,725,000
                                                                                                               ------------
                                                                                                                 20,015,000
                                                                                                               ------------
  MEXICO (4.0%)
   United Mexican States, 8.375%, 01/14/11 ...............................................      5,000,000         5,187,500
                                                                                                               ------------
   TOTAL FOREIGN GOVERNMENTS (COST $25,365,777)...........................................                       25,202,500
                                                                                                               ------------
REPURCHASE AGREEMENT (4.8%)
 UNITED STATES (4.8%)
   Bank of New York Repurchase Agreement, 1.50%, 01/02/02 (dated 12/31/01; proceeds
     6,086,707 collateralized by $6,075,000 Federal Home Loan Mortgage Corp. 5.70%
     due 04/26/06, valued at 6,212,953)...................................................      6,086,200         6,086,200
                                                                                                               ------------
   TOTAL REPURCHASE AGREEMENT (COST $6,086,200)...........................................                        6,086,200
                                                                                                               ------------
MONEY MARKET FUND (0.0%)
   Bank of New York Cash Reserve .........................................................            649               649
                                                                                                               ------------
   TOTAL MONEY MARKET FUND (COST $649)....................................................                              649
                                                                                                               ------------
   TOTAL INVESTMENTS (COST $147,569,851)(+) -- 98.2%......................................                      126,053,462
   OTHER ASSETS IN EXCESS OF LIABILITIES 1.8% ............................................                        2,286,386
                                                                                                               ------------
   TOTAL NET ASSETS -- 100.0% ............................................................                     $128,339,848
                                                                                                               ============

- ------------
 + At December 31, 2001, the cost for Federal income tax purposes was $147,623,271 and differs from value by net unrealized depreciation of securities as follows:

  Unrealized appreciation ..............    $   1,293,296
  Unrealized depreciation ..............      (22,863,105)
                                            -------------
  Net unrealized depreciation ..........    $ (21,569,809)
                                            =============

(1) Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.

(2)   Interest rate shown is the rate in effect at December 31, 2001.

(3)   Security in default.

Country Diversification (as a percentage of Total Investments):

  Argentina ..............       2.4%
  Brazil .................      41.3%
  Mexico .................      51.5%
  United States ..........       4.8%
                               -----
                               100.0%
                               =====


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                            LATIN AMERICA EQUITY FUND

- ------------------------------------------------------------------------------

For the year ending December 31, 2001, the OFFIT Latin America Equity Fund had a total return of -13.08%. By comparison, the total return for the Lipper Latin American Fund Average was -10.43%. As of December 31, 2001, the Fund had a net asset value per share of $6.75.

As of year-end, the Fund remained invested in the two largest economies in Latin America--Brazil (52%) and Mexico (38%). The BOVESPA, Brazil's main stock market index, had a US dollar return of -24.9% for the year. The Mexican market index had a US dollar return of 18.5%. The Fund was invested across 8 industries, with the largest allocation to retail (30%), bank (18%), iron/steel (13%), telecommunications (9%), and oil/gas (7%).


Gilman C. Gunn III                                                  Scott McKee
Dan Savyckyj

January 19, 2002

                                      OFFIT
                            LATIN AMERICA EQUITY FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT Latin America Equity Fund at the trading commencement date of February 13, 1996 and held through December 31, 2001 as well as the performance of the Lipper Latin America Equity Fund Average. Past performance is not predictive of future performance.

[GRAPHIC OMITTED]

                                                                              SINCE INCEPTION
               TOTAL RETURN                     ONE YEAR      FIVE YEAR     (FEBRUARY 13, 1996)
- ------------------------------------------   -------------   -----------   ---------------------
OFFIT Latin America Equity Fund*                 (13.21%)       (7.04%)            (2.59%)
Lipper Latin America Equity Fund Average         (10.43%)       (1.10%)             1.12%

* The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since the inception date. Without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Index shown for comparative purposes only, and is not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                            LATIN AMERICA EQUITY FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                               SHARES OR
                                                                               PRINCIPAL         MARKET
                                                                                 AMOUNT          VALUE
                                                                             -------------   -------------
COMMON STOCKS (48.7%)
 BEVERAGES (5.7%)
  MEXICO (5.7%)
   Grupo Modelo S.A. de C.V. Series C ....................................       144,180      $  322,530
                                                                                              ----------
 IRON & STEEL (10.8%)
  BRAZIL (10.8%)
   Companhia Siderurgica Nacional S.A. -- ADR ............................        20,230         326,108
   Companhia Siderurgica Nacional S.A. ...................................    17,970,000         283,881
                                                                                              ----------
                                                                                                 609,989
                                                                                              ----------
 RETAIL (19.9%)
  MEXICO (19.9%)
   Organizacion Soriana S.A. de C.V. Class B* ............................       215,380         582,582
   Wal-Mart de Mexico S.A. de C.V. Series V ..............................       200,000         545,343
                                                                                              ----------
                                                                                               1,127,925
                                                                                              ----------
 TELECOMMUNICATIONS (7.4%)
  MEXICO (7.4%)
   Telefonos de Mexico S.A. de C.V. Series L -- ADR ......................        11,935         417,964
                                                                                              ----------
 TELEVISION/BROADCASTING (4.9%)
  MEXICO (4.9%)
   Grupo Televisa S.A. -- ADR* ...........................................         6,460         278,943
                                                                                              ----------
   TOTAL COMMON STOCKS (COST $2,977,417) .................................                     2,757,351
                                                                                              ----------
PREFERRED STOCKS (40.8%)
 BANKS (17.6%)
  BRAZIL (17.6%)
   Banco Itau S.A. Class A ...............................................     7,320,000         557,564
   Unibanco Class A -- GDR ...............................................        19,650         438,195
                                                                                              ----------
                                                                                                 995,759
                                                                                              ----------
 IRON & STEEL (2.6%)
  BRAZIL (2.6%)
   Gerdau S.A. Class A ...................................................    16,000,000         148,194
                                                                                              ----------
 METALS & MINING (1.8%)
  BRAZIL (1.8%)
   Companhia Vale do Rio Doce Class A ....................................         4,400         102,264
                                                                                              ----------
 OIL/GAS (7.1%)
  BRAZIL (7.1%)
   Petroleo Brasiliero S.A. Class A ......................................        18,100         400,701
                                                                                              ----------
 RETAIL (10.1%)
  BRAZIL (10.1%)
   Companhia Brasileira de Distribuicao Grupo Pao de Acucar Class A* .....    26,766,000         573,320
                                                                                              ----------
 TELECOMMUNICATIONS (1.6%)
  BRAZIL (1.6%)
   Embratel Participacoes S.A. -- ADR ....................................        21,480          89,357
   Telecomunicacoes de Sao Paulo S.A. ....................................           399               5
                                                                                              ----------
                                                                                                  89,362
                                                                                              ----------


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                            LATIN AMERICA EQUITY FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                                              SHARES OR
                                                                                              PRINCIPAL        MARKET
                                                                                                AMOUNT         VALUE
                                                                                             -----------   -------------
PREFERRED STOCKS (CONTINUED)
 TELECOMMUNICATIONS -- WIRELESS (0.0%)
  BRAZIL (0.0%)
   Tele Sudeste Celular Participacoes S.A. ...............................................       5,739      $       15
   Telemig Celular S.A. Class C ..........................................................      49,596             762
                                                                                                            ----------
                                                                                                                   777
                                                                                                            ----------
   TOTAL PREFERRED STOCKS (COST $2,518,680) ..............................................                   2,310,377
                                                                                                            ----------
REPURCHASE AGREEMENT (15.5%)
 UNITED STATES (15.5%)
   Chase Manhattan Bank Repurchase Agreement, 1.00%, 01/02/02 (dated 12/31/01; proceeds
     $877,020, collateralized by $830,000 U.S. Treasury Bond, 6.25%, due 08/15/23,
     valued at $898,039)..................................................................    $876,971         876,971
                                                                                                            ----------
   TOTAL REPURCHASE AGREEMENT (COST $876,971) ............................................                     876,971
                                                                                                            ----------
   TOTAL INVESTMENTS (COST $6,373,068)(+) -- 105.0% ......................................                   5,944,699
   LIABILITIES IN EXCESS OF OTHER ASSETS (5.0%) ..........................................                    (283,211)
                                                                                                            ----------
   TOTAL NET ASSETS -- 100.0% ............................................................                  $5,661,488
                                                                                                            ==========

- ------------
+ At December 31, 2001, the cost for Federal income tax purposes was $6,380,227 and differs from value by net unrealized depreciation of securities as follows:

               Unrealized appreciation ............    $    656,221
               Unrealized depreciation ............      (1,091,749)
                                                       ------------
              Net unrealized depreciation .........    $   (435,528)
                                                       ============

- ------------
*     Denotes non-income producing security.
ADR -- American Depositary Receipt.
GDR -- Global Depositary Receipt.

     Country Diversification (as a percentage of Total Investments):

              Brazil                                  49.1%
              Mexico                                  36.1%
              United States                           14.8%
                                                     -----
                                                     100.0%
                                                     =====


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                             NEW YORK MUNICIPAL FUND

- ------------------------------------------------------------------------------

The annual return for the OFFIT New York Municipal Fund for 2001 was 5.94%. By comparison, the total returns for the Lehman Brothers 5 year and 7 year Municipal Indices were 6.21% and 5.18%, respectively. Calendar year 2001 was particularly noteworthy for the Fund, as Lipper, Inc.(1) ranked the Fund 1st out of 15 funds for 2001 within its peer group with similar investment objectives. Over a longer-term horizon, the Fund has performed exceptionally well, ranking 1st out of 15 funds among its peers on a three-year basis, and 1st out of 13 funds on a five-year basis. Specifically, over the last three and five years, the Fund has achieved 5.18% and 5.88% annualized returns, respectively. Over the same time periods, the average annual return of all New York Intermediate Municipal Debt Funds in the Lipper universe was 3.95% and 4.98%. Consistent with this performance is our five-star rating from Morningstar, Inc.(2) among 1,647 municipal bond funds as of December 31, 2001.

As of December 31, 2001, the New York Fund's net assets totaled $101.9 million, which are up approximately 20% from the beginning of the year. Contributing to growth is the reinvestment of income by many of our investors, modest capital appreciation, and the continued increase in investors. This increase in investors can be attributed to continued reallocation of financial assets into bonds during 2001. The net asset value (NAV) at year-end was $10.77, which is modestly lower than year-end 2000's $10.90 NAV. The $10.77 NAV is net of the capital gains distribution which approximated 38 cents per share. The sharp changes in interest rates through the year required us to manage the Fund more actively to protect the principal base. Usually we are able to offset these gains in the fall when supply causes some price weakness. This was not the case in 2001 as the flight to quality that occurred after the September 11 terrorist attack resulted in sharply higher prices.

The movement of the bond market during calendar year 2001 was remarkable for many reasons. Most important to the past year's market was the radical change in the shape of the yield curve which was orchestrated by the Fed's eleven-step easing of the Fed Funds Rate from 6.50% to 1.75%. The short end of the municipal curve benefited tremendously as the year began with the one- to five-year spread approximating 30 basis points and widening through the year to end at approximately 275 basis points. This steeper yield curve that became even more exaggerated after the terrorist attack made the 3-5 year range of the yield curve the best performing section. Complicating the Fed's attempt to stimulate the economy was the failure of yields on maturities longer than 10 years to decline. In fact, yields on longer maturities increased. The Fund was heavily concentrated in the 3-5 year maturities throughout the year and thus outperformed many municipal managers. At year-end its maturity was 3.9 years and the duration was 2.9 years.

A more serious hurdle for the Fund was the impact of the terrorist attack on the New York municipal market. On average, the New York market underperformed general market municipals by approximately 60 basis points from September through mid-December. More recently the New York market has stabilized and since year-end has outperformed out-of-state municipals. The Lehman New York Intermediate Bond Index, which is constructed similarly to the Fund, produced a return of 5.62% for 2001.

New York City and New York State continue to draw our attention because of the combined financial impact of both September 11 and the recession. We are waiting for both the State and the City plans for fiscal 2003 including economic assumptions. In the meantime, we continue to maintain very modest allocations to those credits as well as a very diverse credit selection in the Fund.

                                      OFFIT
                             NEW YORK MUNICIPAL FUND

- ------------------------------------------------------------------------------

We expect a moderately positive tone to the high-grade bond market as we move into the new year. Although much of the economic decline is behind us, any rebound will be gradual. There is an excess of cash in money markets and this money is earning less than 1% after tax. We believe the municipal market will continue to provide a better return as individuals remain suspicious of a stock market that appears to be struggling to find the sector that will lead it higher. Also positive for the market are low inflation numbers that may accommodate the Fed in at least one more easing as well as allow them to keep short rates at current levels for the near term. The Fund is ideally positioned for such an environment as we remain concentrated in 3-5 year maturities. We also are well positioned to take advantage of higher yields that are likely to appear when there is news of strength and/or supply begins to appear. The latter typically occurs in mid-February.



Michael Pietronico                                   Carolyn N. Dolan

January 19, 2002


(1) Source: Lipper Analytical Services, Inc. Lipper is a mutual fund performance monitor. The performance data and monthly rankings of the fund's peer group (New York Intermediate Municipal Debt Funds) are based on total returns with dividends and distributions reinvested and do not reflect sales charges.

(2) Morningstar proprietary ratings reflect historical risk-adjusted performance as of December 31, 2001. The ratings are subject to change every month. Morningstar ratings are calculated from a fund's three, five, and ten year average annual returns (if applicable) in excess of 90-day Treasury bill returns with appropriate fee adjustments, and a risk factor that reflects fund performance below 90-day T-Bill returns. The top 10% of the funds in a broad asset class receive five stars and the next 22.5% receive four stars. Morningstar's fund overall rating stems from a weighted average of the 3 and 5 year time periods which is calculated as follows: The 5-year period is weighted 60% and the 3-year period 40%. As of December 31, 2001 the OFFIT New York Municipal Fund received 5 stars for the 3- and 5-year periods among 1,647 and 1,445 municipal bond funds, respectively.

                                      OFFIT
                             NEW YORK MUNICIPAL FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT New York Municipal Fund at the trading commencement date of April 3, 1995 and held through December 31, 2001 as well as the performance of the Lehman Brothers 5 Year Municipal Bond Index and the Lipper New York Intermediate Municipal Debt Funds over the same period. Past performance is not predictive of future performance.

[GRAPHIC OMITTED]

                                                                                  SINCE INCEPTION
            AVERAGE ANNUAL TOTAL RETURN                ONE YEAR     FIVE YEAR     (APRIL 3, 1995)
- ---------------------------------------------------   ----------   -----------   -----------------
OFFIT New York Municipal Fund*                            5.94%        5.88%            6.10%
Lehman Brothers 5 Year Municipal Bond Index               6.21%        5.35%            5.67%
Lipper New York Intermediate Municipal Debt Funds         4.23%        4.98%            5.32%

* The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since the inception date. Without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Indices shown for comparative purposes only, and are not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                             NEW YORK MUNICIPAL FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                                               SHARES OR
                                                                                               PRINCIPAL         MARKET
                                                                                                AMOUNT           VALUE
                                                                                             ------------   ---------------
FLOATING RATE NOTES (1.8%)
 TRANSPORTATION REVENUE (0.2%)
  New York State Thruway Authority Revenue Bonds (FGIC), 1.80%, 01/01/24, 1-Day Notes* ...    $  100,000     $    100,000
  Port Authority of New York & New Jersey Special Obligation Bonds Series 1995, 1.95%,
   06/01/20, 1-Day Notes* ................................................................       100,000          100,000
                                                                                                             ------------
                                                                                                                  200,000
                                                                                                             ------------
 WATER & SEWER REVENUE (1.6%)
  New York City Municipal Water Financing Authority Water & Sewer System Revenue Bond
   1.80%, 06/15/25, 1-Day Notes* .........................................................     1,700,000        1,700,000
                                                                                                             ------------
  TOTAL FLOATING RATE NOTES (COST $1,900,000).............................................                      1,900,000
                                                                                                             ------------
MUNICIPAL BONDS (90.4%)
 EDUCATION REVENUE (2.8%)
  New York State Dormitory Authority Revenue Bonds Columbia Univerisity Series A,
   4.50%,07/01/05.........................................................................       100,000          104,128
  New York State Dormitory Authority Revenue Bonds Ithaca College, 5.25%,07/01/11 ........       500,000          521,730
  New York State Dormitory Authority Revenue Bonds New York University Series A (MBIA),
   5.50%,07/01/02 ........................................................................       100,000          101,887
  New York State Dormitory Authority Revenue Bonds New York University Series A (MBIA),
   5.75%,07/01/12.........................................................................     1,000,000        1,087,520
  New York State Dormitory Authority Revenue Bonds New York University Series B, 5.25%,
   05/15/05...............................................................................     1,000,000        1,059,270
                                                                                                             ------------
                                                                                                                2,874,535
                                                                                                             ------------
 GENERAL OBLIGATIONS (25.6%)
  Albany County General Obligation Bonds Series B (FGIC), 5.60%, 03/15/07 ................       700,000          756,630
  Albany County General Obligation Bonds Series B (FGIC), 5.60%, 03/15/09 ................       400,000          425,532
  Hempstead General Obligation Bonds Series A (FGIC), 5.40%, 08/01/09 ....................     1,345,000        1,417,980
  Islip General Obligation Bonds, 4.75%, 01/15/07 ........................................       150,000          156,001
  Islip General Obligation Bonds (FGIC), 5.30%, 06/15/09 .................................       300,000          319,548
  Monroe County General Obligation Bonds, 4.25%, 06/01/02 ................................       370,000          374,151
  New York City General Obligation Bonds Series A, 6.50%, 05/15/12 .......................     1,000,000        1,110,420
  New York City General Obligation Bonds Series D, 6.50%, 02/15/05 .......................     1,025,000        1,109,890
  New York City General Obligation Bonds Series F, 5.00%, 09/15/07 .......................     1,000,000        1,049,710
  New York City General Obligation Bonds Series G, 5.00%, 08/01/04 .......................       650,000          679,341
  New York City General Obligation Bonds Series I, 6.25%, 04/15/06 .......................     1,000,000        1,088,850
  New York State General Obligation Bonds (AMBAC), 6.00%, 03/01/05 .......................     1,000,000        1,079,990
  New York State General Obligation Bonds Series F, 5.00%, 09/15/05 ......................     2,750,000        2,908,372
  New York State General Obligation Bonds Series H, 5.00%, 08/01/04 ......................       500,000          522,570
  Onondaga County General Obligation Bonds Series A, 5.00%, 05/15/05 .....................       225,000          237,001
  Onondaga County General Obligation Bonds Series A, 5.00%, 05/15/06 .....................       390,000          412,331
  Onondaga County General Obligation Bonds Series A, 5.00%, 05/15/07 .....................       650,000          682,175
  Orange County General Obligation Bonds, 5.50%, 11/15/04 ................................       300,000          321,618
  Orange County General Obligation Bonds, 5.50%, 11/15/06 ................................     2,165,000        2,350,281
  Orange County General Obligation Bonds, 6.00%, 11/15/08 ................................       470,000          522,640
  Rochester General Obligation Bonds Series A (FSA), 4.00%, 10/15/05 .....................     1,055,000        1,081,755
  Rochester General Obligation Bonds Series B (MBIA), 4.00%, 02/15/05 ....................       560,000          571,827
  Rochester General Obligation Bonds Series B (MBIA), 4.00%, 02/15/06 ....................     1,000,000        1,016,190
  Rockland County General Obligation Bonds, 4.25%, 08/15/02 ..............................       270,000          274,266
  Rockland County General Obligation Bonds, 4.25%, 08/15/03 ..............................       100,000          102,974
  Schenectady County General Obligation Bonds, 6.00%, 08/15/05 ...........................       200,000          218,174
  United Nations General Obligation Bonds Series A, 5.70%, 07/01/02 ......................       250,000          255,150
  Westchester County General Obligation Bonds Series F, 3.00%, 11/01/03 ..................     5,000,000        5,065,700
                                                                                                             ------------
                                                                                                               26,111,067
                                                                                                             ------------
 HOUSING (3.8%)
  New York State Mortgage Agency Revenue Bonds Series 37-A, 5.85%, 10/01/06 ..............       125,000          131,904
  New York State Mortgage Agency Revenue Bonds Series 37-A, 5.95%, 04/01/07 ..............       100,000          105,114
  New York State Mortgage Agency Revenue Bonds Series 46 (AMT), 5.75%, 04/01/04 ..........       200,000          207,942
  New York State Mortgage Agency Revenue Bonds Series 50 (AMT), 5.80%, 10/01/06 ..........       200,000          211,412
  New York State Mortgage Agency Revenue Bonds Series 53, 5.35%, 04/01/07 ................       240,000          251,239
  New York State Mortgage Agency Revenue Bonds Series 61, 5.60%, 10/01/11 ................       650,000          678,223
  New York State Mortgage Agency Revenue Bonds Series 67 (AMT), 5.30%, 10/01/10 ..........       585,000          600,502


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                             NEW YORK MUNICIPAL FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                                                           SHARES OR
                                                                                                           PRINCIPAL        MARKET
                                                                                                            AMOUNT          VALUE
                                                                                                       --------------   ------------
MUNICIPAL BONDS (CONTINUED)
 HOUSING (CONTINUED)
  New York State Mortgage Agency Revenue Bonds Series 77-B (AMT), 5.90%, 10/01/13 ...................     $  610,000     $   640,964
  New York State Mortgage Agency Revenue Bonds Series 88 (AMT), 5.35%, 04/01/07 .....................      1,000,000       1,037,810
                                                                                                                         -----------
                                                                                                                           3,865,110
                                                                                                                         -----------
 POWER AUTHORITY REVENUE (4.0%)
  New York State Power Authority Revenue Bonds, 4.00%, 11/15/05 .....................................      2,500,000       2,564,750
  New York State Power Authority Revenue Bonds, 5.00%, 11/15/06 .....................................        400,000         425,000
  New York State Power Authority Revenue Bonds, 5.00%, 11/15/08 .....................................        335,000         352,239
  New York State Power Authority Revenue Bonds Series A, 4.50%, 02/15/07 ............................        235,000         241,068
  New York State Power Authority Revenue Bonds Series A, 5.00%, 02/15/04 ............................        500,000         521,575
                                                                                                                         -----------
                                                                                                                           4,104,632
                                                                                                                         -----------
 PREREFUNDED# (2.3%)
  New York State Housing Finance Agency Revenue Bonds Series A, 6.50%, 03/15/25-09/15/05 ............      1,000,000       1,139,100
  New York State Medical Care Facility Finance Authority (FHA), 6.20%, 08/15/14-08/15/04 ............        650,000         719,667
  New York State Power Authority Revenue Bonds Series CC (MBIA), 5.00%, 01/01/09-01/01/03............        500,000         524,665
                                                                                                                         -----------
                                                                                                                           2,383,432
                                                                                                                         -----------
 SALES TAX REVENUE (23.8%)
  Municipal Assistance Corp. for City of New York Revenue Bonds Series G, 5.50% 07/01/04 ............      3,000,000       3,187,680
  Municipal Assistance Corp. for City of New York Revenue Bonds Series H, 5.25% 07/01/03 ............      1,125,000       1,172,036
  Municipal Assistance Corp. for City of New York Revenue Bonds Series I, 6.25%, 07/01/05 ...........      1,000,000       1,097,230
  Municipal Assistance Corp. for City of New York Revenue Bonds Series I, 6.25%, 07/01/07 ...........        550,000         612,365
  Municipal Assistance Corp. for City of New York Revenue Bonds Series M, 5.25%, 07/01/06 ...........      1,300,000       1,388,829
  Municipal Assistance Corp. for City of New York Revenue Bonds Series O, 5.25%, 07/01/06 ...........        675,000         721,123
  Nassau County New York Interim Financial Authority Revenue Bonds Series A (MBIA), 4.75%, 11/15/08..      3,280,000       3,370,364
  New York City Transitional Finance Authority Tax Revenue Bonds Series A, 4.40%, 02/15/04 ..........      1,000,000       1,029,270
  New York City Transitional Finance Authority Tax Revenue Bonds Series A, 4.50%, 02/15/06 ..........        410,000         422,833
  New York City Transitional Finance Authority Tax Revenue Bonds Series B, 5.00%, 05/01/04 ..........        250,000         261,368
  New York City Transitional Finance Authority Tax Revenue Bonds Series B, 5.00%, 11/15/06 ..........      1,500,000       1,588,245
  New York City Transitional Finance Authority Tax Revenue Bonds Series C, 5.00%, 02/01/05 ..........      1,600,000       1,676,016
  New York State Local Government Assistance Corp. Revenue Bonds Series A, 5.40%, 04/01/05 ..........      1,250,000       1,328,425
  New York State Local Government Assistance Corp. Revenue Bonds Series A, 6.00%, 04/01/06 ..........        835,000         912,430
  New York State Local Government Assistance Corp. Revenue Bonds Series A (FGIC), 4.25%, 04/01/05 ...      1,500,000       1,542,945
  New York State Local Government Assistance Corp. Revenue Bonds Series A (FGIC), 5.00%, 04/01/04 ...        200,000         208,998
  New York State Local Government Assistance Corp. Revenue Bonds Series B (MBIA), 5.00%, 04/01/03 ...      1,250,000       1,289,638
  New York State Local Government Assistance Corp. Revenue Bonds Series B (MBIA), 5.25%, 04/01/04 ...      2,300,000       2,415,874
                                                                                                                         -----------
                                                                                                                          24,225,669
                                                                                                                         -----------
 TRANSPORTATION REVENUE (20.1%)
  Metropolitan Transportation Authority Dedicated Tax Fund Series A, 5.00%, 11/15/03 ................      2,190,000       2,293,937
  Metropolitan Transportation Authority Dedicated Tax Fund Series A , 5.00%, 04/01/10 ...............        500,000         518,815
  Metropolitan Transportation Authority Dedicated Tax Fund Series A, 5.25%, 11/15/11 ................        400,000         421,532
  Metropolitan Transportation Authority Revenue Bonds Series K, 6.63%, 07/01/14 .....................      1,380,000       1,435,200
  New York State Thruway Authority Highway & Bridge Revenue Bonds Series A (FGIC), 5.25%, 04/01/06 ..      2,990,000       3,183,393
  New York State Thruway Authority Highway & Bridge Revenue Bonds Series B, 5.00%, 04/01/05 .........      1,105,000       1,161,896
  New York State Thruway Authority Revenue Bonds Series E, 5.50%, 01/01/07 ..........................        450,000         481,599
  New York State Thruway Authority Service Contract Bonds (AMBAC), 6.00%, 04/01/05 ..................      1,000,000       1,081,980
  New York State Thruway Authority Service Contract Bonds, 5.50%, 04/01/04 ..........................        250,000         263,830
  Port Authority of New York & New Jersey Bonds Series 98 (AMT), 5.80%, 08/01/06 ....................        585,000         618,082
  Port Authority of New York & New Jersey Bonds Series 99 (AMT) (FGIC), 5.25%, 11/01/05 .............        525,000         555,476
  Port Authority of New York & New Jersey Bonds Series 119 (AMT), 5.00%, 09/15/04 ...................      1,500,000       1,568,775
  Port Authority of New York & New Jersey Bonds Series 122 (AMT), 5.25%, 07/15/07 ...................      2,000,000       2,072,180
  Port Authority of New York & New Jersey Bonds Series 124 (AMT), 4.50%, 08/01/05 ...................        845,000         862,027


    The accompanying notes are an integral part of the financial statements.

                                     OFFIT
                            NEW YORK MUNICIPAL FUND

- ------------------------------------------------------------------------------
                 SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                              DECEMBER 31, 2001


                                                                                                         SHARES OR
                                                                                                         PRINCIPAL         MARKET
                                                                                                          AMOUNT           VALUE
                                                                                                       ------------   --------------
MUNICIPAL BONDS (CONTINUED)
 TRANSPORTATION REVENUE (CONTINUED)
  Triborough Bridge & Tunnel Authority General Purpose Bonds Series A, 5.50%, 01/01/03 ..............   $  250,000     $    259,025
  Triborough Bridge & Tunnel Authority General Purpose Bonds Series B, 5.10%, 01/01/10 ..............      100,000          103,865
  Triborough Bridge & Tunnel Authority General Purpose Bonds Series B, 5.50%, 01/01/08 ..............      250,000          267,978
  Triborough Bridge & Tunnel Authority General Purpose Bonds Series B, 5.75%, 01/01/05 ..............    1,000,000        1,063,300
  Triborough Bridge & Tunnel Authority Special Obligation Bonds Series A (FGIC), 5.00%, 01/01/04 ....    1,000,000        1,039,960
  Triborough Bridge & Tunnel Authority Special Obligation Bonds Series A (FGIC), 5.50%, 01/01/08 ....      650,000          695,669
  Triborough Bridge & Tunnel Authority Special Obligation Bonds Series A (MBIA), 3.90%, 01/01/03 ....      350,000          357,329
                                                                                                                       ------------
                                                                                                                         20,305,848
                                                                                                                       ------------
 WATER & SEWER (8.0%)
  New York City Municipal Water Financing Authority Water & Sewer System Revenue Bonds
   Series B, 5.20%, 06/15/05 ........................................................................    2,000,000         2,106,580
  New York City Municipal Water Financing Authority Water & Sewer System Revenue Bonds
   Series B, 5.30%,  06/15/06 .......................................................................      680,000          718,012
  New York State Environmental Facilities Corp. Clean Water & Drinking Water Revenue
   Bonds Series D, 4.00%, 06/15/04 ..................................................................    2,090,000        2,145,406
  New York State Environmental Facilities Corp. Clean Water & Drinking Water Revenue
   Bonds Series D, 5.00%, 06/15/07 ..................................................................    2,340,000        2,463,412
  Suffolk County Water Authority Waterworks Revenue Bonds (MBIA), 5.10%, 06/01/05 ...................      250,000          264,305
  Suffolk County Water Authority Waterworks Revenue Bonds (MBIA), 5.10%, 06/01/06 ...................      400,000          424,412
                                                                                                                       ------------
                                                                                                                          8,122,127
                                                                                                                       ------------
  TOTAL MUNICIPAL BONDS (COST $91,147,406)...........................................................                    91,992,420
                                                                                                                       ------------
MUTUAL FUNDS (2.4%)
  Dreyfus NY Municipal Money Market Fund ............................................................    1,238,427        1,238,427
  The J.P. Morgan Institutional Service Tax Exempt Cash Fund ........................................    1,249,956        1,249,956
                                                                                                                       ------------
  TOTAL MUTUAL FUNDS (COST $2,488,383)...............................................................                     2,488,383
                                                                                                                       ------------
  TOTAL INVESTMENTS (COST $95,535,789) (+) -- 94.6%..................................................                    96,380,803
  OTHER ASSETS IN EXCESS OF LIABILITIES 5.4% ........................................................                     5,546,826
                                                                                                                       ------------
  TOTAL NET ASSETS -- 100.0% ........................................................................                  $101,927,629
                                                                                                                       ============

- ------------
+ Represents cost for Federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation         $1,140,975
                 Unrealized depreciation           (295,961)
                                                 ----------
                Net unrealized appreciation      $  845,014
                                                 ==========

# For pre-refunded bonds the stated maturity is followed by the year in which the bond is pre-refunded.

*  Interest rate shown is the rate in effect at December 31, 2001.

AMBAC   --   AMBAC Indemnity Corporation.
AMT     --   Interest on securities subject to Federal Alternative Minimum Tax.
FGIC    --   Insured by Financial Guaranty Insurance Corporation.
FHA     --   Insured by Federal Housing Administration.
FSA     --   Financial Security Assurance.
MBIA    --   Municipal Bond Insurance Association.


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                            CALIFORNIA MUNICIPAL FUND

- ------------------------------------------------------------------------------

The annual return for the OFFIT California Municipal Fund for 2001 was 5.87%. By comparison, the total returns for the Lehman Brothers 5 year and 7 year Municipal Indices were 6.21% and 5.18%, respectively. For the second consecutive year, the Fund generated an excellent return during turbulent times and protected income as rates declined. Over the last three years, the total return of the California Municipal Fund ranked 1st out of 25 funds within its peer group as measured by Lipper, Inc.(1) Specifically, over the last three years, the Fund has achieved a 4.98% annualized return. Over the same time period, the average annual return of all California Intermediate Municipal Debt Funds in the Lipper universe was 4.06%. On a one-year basis, the Fund ranked 2nd out of 31 funds within its Lipper peer group.

As of December 31, 2001, the net asset value of $10.60 was essentially unchanged from $10.61 as of December 31, 2000. Net assets increased to over $19 million at year-end. The $10.60 NAV is net of the capital gains distribution which approximated 25 cents per share. This year's market turbulence required several trades to preserve the Fund's principal value. Usually at year-end we are able to offset most of the capital gains with losses; however, the immediate flight to quality after September 11 resulted in higher prices.

The Fund was able to outperform the indices without compromising credit quality or assuming extraordinary interest rate risk. In fact, the duration of the portfolio was 3.2 years at year-end, considerably shorter than its 5.1 year duration at the beginning of the year. From the first paragraph, you might have noticed that market performance improved as duration shortened. That relationship held from three years through twenty years because the yield curve steepened sharply as economic conditions worsened. It was precisely this phenomenon, anticipated in our December 31, 2000 Annual Report(2), that drove our excellent performance.

The defining event for 2001 was obviously the terrorist attack of September 11. Without diminishing the human tragedy, the effect that the attack had on the securities markets was sharp but brief. Stock prices and bond yields plummeted in a vacuum, but both quickly recovered as the Federal Reserve responded promptly with continued cuts in the overnight bank rate and the allied military forces drove the terrorist cells from Afghanistan with surprising and gratifying speed. Also, the Treasury attempted to drive longer rates lower by eliminating the 30-year bond, a decision that produced its desired effect, however briefly.

One would have a difficult time appreciating the devastation in lower Manhattan by simply viewing the year-end stock and bond markets. While it is true that the S&P 500 Index finished its worst two-year performance since 1973--74, the major stock indices increased sharply in the fourth quarter, while the bond market reversed its gains. The result was extraordinary volatility over the four-month period, but a rather ordinary net change. Yields on municipal and Treasury bonds due in four years and beyond were higher at year-end than they were before the attack and longer-dated yields increased to levels that existed one year ago. Bond investors are clearly looking past the Fed's remarkable eleven-step easing of the Fed Funds Rate from 6.50% to 1.75%. For clients in the maximum federal tax bracket, municipals outperformed Treasurys over the year, reversing the relationship that existed through the third quarter. Apart from the steepening, these moves are uncharacteristic of markets fearing political instability or economic recession.

We have also followed closely the State's energy crisis and stalemate in proceeding with $12.5 billion power recovery bonds. This has contributed to the State's weakened credit standing and still to be determined ramifications, if any, for local governments. We sold the Fund's holding of the State G.O. early last year, when values were still well above those of comparably rated states, in anticipation of these problems. Also confronting the market is the overhang of $12.5 billion power recovery bonds still to be issued and proposed multi-billion dollar issuance of school and tobacco bonds.

                                      OFFIT
                            CALIFORNIA MUNICIPAL FUND

- ------------------------------------------------------------------------------

While employment, capital expenditures, business inventories, consumer spending, commodities prices, and corporate profits all continued declines begun in 2000, there were notable improvements late in the year. Housing and car sales remained strong as consumers spent frugally but persistently. The Conference Board's consumer confidence index rebounded strongly in December and manufacturing activity is showing signs of life. Inventory liquidations, layoffs and balance sheet corrections, well underway prior to September 11, accelerated after that date. Interest rates, in our judgment, are past their cyclical lows. We believe that the force of monetary and fiscal policy will induce an economic recovery in 2002. The Fed may again ease overnight rates, but we also believe bond yields will follow a jagged route to higher levels, (which is why the Fund's duration is so much shorter than its historical pattern) and have positioned the Fund with a shorter duration to benefit from those levels.



Michael Pietronico                      John H. Haldeman, Jr.

January 19, 2002




(1) Source: Lipper Analytical Services, Inc. Lipper is a mutual fund performance monitor. The performance data and monthly rankings of the fund's peer group (California Intermediate Municipal Debt Funds) are based on total returns with dividends and distributions reinvested and do not reflect sales charges.

(2)   The OFFIT Investment Fund, Inc. Annual Report, December 31, 2000, p. 23.

                                      OFFIT
                            CALIFORNIA MUNICIPAL FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT California Municipal Fund at the trading commencement date of April 2, 1997 and held through December 31, 2001 as well as the performance of the Lehman Brothers 5 Year Municipal Bond Index and the Lipper California Intermediate Municipal Debt Funds over the same period. Past performance is not predictive of future performance.

[GRAPHIC OMITTED]

                                                                 SINCE INCEPTION
                     TOTAL RETURN                   ONE YEAR     (APRIL 2, 1997)
- --------------------------------------------------  --------   ---------------
OFFIT California Municipal Fund*                       5.87%           5.94%
Lehman Brothers 5 Year Municipal Bond Index            6.21%           5.65%
Lipper California Intermediate Municipal Debt Funds    4.49%           5.28%

* The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since the inception date. Without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Indices shown for comparative purposes only, and are not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                            CALIFORNIA MUNICIPAL FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                                                           SHARES OR
                                                                                                           PRINCIPAL       MARKET
                                                                                                            AMOUNT          VALUE
                                                                                                         ------------   ------------
MUNICIPAL BONDS (93.0%)
 EDUCATION REVENUE (5.3%)
  California Educational Facilities Authority Revenue Santa Clara University, 5.30%, 09/01/05 .......     $  175,000     $  184,935
  California Educational Facilities Authority Revenue Santa Clara University, 5.40%, 09/01/06 .......         75,000         78,913
  University of California Multi-Purpose Revenue Bonds Series B (MBIA), 4.50%, 09/01/04 .............        500,000        522,920
  University of California Multi-Purpose Revenue Bonds Series H, 5.00%, 09/01/04 ....................        250,000        264,645
                                                                                                                         ----------
                                                                                                                          1,051,413
                                                                                                                         ----------
 GENERAL OBLIGATIONS (24.9%)
  Berkeley General Obligation Bonds Series A, 5.55%, 09/01/2007 .....................................         50,000         54,153
  California State General Obligation Bonds, 5.50%, 04/01/15 ........................................        500,000        530,390
  East Bay California Regional Park District General Obligation Bonds, 4.25%, 09/01/03 ..............        300,000        309,954
  Fresno Uniform School District General Obligation Bonds (FSA), 5.25%, 08/01/12 ....................        480,000        514,085
  Fresno Uniform School District General Obligation Bonds Series C, 5.50%, 02/01/08 .................        200,000        218,034
  Fresno Uniform School District General Obligation Bonds Series F (FSA), 5.25%, 08/01/14 ...........        315,000        332,306
  Los Angeles Uniform School District General Obligation Bonds Series D, 4.20%, 07/01/04 ............        500,000        517,345
  Pasadena Uniform School District General Obligation Bonds Series A (FGIC), 5.00%, 05/01/06 ........        400,000        427,512
  San Francisco City and County Neighborhood Recreation General Obligation Bonds Series B 4.50%,
    06/15/05 ........................................................................................        525,000        550,599
  San Jose Library and Parks Project General Obligation Bonds, 5.00%, 09/01/04 ......................        750,000        793,935
  San Juan Uniform School District General Obligation Bonds (FSA), 4.50%, 08/01/07 ..................        500,000        521,910
  Santa Monica - Malibu Uniform School District California General Obligation Bonds, 5.00%, 08/01/08         150,000        159,744
                                                                                                                         ----------
                                                                                                                          4,929,967
                                                                                                                         ----------
 HOUSING REVENUE (2.4%)
  California Housing Finance Agency Single Family Mortgage Issue B-2 Revenue Bonds (AMT),
    5.20%, 08/01/04 .................................................................................         90,000         93,824
  Los Angeles Department of Apartment Revenue Bonds, 6.00%, 05/15/05 ................................        150,000        163,287
  San Francisco City and County Apartment Revenue Bonds (AMT)(FSA), 5.50%, 05/01/08 .................        200,000        214,622
                                                                                                                         ----------
                                                                                                                            471,733
                                                                                                                         ----------
 PREREFUNDED# (4.0%)
  Puerto Rico Commonwealth Highway & Transportation Authority Revenue Bonds Series S, 6.625%,
   07/01/02-07/01/18 ................................................................................        250,000        260,065
  Puerto Rico Telephone Authority Revenue Bonds, 5.25%, 01/01/03 -- 01/01/05 ........................        100,000        104,839
  Puerto Rico Telephone Authority Revenue Bonds Series L, 5.40%, 01/01/03 -- 01/01/08 ...............        100,000        104,986
  Santa Monica - Malibu Uniform School District Bonds, 5.40%, 08/01/03 -- 08/01/08 ..................        250,000        267,712
  Santa Monica - Malibu Uniform School District Bonds, 5.40%, 08/01/03 -- 08/01/10 ..................         50,000         53,543
                                                                                                                         ----------
                                                                                                                            791,145
                                                                                                                         ----------
 RECREATION FACILITIES (8.3%)
  Los Angeles County California Public Works Financing Authority Revenue Bonds Series A, 5.375%,
    10/01/06 ........................................................................................        700,000        763,966
  Los Angeles County California Public Works Financing Authority Revenue Bonds Series A, 5.50%,
    10/01/08 ........................................................................................        500,000        546,850
  Los Angeles County California Public Works Financing Authority Revenue Bonds Series A, 5.50%,
    10/01/10 ........................................................................................        300,000        324,075
                                                                                                                         ----------
                                                                                                                          1,634,891
                                                                                                                         ----------
 SALES TAX REVENUE (24.7%)
  Orange County California Local Transportation Authority Sales Tax Revenue Bonds, 5.70%, 02/15/03 ..        150,000        153,626
  Orange County California Local Transportation Authority Sales Tax Revenue Bonds Series A, 5.25%,
    02/15/05 ........................................................................................      1,000,000      1,067,920
  San Bernardino County Transportation Authority Sales Tax Revenue Bonds Series A (MBIA), 5.00%,
    03/01/07 ........................................................................................        500,000        532,040
  San Bernardino County Transportation Authority Sales Tax Revenue Bonds Series A (MBIA), 5.00%,
    03/01/04 ........................................................................................        500,000        523,000
  San Bernardino County Transportation Authority Sales Tax Revenue Bonds Series A (MBIA), 6.00%,
    03/01/06 ........................................................................................        400,000        440,308
  San Francisco Bay Area Rapid Transportation District Sales Tax Revenue Bonds (FGIC), 5.10%,
    07/01/04 ........................................................................................        200,000        211,799
  San Francisco Bay Area Rapid Transportation District Sales Tax Revenue Bonds (MBIA), 5.50%,
    07/01/05 ........................................................................................        150,000        162,498
  San Francisco Bay Rapid Transportation District Sales Tax Revenue Bonds, 5.25%, 07/01/11 ..........        150,000        160,266
  San Mateo County California Transportation District Sales Tax Revenue Bonds Series A (MBIA), 5.00%,
    06/01/04 ........................................................................................        200,000        210,652
  Santa Clara, California Transit Sales Tax Revenue Bonds Series A, 5.00%, 06/01/04 .................      1,350,000      1,421,901
                                                                                                                         ----------
                                                                                                                          4,884,010
                                                                                                                         ----------

    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                            CALIFORNIA MUNICIPAL FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                                                        SHARES OR
                                                                                                        PRINCIPAL         MARKET
                                                                                                          AMOUNT          VALUE
                                                                                                      -------------   -------------
MUNICIPAL BONDS (CONTINUED)
 TRANSPORTATION REVENUE (12.1%)
  Long Beach Harbor Revenue Bonds (AMT) (FGIC), 6.00%, 05/15/2011 ...................................  $  450,000      $   498,708
  Long Beach Harbor Revenue Bonds (AMT) (MBIA), 5.75%, 05/15/2007 ...................................     100,000          107,794
  Long Beach Harbor Revenue Bonds Series A (AMT), 5.75%, 05/15/2013 ................................      500,000          539,775
  Los Angeles Department of Airports Refunding Revenue Bonds Series A (FGIC), 5.375%,  05/15/07 .....     550,000          583,363
  San Diego Open Space Parking Facilities Revenue Bonds, District, 5.60%, 01/01/05 ..................     625,000          663,956
                                                                                                                       -----------
                                                                                                                         2,393,596
                                                                                                                       -----------
 WATER & SEWER REVENUE (11.3%)
  Los Angeles County Sanitation District Financing Authority Revenue Bonds Capital Projects Series A,
   5.25%, 10/01/10 ..................................................................................     100,000          104,514
  Los Angeles Department of Water and Power Waterworks Revenue Bonds, 4.75%, 05/15/05 ...............     350,000          365,075
  Los Angeles Department of Water and Power Waterworks Revenue Bonds, 5.25%, 07/01/04 ...............     100,000          105,967
  Los Angeles Sanitation Equipment Charge Revenue Bonds Series A (FSA), 4.00%, 02/01/07 .............     300,000          305,139
  Los Angeles Department of Water and Power Electric Plant Revenue Bonds, 2nd Issue, 4.80%, 11/15/04      500,000          528,460
  Sacramento County Sanitation District Financing Authority Revenue Bonds Series A, 6.00%, 12/01/15 .     250,000          277,270
  San Diego Public Facility Financing Authority Sewer Revenue Bonds (FGIC), 6.00%,  05/15/07 ........     500,000          554,835
                                                                                                                       -----------
                                                                                                                         2,241,260
                                                                                                                       -----------
  TOTAL MUNICIPAL BONDS (COST $18,098,660)...........................................................                   18,398,015
                                                                                                                       -----------
MUTUAL FUNDS (2.5%)
  Dreyfus Tax Exempt Cash Management Money Market Fund ..............................................     269,798          269,798
  Federated California Municipal Money Market Fund ..................................................     228,222          228,222
                                                                                                                       -----------
  TOTAL MUTUAL FUNDS (COST $498,020).................................................................                      498,020
                                                                                                                       -----------
  TOTAL INVESTMENTS (COST $18,596,680)(+) -- 95.5%...................................................                   18,896,035
  OTHER ASSETS IN EXCESS OF LIABILITIES 4.5% ........................................................                      889,030
                                                                                                                       -----------
  TOTAL NET ASSETS -- 100.0% ........................................................................                  $19,785,065
                                                                                                                       ===========

- ------------
+ Represents cost for Federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

               Unrealized appreciation .............    $ 328,841
               Unrealized depreciation .............      (29,486)
                                                        ---------
              Net unrealized appreciation ..........    $ 299,355
                                                        =========

# For pre-refunded bonds the stated maturity is followed by the year in which the bond is pre-refunded.

AMT    --   Interest on securities subject to Federal Alternative Minimum Tax.
FGIC   --   Insured by Financial Guaranty Insurance Corporation.
FSA    --   Financial Security Assurance.
MBIA   --   Municipal Bond Insurance Association.


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                             NATIONAL MUNICIPAL FUND

- ------------------------------------------------------------------------------

The annual return for the OFFIT National Municipal Fund for 2001 was 6.79%. By comparison, the total returns for the Lehman Brothers 5 year and 7 year Municipal Indices were 6.21% and 5.18%, respectively. The Fund continued to excel versus its peers in calendar year 2001. As measured by Lipper, Inc.(1), the Fund ranked 1st out of 111 funds with similar investment objectives for 2001. More importantly, for the period ending December 31, 2001, Lipper ranks the OFFIT National Municipal Fund 1st out of 102 Intermediate Municipal Debt Funds over the last three years. Specifically, over the last three years and since inception in 1997, the Fund has achieved 5.95% and 6.55% annualized returns, respectively. Over the same time periods, the average annual return of all Intermediate Municipal debt funds in the Lipper Universe was 3.72% and 4.48%, respectively. Consistent with this performance is our five-star rating from Morningstar, Inc.(2) among 1,647 municipal bond funds as of December 31, 2001.

As of December 31, 2001, the National Municipal Fund's net assets totaled $46.1 million, which reflects a 79% increase from the beginning of the year. Contributing to this rapid growth is reinvestment of income by many of our investors, modest capital appreciation, and an increased number of investors. We attribute this to the continued reallocation of financial assets into bonds during 2001. The net asset value (NAV) at year-end was $10.61 which is modestly lower than year-end 2000's $10.66 NAV. The $10.61 NAV is net of capital gains distribution which approximated 40 cents per share. The sharp changes in interest rates through the year required us to manage the Fund more actively to protect the principal base. Usually we are able to offset these gains in the fall when supply causes some price weakness. This was not the case in 2001 as the flight to quality that occurred after the September 11 terrorist attack resulted in sharply higher prices.

The movement of the bond market during calendar year 2001 was remarkable for many reasons. Most important to the past year's market was the radical change in the shape of the yield curve which was orchestrated by the Fed's eleven-step easing of the Fed Funds Rate from 6.50% to 1.75%. The short end of the municipal curve benefited tremendously as the year began with the one- to five-year spread approximating 30 basis points and widening through the year to approximately 275 basis points. This steeper yield curve, that became even more exaggerated after the terrorist attack, made the 3-5 year range of the yield curve the best performing section. Complicating the Fed's attempt to stimulate the economy was the failure of yields on maturities longer than 10 years to decline. In fact, yields on longer maturities increased. The Fund was heavily concentrated in 3-5 year maturities throughout the year and thus outperformed many municipal managers. At year-end the Fund's maturity was 4.2 years and its duration was 3.1 years.

The municipal credit cycle turned decisively in 2001 with many governments experiencing economic and financial pressures due to the slowdown and September
11. The Fund, however, has a significant exposure to essential purpose revenue bonds which are not as impacted by recessions as other securities. The Fund is also benefiting from a 19% exposure at year-end to prerefunded/escrowed-to-maturity bonds, which are secured by US government securities.

                                      OFFIT
                             NATIONAL MUNICIPAL FUND

- ------------------------------------------------------------------------------

We expect a moderately positive tone to the high grade bond market in 2002. Although much of the economic decline is behind us, any rebound will be gradual. There is an excess of cash in money markets and this money is earning less than 1% after tax. We believe the municipal market will continue to provide a better return, as individuals remain suspicious of a stock market that appears to be struggling to find the sector that will lead it higher. Also positive for the market are low inflation numbers that may accommodate the Fed in at least one more easing as well as allow them to keep short rates at current levels for the near term. The Fund is ideally positioned for such an environment as we remain concentrated in the 3-5 year maturities. We also are well positioned to take advantage of higher yields that are likely to appear when there is news of strength and/or supply begins to appear. The latter typically occurs in mid-February.



Michael Pietronico                                         John H. Haldeman, Jr.

January 19, 2002



(1) Source: Lipper Analytical Services, Inc. Lipper is a mutual fund performance monitor. The performance data and monthly rankings of the fund's peer group (Intermediate Municipal Debt Funds) are based on total returns with dividends and distributions reinvested and do not reflect sales charges.

(2) Morningstar proprietary ratings reflect historical risk-adjusted performance as of December 31, 2001. The ratings are subject to change every month. Morningstar ratings are calculated from a fund's three, five, and ten year average annual returns (if applicable) in excess of 90-day Treasury bill returns with appropriate fee adjustments, and a risk factor that reflects fund performance below 90-day T-Bill returns. The top 10% of the funds in a broad asset class receive five stars and the next 22.5% receive four stars. As of December 31, 2001 the OFFIT National Municipal Fund received 5 stars for the 3 year period among 1,647 municipal bond funds.

                                      OFFIT
                             NATIONAL MUNICIPAL FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT National Municipal Fund at the trading commencement date of October 20, 1997 and held through December 31, 2001 as well as the performance of the Lehman Brothers 5 Year Municipal Bond Index and the Lipper Intermediate Municipal Debt Funds over the same period. Past performance is not predictive of future performance.

[GRAPHIC OMITTED]

                                                                SINCE INCEPTION
                 TOTAL RETURN                    ONE YEAR     (OCTOBER 20, 1997)
- ---------------------------------------------   ----------    ----------------
OFFIT National Municipal Fund*                      6.79%             6.55%
Lehman Brothers 5 Year Municipal Bond Index         6.21%             5.28%
Lipper Intermediate Municipal Debt Funds            4.48%             4.48%

* The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since the inception date. Without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Indices shown for comparative purposes only, and are not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                             NATIONAL MUNICIPAL FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                                               SHARES OR
                                                                                               PRINCIPAL         MARKET
                                                                                                 AMOUNT           VALUE
                                                                                             -------------   --------------
FLOATING RATE NOTES (3.1%)
 WATER & SEWER REVENUE (3.1%)
  NEW YORK (3.1%)
   New York City Municipal Water Financing Authority Water & Sewer System Revenue Bonds
    Series G (FGIC), 1.80%, 06/15/24, 1-Day Notes* .......................................    $  700,000      $   700,000
   New York City Municipal Water Financing Authority Water & Sewer System Revenue Bonds
    Series G (FGIC), 1.80%, 06/15/25, 1-Day Notes* .......................................       700,000          700,000
                                                                                                              -----------
   TOTAL FLOATING RATE NOTES (COST $1,400,000) ...........................................                      1,400,000
                                                                                                              -----------
MUNICIPAL BONDS (91.0%)
 EDUCATION REVENUE (14.9%)
  SOUTH CAROLINA (1.7%)
   Clemson University Revenue Bonds (AMBAC), 5.50%, 05/01/09 .............................       730,000          786,436
                                                                                                              -----------
  TEXAS (13.2%)
   University of Texas Revenue Bond Series B, 5.00%, 08/15/03 ............................     1,000,000        1,039,440
   University of Texas Revenue Bond Series B, 5.00%, 08/15/07 ............................     4,740,000        5,026,723
                                                                                                              -----------
                                                                                                                6,066,163
                                                                                                              -----------
                                                                                                                6,852,599
                                                                                                              -----------
 GENERAL OBLIGATIONS (46.6%)
  ARIZONA (2.1%)
   Phoenix, Arizona, 5.00%, 07/01/04 .....................................................       750,000          787,041
   Phoenix, Arizona, 5.10%, 07/01/05 .....................................................       150,000          160,557
                                                                                                              -----------
                                                                                                                  947,598
                                                                                                              -----------
  COLORADO (5.0%)
   Arapahoe County, Colorado School District, 5.25%, 12/15/06 ............................     1,675,000        1,795,533
   Denver, Colorado City & County Bond, 5.00%, 08/01/03 ..................................       500,000          519,885
                                                                                                              -----------
                                                                                                                2,315,418
                                                                                                              -----------
  CONNECTICUT (0.5%)
   Connecticut State Series A, 5.625%, 03/15/09 ..........................................       200,000          211,914
                                                                                                              -----------
  FLORIDA (0.8%)
   Dade County Florida School District (MBIA), 5.50%, 08/01/12 ...........................       350,000          376,117
                                                                                                              -----------
  GEORGIA (8.1%)
   Georgia State Series A, 4.00%, 07/01/04 ...............................................     3,630,000        3,723,545
                                                                                                              -----------
  ILLINOIS (0.4%)
   Illinois State, 5.375%, 05/01/05 ......................................................       150,000          158,941
                                                                                                              -----------
  LOUISIANA (1.2%)
   Louisiana State Series A, 6.00%, 05/01/12 .............................................       500,000          545,125
                                                                                                              -----------
  MARYLAND (3.6%)
   Baltimore County, Maryland Metropolitan District, 5.00%, 06/01/05 .....................     1,565,000        1,652,124
                                                                                                              -----------
  MASSACHUSETTS (0.6%)
   Massachusetts State Consolidated Loan Series C, 4.00%, 12/01/06 .......................       275,000          279,062
                                                                                                              -----------
  MICHIGAN (1.0%)
   Hanover Horton, Michigan School District (MBIA), 5.30%, 05/01/07 ......................       425,000          453,220
                                                                                                              -----------
  MISSISSIPPI (3.1%)
   Mississippi State Capital Improvements Series A, 4.90%, 08/01/05 ......................     1,365,000        1,420,433
                                                                                                              -----------
  MINNESOTA (2.2%)
   Minnesota State Refund & Various Purposes, 4.375%, 11/01/06 ...........................     1,000,000        1,032,300
                                                                                                              -----------
  NEW YORK (5.3%)
   New York City Series G, 5.75%, 02/01/06 ...............................................       400,000          426,496
   New York City Unrefunded Balance, 6.60%, 08/01/09 .....................................     1,965,000        2,037,410
                                                                                                              -----------
                                                                                                                2,463,906
                                                                                                              -----------


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                             NATIONAL MUNICIPAL FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                                                        SHARES OR
                                                                                                        PRINCIPAL         MARKET
                                                                                                          AMOUNT           VALUE
                                                                                                      -------------   --------------
MUNICIPAL BONDS (CONTINUED)
 GENERAL OBLIGATIONS (CONTINUED)
  NORTH CAROLINA (1.1%)
   Mecklenburg County, North Carolina Series B, 4.80%, 03/01/06 .....................................  $  475,000      $   497,339
                                                                                                                       -----------
  OHIO (3.9%)
   Ohio State Highway Capital Improvement Series F, 5.00%, 05/01/04 .................................   1,015,000        1,061,152
   Ohio State Infrastructure Improvement Series A, 5.25%, 08/01/09 ..................................     700,000          741,706
                                                                                                                       -----------
                                                                                                                         1,802,858
                                                                                                                       -----------
  PENNSYLVANIA (3.1%)
   Montgomery County, Pennsylvania Series B, 5.50%, 10/15/05 ........................................     245,000          263,546
   Pennsylvania State Series III, 4.25%, 12/01/03 ...................................................     310,000          320,453
   Pennsylvania State Series III, 4.50%, 12/01/06 ...................................................     800,000          828,192
                                                                                                                       -----------
                                                                                                                         1,412,191
                                                                                                                       -----------
  SOUTH CAROLINA (0.9%)
   South Carolina State Highway Series A, 4.50%, 10/01/04 ...........................................     400,000          416,948
                                                                                                                       -----------
  TENNESSEE (1.9%)
   Metropolitan Government Nashville & Davidson County Tennessee Series A, 5.125%, 11/15/07               350,000          370,636
   Metropolitan Government Nashville & Davidson County Tennessee Series A & B, 5.25%, 10/15/06            490,000          523,687
                                                                                                                       -----------
                                                                                                                           894,323
                                                                                                                       -----------
  TEXAS (0.9%)
   Lewisville, Texas School District (PSFG), 6.55%, 08/15/03 ........................................     400,000          427,032
                                                                                                                       -----------
  UTAH (0.3%)
   Nebo, Utah School District (FGIC), 5.75%, 06/15/12 ...............................................     150,000          160,026
                                                                                                                       -----------
  WISCONSIN (0.6%)
   Wisconsin State Series II, 5.00%, 05/01/05 .......................................................     250,000          262,382
                                                                                                                       -----------
                                                                                                                        21,452,803
                                                                                                                       -----------
 HOUSING (3.9%)
  TEXAS (3.9%)
   Texas State Veterans Housing Assistance Fund II Series A (AMT), 4.70%, 06/01/04 ..................     500,000          515,130
   Texas State Veterans Housing Assistance Fund II Series C (AMT), 5.60%, 06/01/09 ..................     415,000          435,738
   Texas State Veterans Housing Assistance Fund II Series C (AMT), 5.75%, 06/01/11 ..................     670,000          711,788
   Texas State Veterans Housing Assistance Fund II Series C (AMT), 5.90%, 12/01/14 ..................     130,000          137,600
                                                                                                                       -----------
                                                                                                                         1,800,256
                                                                                                                       -----------
 POWER AUTHORITY REVENUE (3.2%)
  ARIZONA (3.2%)
   Salt River Project Arizona Agriculture Improvement & Power District Revenue Series C, 4.50%,
     01/01/04 .......................................................................................    1,000,000        1,031,140
   Salt River Project Arizona Agriculture Improvement & Power District Revenue Series C, 4.60%,
     01/01/05 .......................................................................................     450,000          465,885
                                                                                                                       -----------
                                                                                                                         1,497,025
                                                                                                                       -----------
 PREREFUNDED# (6.9%)
  FLORIDA (1.9%)
   Florida State Board of Education Capital Outlay Series C, 5.85%, 06/01/18 -- 06/01/03 ............     300,000          317,961
   Florida State Board of Education Capital Outlay Series E, 5.75%, 06/01/19 -- 06/01/04 ............     225,000          242,179
   Florida State Board Public Education Series B, 5.800%, 06/01/19 -- 06/01/05 ......................     275,000          299,813
                                                                                                                       -----------
                                                                                                                           859,953
                                                                                                                       -----------
  GEORGIA (0.5%)
   Municipal Electric Authority Georgia Project I Series A (AMBAC), 6.50%, 01/01/26 -- 01/01/04 .....     220,000          240,049
                                                                                                                       -----------


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                             NATIONAL MUNICIPAL FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                                                        SHARES OR
                                                                                                        PRINCIPAL         MARKET
                                                                                                          AMOUNT           VALUE
                                                                                                      -------------   --------------
MUNICIPAL BONDS (CONTINUED)
 PREREFUNDED# (CONTINUED)
  PENNSYLVANIA (2.3%)
   Pennsylvania Intergovernmental Cooperative Authority City of Philadelphia Funding Program, 5.35%,
    06/15/07 -- 06/15/03 ............................................................................  $  250,000      $   260,935
   Pennsylvania Intergovernmental Cooperative Authority City of Philadelphia Funding Program, 5.60%,
    06/15/15 -- 06/15/03 ............................................................................     750,000          785,460
                                                                                                                       -----------
                                                                                                                         1,046,395
                                                                                                                       -----------
  WISCONSIN (2.2%)
   Wisconsin State Series A, 5.00%, 05/01/04 -- 05/01/03 ............................................   1,000,000        1,035,540
                                                                                                                       -----------
                                                                                                                         3,181,937
                                                                                                                       -----------
 SALES TAX REVENUE (0.3%)
  NEW YORK (0.3%)
   New York City Transitional Finance Authority Tax Revenue Bonds Series C, 5.25%, 02/01/07 .........     150,000          158,414
                                                                                                                       -----------
 SPECIAL TAXING DISTRICT (0.6%)
  CONNECTICUT (0.6%)
   Connecticut State Special Tax Obligation Revenue, 6.00%, 02/15/04 ................................     250,000          256,028
                                                                                                                       -----------
 TRANSPORTATION REVENUE (9.0%)
  COLORADO (5.5%)
   Denver, Colorado City & County Airport Revenue Series A (AMBAC) (AMT), 6.00%, 11/15/15 ...........   2,400,000        2,526,576
                                                                                                                       -----------
  ILLINOIS (1.4%)
   Regional Transportation Authority Illinois Series A (FGIC), 5.00%, 07/01/05 ......................     600,000          629,118
                                                                                                                       -----------
  NEW YORK (0.4%)
   New York State Thruway Authority Highway & Bridge Revenue Bonds Series A (AMBAC), 5.375%, 04/01/05     200,000          213,008
                                                                                                                       -----------
  WISCONSIN (1.7%)
   Wisconsin State Transportation Revenue Reference Series A, 5.50%, 07/01/09 .......................     725,000          777,389
                                                                                                                       -----------
                                                                                                                         4,146,091
                                                                                                                       -----------
 WATER & SEWER (5.6%)
  ALABAMA (2.6%)
   Birmingham, Alabama Water and Sewer Revenue, 5.50%, 01/01/20 .....................................   1,100,000        1,179,068
                                                                                                                       -----------
  GEORGIA (1.7%)
   Cobb County, Georgia Water and Sewer Revenue Series A, 5.20%, 07/01/05 ...........................     600,000          631,320
   Gwinnett County, Georgia Water & Sewer Authority Revenue, 4.50%, 08/01/03 ........................     175,000          180,754
                                                                                                                       -----------
                                                                                                                           812,074
                                                                                                                       -----------
  NEW MEXICO (0.7%)
   Albuquerque, New Mexico Joint Water & Sewer System Revenue, 6.00%, 07/01/06 ......................     300,000          328,196
                                                                                                                       -----------
  OHIO (0.6%)
   Ohio State Water Development Authority Revenue, 5.90%, 12/01/21 ..................................     250,000          275,170
                                                                                                                       -----------
                                                                                                                         2,594,508
                                                                                                                       -----------
   TOTAL MUNICIPAL BONDS (COST $41,753,758) .........................................................                   41,939,661
                                                                                                                       -----------
AGENCY OBLIGATION (4.0%)
   Federal Home Loan Bank Discount Note, 1.43%, 01/02/02 ............................................   1,850,000        1,850,000
                                                                                                                       -----------
   TOTAL AGENCY OBLIGATION (COST $1,850,000) ........................................................                    1,850,000
                                                                                                                       -----------


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                             NATIONAL MUNICIPAL FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                                            SHARES OR
                                                                            PRINCIPAL          MARKET
                                                                              AMOUNT           VALUE
                                                                          -------------   ---------------
MUTUAL FUNDS (4.8%)
   Dreyfus Tax Exempt Cash Management Money Market Fund ...............    $1,120,052      $  1,120,052
   The J.P. Morgan Institutional Service Tax Exempt Cash Fund .........     1,097,132         1,097,132
                                                                                           ------------
   TOTAL MUTUAL FUNDS (COST $2,217,184) ...............................                       2,217,184
                                                                                           ------------
   TOTAL INVESTMENTS (COST $47,220,942)(+) -- 102.9% ..................                      47,406,845
   LIABILITIES IN EXCESS OF OTHER ASSETS (2.9)% .......................                      (1,330,455)
                                                                                           ------------
   TOTAL NET ASSETS -- 100.0% .........................................                    $ 46,076,390
                                                                                           ============

- ------------
+ Represents cost for Federal income tax purposes and differs from value by net unrealized appreciation of securities:


             Unrealized appreciation .............    $  324,949
             Unrealized depreciation .............      (139,046)
                                                      ----------
            Net unrealized appreciation ..........    $  185,903
                                                      ==========

*     Interest rate shown is the rate in effect at December 31, 2001.

AMBAC   --   AMBAC Indemnity Corporation
AMT     --   Interest on securities subject to Federal Alternative Minimum Tax
FGIC    --   Insured by Financial Guaranty Insurance Corporation
MBIA    --   Municipal Bond Insurance Association
PSFG    --   Permanent School Fund Guaranty


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                         U.S. GOVERNMENT SECURITIES FUND

- ------------------------------------------------------------------------------

The total return for the U.S. Government Securities Fund was 5.05% for the second half of 2001 and 7.41% for the year. In comparison, the Merrill Lynch 1--10 year U.S. Treasury/Agency Index returned 4.77% and 8.33%, respectively. The Merrill Lynch 5 year Treasury Index returned 4.92% and 7.50% for the same respective periods. As measured by Lipper, Inc.(1), the Fund ranked 45 out of 121 funds with similar investment objectives for 2001. On a 3-year basis, the fund ranked 31 out of 105 funds. As of December 31, 2001, the Fund's net asset value was $10.24 and its 30-day SEC yield was 3.90%. The average maturity of the Fund was 4.1 years, with a 3.5 year duration.

Through much of the past year, the Fund was positioned to profit from falling interest rates. The reason for underperforming the 1--10 year Index is that the yield curve steepened in such a way that 2-year Treasury yields fell 210 basis points to 3.0% but 10-year yields remained essentially unchanged at 5.0%. On a performance basis, 1--3 year Treasurys had an 8.3% total return, compared with 6.9% from 7--10 year Treasurys.

Looking forward, opinion on the shape and speed of recovery is mixed. Market participants who are more pessimistic point to remaining debt overhangs in household and corporate balance sheets, overinvestment in new technology, and an equity market overvalued by most historic standards. The more optimistic focus on rapid money growth, a positive yield curve, and lower energy costs -- a reversal of the factors that created the recession. There are, in addition, already enacted tax cuts and promised increases in federal spending, particularly for defense. There is also the likelihood of an $80 billion stimulus package being passed in the first quarter.

Our view is that the force of monetary and fiscal policy being brought to bear on the economy will induce recovery. Our confidence in this outlook is underscored by the extent of inventory liquidations, layoffs and balance sheet corrections that were well underway prior to September 11 and accelerated after that date. Interest rates, we believe, have put in their cyclical lows. Although the trend for interest rates now points up, the trend will follow a jagged pattern as markets act and react to the mixed picture that data typically portray at economic turning points.

The Fund reflects this view by having an average duration shorter than the benchmark 1-10 year Index and an overweight position in Agency debt relative to Treasurys. In achieving this duration, the portfolio is specifically underweight in the 7-to-10 year part of the curve but has a longer duration than the Index in the 1-to-3 year maturities.



Steven Blitz                                                       Isaac Frankel

January 19, 2002



(1) Source: Lipper Analytical Services, Inc. Lipper is a mutual fund performance monitor. The performance data and monthly rankings of the fund's peer group (Intermediate U.S. Government Funds) are based on total returns with dividends and distributions reinvested and do not reflect sales charges.

                                      OFFIT
                         U.S. GOVERNMENT SECURITIES FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT U.S. Government Securities Fund at the trading commencement date of July 1, 1997 and held through December 31, 2001 as well as the performance of the Merrill Lynch 5 Year U.S. Treasury Index and Merrill Lynch 1-10 Year U.S. Treasury/Agency Index over the same period. Past performance is not predictive of future performance.

[GRAPHIC OMITTED]
                                                               SINCE INCEPTION
                 TOTAL RETURN                     ONE YEAR     (JULY 1, 1997)
- ----------------------------------------------   ----------   ----------------
OFFIT U.S. Government Securities Fund*               7.41%           6.99%
Merrill Lynch 5 Year U.S. Treasury Index             7.50%           6.98%
Merrill Lynch 1-10 Year U.S. Treasury/Agency         8.33%           7.22%

* The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since the inception date. Without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Indices shown for comparative purposes only, and are not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                         U.S. GOVERNMENT SECURITIES FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                               SHARES OR
                                                                               PRINCIPAL          MARKET
                                                                                AMOUNT            VALUE
                                                                            --------------   ---------------
FEDERAL HOME LOAN MORTGAGE CORPORATION (2.6%)
  Federal Home Loan Mortgage Corp. 5.50%, 07/15/06 ......................    $ 1,000,000       $ 1,027,697
                                                                                               -----------
  TOTAL FEDERAL HOME LOAN MORTGAGE CORPORATION (COST $1,055,775).........                        1,027,697
                                                                                               -----------
FEDERAL NATIONAL MORTGAGE ASSOCIATION (47.9%)
  Federal National Mortgage Assoc., 4.375%, 10/15/06 ....................     10,000,000         9,790,900
  Federal National Mortgage Assoc., 5.375%, 11/15/11 ....................      4,000,000         3,878,464
  Federal National Mortgage Assoc., 6.50%, 08/15/04 .....................      5,200,000         5,563,163
                                                                                               -----------
  TOTAL FEDERAL NATIONAL MORTGAGE ASSOCIATION (COST $19,290,347).........                       19,232,527
                                                                                               -----------
U.S. TREASURY NOTES (49.1%)
  Notes, 3.00%, 11/03/03 ................................................      8,900,000         8,906,257
  Notes, 4.75%, 11/15/08 ................................................      1,970,000         1,962,305
  Notes, 5.00%, 08/15/11 ................................................        600,000           598,500
  Notes, 5.875%, 11/15/04 ...............................................      7,810,000         8,269,447
                                                                                               -----------
  TOTAL U.S. TREASURY NOTES (COST $19,802,206)...........................                       19,736,509
                                                                                               -----------
COMMERCIAL PAPER (0.5%)
  Philip Morris Capital Corp., 1.68%, 01/02/02 ..........................        220,000           220,000
                                                                                               -----------
  TOTAL COMMERCIAL PAPER (COST $220,000).................................                          220,000
                                                                                               -----------
MONEY MARKET FUND (0.1%)
  Bank of New York Cash Reserve .........................................         38,955            38,955
                                                                                               -----------
  TOTAL MONEY MARKET FUND (COST $38,955).................................                           38,955
                                                                                               -----------
  TOTAL INVESTMENTS (COST $40,407,283) (+) -- 100.2%.....................                       40,255,688
  LIABILITIES IN EXCESS OF OTHER ASSETS (0.2%) ..........................                          (63,725)
                                                                                               -----------
  TOTAL NET ASSETS -- 100.0% ............................................                      $40,191,963
                                                                                               ===========

- ------------
+ At December 31, 2001, the cost for Federal income tax purposes was $40,407,435 and differs from value by net unrealized depreciation of securities as follows:

   Unrealized appreciation .............     $    64,675
   Unrealized depreciation .............        (216,422)
                                             -----------
  Net unrealized depreciation ..........     $  (151,747)
                                             ===========


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                            MORTGAGE SECURITIES FUND

- ------------------------------------------------------------------------------

The total return of the Mortgage Securities Fund was 4.25% for the second half of 2001 and 7.54% for the entire year. By comparison, the Merrill Lynch Mortgage Master Index had returns of 4.41% for the second half of 2001 and 8.14% for the full year. The Lipper U.S. Mortgage Funds Average had returns of 4.19% and 7.63%, respectively. As of December 31, 2001, the Fund's net asset value was $10.24 and the 30-day SEC yield was 5.32%.

In the second half of 2001, the Fund provided protection of principal value and an attractive income level in a period of very volatile market activity. Interest rates fell during the summer of 2001 and fell even more sharply in the aftermath of the September 11 terrorist attack. The ten-year Treasury yield fell to its low level of 4.25% by October 31, and the NAV of the Fund rallied with the rest of the market to a high of $10.51. We believe these yields are the lowest levels that we will see during this economic cycle and that the few weeks immediately after the terrorist attack were times of the greatest pessimism about an economic recovery.

Economic reports released in November indicated that the economy had not come to a dead stop and renewed confidence that the fiscal, monetary, and business retrenchment policies already in place would eventually lead to a recovery. Interest rates rose to roughly 5.0% on ten-year Treasury issues and the NAV of the Fund fell back to $10.24.

Although the mortgage market and the Fund clearly moved in synchrony with the Treasury market throughout 2001, we expected extra total return from the higher yield of mortgages in compensation for accepting prepayment risk. Unfortunately, in the extraordinary volatility of events and interest rates last year, mortgages had almost identical total returns to intermediate Treasurys. The Merrill Lynch Mortgage Index actually had a slightly lower return than the Merrill Lynch 3-5 year Treasury Index (8.14% vs. 8.47%). Furthermore, our strategy of keeping the Fund's duration longer than the Mortgage Index duration was not successful as longer duration securities generally had worse returns than shorter duration bonds. For example, the Merrill Lynch 3-5 year Treasury Index had a return of 8.47% for 2001 while the 7-10 year Treasury Index had a return of 6.87%.

Looking forward, we believe that the trend of interest rates is upward. The trend will form a jagged pattern as markets act and react to the mix of news that is typically reported at economic turning points. In this environment, we have started to shorten the duration of the Fund relative to the mortgage market as a whole by buying issues with higher coupons, higher dollar prices, and shorter expected maturities. Once again we are expecting attractive total returns relative to other bond market sectors based on the extra yield offered by mortgage securities.

The investments in the Fund are 73% in pass-through pools guaranteed by FNMA or Federal Home Loan Mortgage Corporation, 25% in GNMA-guaranteed mortgage pass-through pools, and 2% in cash equivalents. Eighty-nine percent of the Fund's investments were originally issued as thirty-year residential mortgages and 38% are priced at a substantial premium to par value. The average maturity of the Fund is approximately 4.4 years and the duration is 3.5 years.



Steven Blitz                                                      Isaac Frankel

January 19, 2002

                                      OFFIT
                            MORTGAGE SECURITIES FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT Mortgage Securities Fund at the trading commencement date of July 1, 1997 and held through December 31, 2001 as well as the performance of the Merrill Lynch Mortgage Master Index and the Lipper U.S. Mortgage Funds Average over the same period. Past performance is not predictive of future performance.

[GRAPHIC OMITTED]

                                                             SINCE INCEPTION
                    TOTAL RETURN                ONE YEAR     (JULY 1, 1997)
       -------------------------------------   ----------   ----------------
       OFFIT Mortgage Securities Fund*             7.54%           6.84%
       Merrill Lynch Mortgage Master Index         8.14%           7.36%
       Lipper U.S. Mortgage Funds Average          7.63%           6.69%

* The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since the inception date. Without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Indices shown for comparative purposes only, and are not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                            MORTGAGE SECURITIES FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                                SHARES OR
                                                                                PRINCIPAL          MARKET
                                                                                 AMOUNT             VALUE
                                                                             --------------   ----------------
FEDERAL HOME LOAN MORTGAGE CORPORATION (28.0%)
  Federal Home Loan Mortgage Corp., 6.00%, 04/01/03 to 05/01/31 ..........    $11,506,146      $  11,394,854
  Federal Home Loan Mortgage Corp., 6.50%, 05/01/26 to 10/01/31 ..........      8,562,162          8,588,134
  Federal Home Loan Mortgage Corp., 7.50%, 01/01/18 ......................        124,158            129,125
  Federal Home Loan Mortgage Corp., 8.00%, 11/01/28 to 07/01/30 ..........      2,175,120          2,291,000
                                                                                               -------------
  TOTAL FEDERAL HOME LOAN MORTGAGE CORPORATION (COST $22,109,342) ........                        22,403,113
                                                                                               -------------
FEDERAL NATIONAL MORTGAGE ASSOCIATION (45.2%)
  Federal National Mortgage Assoc., 6.00%, 03/01/13 to 09/01/13 ..........      2,721,440          2,747,215
  Federal National Mortgage Assoc., 6.50%, 11/01/03 to 09/01/31 ..........     17,027,367         17,084,639
  Federal National Mortgage Assoc., 7.00%, 07/01/29 to 11/01/31 ..........      8,549,218          8,721,253
  Federal National Mortgage Assoc., 7.50%, 12/01/29 ......................      1,937,198          2,004,396
  Federal National Mortgage Assoc., 8.00%, 10/01/26 to 09/01/29 ..........      4,657,920          4,919,872
  Federal National Mortgage Assoc., 8.50%, 05/01/20 to 08/01/29 ..........        736,988            788,949
                                                                                               -------------
  TOTAL FEDERAL NATIONAL MORTGAGE ASSOCIATION (COST $36,166,766) .........                        36,266,324
                                                                                               -------------
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (24.9%)
  Government National Mortgage Assoc., 6.00%, 02/15/09 to 03/15/31 .......      8,499,917          8,400,309
  Government National Mortgage Assoc., 7.00%, 09/15/25 to 01/24/31 .......      7,909,403          8,085,950
  Government National Mortgage Assoc., 8.00%, 06/15/26 to 08/15/30 .......      2,041,817          2,151,014
  Government National Mortgage Assoc., 9.00%, 09/15/25 to 02/15/30 .......      1,212,556          1,294,394
                                                                                               -------------
  TOTAL GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (COST $19,664,747) ......                        19,931,667
                                                                                               -------------
COMMERCIAL PAPER (7.5%)
  Cargill Global Fund PLC, 1.73%, 01/02/02 ...............................      3,015,000          3,015,000
  Philip Morris Capital Corp., 1.68%, 01/02/02 ...........................      3,015,000          3,015,000
                                                                                               -------------
  TOTAL COMMERCIAL PAPER (COST $6,030,000) ...............................                         6,030,000
                                                                                               -------------
  TOTAL INVESTMENTS (COST $83,970,855)(+) -- 105.6% ......................                        84,631,104
  LIABILITIES IN EXCESS OF OTHER ASSETS (5.6%) ...........................                        (4,462,105)
                                                                                               -------------
  TOTAL NET ASSETS -- 100.0% .............................................                     $  80,168,999
                                                                                               =============

- ------------
+ Represents cost for Federal income tax purposes and differs from value by net unrealized appreciation of securities as follows:

                 Unrealized appreciation .............    $  997,375
                 Unrealized depreciation .............      (337,126)
                                                          ----------
                Net unrealized appreciation ..........    $  660,249
                                                          ==========


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                                TOTAL RETURN FUND

- ------------------------------------------------------------------------------

The Total Return Fund had a return of 2.17% for the second half of 2001 and 4.96% for the year. In comparison, the Lehman Brothers Aggregate Bond Index returned 4.66% and 8.42%, respectively. Since its inception in June 2000, the Fund has had an average annual return of 8.05% compared with 10.57% for the Lehman Brothers Aggregate Bond Index. As of December 31, 2001, the Fund's net asset value was $10.04 and its 30-day SEC yield was 5.10%. The average maturity of the Fund was 4.8 years, with a 3.8 year duration.

Through much of the past year, the Fund was positioned to profit from falling interest rates and the narrowing of credit spreads that typically occurs during this stage of the business cycle. One reason for underperformance is that the yield curve steepened but in an unexpected manner. The 2-year Treasury yields fell 210 basis points to 3.0%, but 10-year yields remained essentially unchanged at 5.0%. On a performance basis, 1--3 year Treasurys had an 8.3% total return compared with 6.9% from 7--10 year Treasurys. The second problem was the poor performance of the high yield market. In reaction to the economic concerns that grew from the attack on September 11, the more than 6% year-to-date gains in the OFFIT High Yield Fund were wiped out. By year's end, the fund had managed to earn above a 4% total return. This is where the Total Return Fund put most of its corporate credit position. In contrast, investment grade corporate bonds returned 10.3% for the year.

Looking forward, opinion on the shape and speed of recovery is mixed. Market participants who are more pessimistic point to remaining debt overhangs in household and corporate balance sheets, overinvestment in new technology, and an equity market overvalued by most historic standards. The more optimistic focus on rapid money growth, a positive yield curve, and lower energy costs--a reversal of the factors that created the recession. There are, in addition, already enacted tax cuts and promised increases in federal spending, particularly for defense. There is also the likelihood of an $80 billion stimulus package being passed in the first quarter.

Our view is that the force of monetary and fiscal policy being brought to bear on the economy will induce recovery. Our confidence in this outlook is underscored by the extent of inventory liquidations, layoffs and balance sheet corrections that were well underway prior to September 11 and accelerated after that date. Interest rates, we believe, have put in their cyclical lows.

Although the trend for interest rates now points up, the trend will follow a jagged pattern as markets act and react to the mixed picture that data typically portray at economic turning points. On a cyclical basis, Treasurys can be expected to underperform in this environment, as they did last year. On a longer-run basis, the return of budget deficits for at least the next several years reduces the scarcity value of Treasurys and allows non-Treasurys, specifically corporates and mortgage pass-thrus, to outperform on a relative basis.

The improving economy and better overall credit quality of the high yield market should finally provide strong relative returns in 2002.

Despite a weakening global economic picture in 2001, the emerging debt market proved itself more mature and stable. The problems in Argentina, for example, have not spread to other markets, particularly to Brazil and Mexico -- where the OFFIT Emerging Markets Bond Fund investments are concentrated. In light of an improving US economy bolstered by low yield levels, emerging economies should improve in 2002 and their higher yielding debt should attract sufficient investment flows. Emerging market yields are currently running at over 13%.



Steven Blitz                                                       Isaac Frankel

January 19, 2002

                                      OFFIT
                                TOTAL RETURN FUND

- ------------------------------------------------------------------------------

The following graph represents the total return based on a $250,000 investment made in the OFFIT Total Return Fund at the trading commencement date of June 22, 2000 and held through December 31, 2001 as well as the performance of the Lehman Brothers Aggregate Bond Index over the same period.

[GRAPHIC OMITTED]

                                                       SINCE INCEPTION
             TOTAL RETURN                 ONE YEAR     (JUNE 22, 2000)
- --------------------------------------   ----------   -----------------
OFFIT Total Return Fund*                     4.96%           8.05%
Lehman Brothers Aggregate Bond Index         8.42%          10.57%

* Assumes reinvestment of all dividends and distributions. The total return may reflect the waiver of a portion of the Fund's advisory or administrative fees for certain periods since inception date. In such instances, and without waiver of fees, total return would have been lower.

Performance data quoted represents past performance and is not predictive of future performance. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Index shown for comparative purposes only, and is not available for investment. The performance table and graph do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

                                      OFFIT
                                TOTAL RETURN FUND

- ------------------------------------------------------------------------------
                        SCHEDULE OF PORTFOLIO INVESTMENTS
                                DECEMBER 31, 2001


                                                                                SHARES OR
                                                                                PRINCIPAL         MARKET
                                                                                  AMOUNT           VALUE
                                                                             ---------------   ------------
CORPORATE BONDS (24.4%)
 CHEMICAL (1.6%)
  Dow Chemical Corp., 5.25%, 05/14/04 ....................................     $  100,000       $  102,899
                                                                                                ----------
 ELECTRIC SERVICES (3.0%)
  Appalachian Power Co., 6.80%, 03/01/06 .................................        100,000          103,299
  Southwestern Public Service, 5.125%, 11/01/06 ..........................        100,000           98,319
                                                                                                ----------
                                                                                                   201,618
                                                                                                ----------
 FINANCIAL SERVICES (15.7%)
  Bank of America Corp., 7.40%, 01/15/11 .................................        100,000          107,222
  Bank One Corp., 7.875%, 08/01/10 .......................................        100,000          110,111
  CIT Group, Inc., 7.625%, 08/16/05 ......................................         50,000           53,725
  Duke Capital Corp., 7.25%, 10/01/04 ....................................         50,000           53,359
  Ford Motor Credit Corp., 6.875%, 02/01/06 ..............................        100,000          100,144
  General Motors Acceptance Corp., 6.75%, 01/15/06 .......................        100,000          101,647
  J.P. Morgan Chase & Co., 6.75%, 02/01/11 ...............................        100,000          102,368
  John Deere Capital Corp., 5.125%, 10/19/06 .............................        100,000           97,308
  Suntrust Banks Inc., 7.375%, 07/01/06 ..................................        100,000          108,103
  Verizon Global Funding Corp., 7.25%, 12/01/10 ..........................        100,000          107,114
  Wells Fargo Bank N.A., 6.45%, 02/01/11 .................................        100,000          102,105
                                                                                                ----------
                                                                                                 1,043,206
                                                                                                ----------
 RETAIL (1.5%)
  Sears Roebuck Acceptance Corp., 7.00%, 02/01/11 ........................        100,000          101,520
                                                                                                ----------
 TELECOMMUNICATIONS (2.6%)
  BellSouth Corp., 5.00%, 10/15/06 .......................................        100,000           99,260
  U.S. West Communication, 7.20%, 11/01/04 ...............................         75,000           76,509
                                                                                                ----------
                                                                                                   175,769
                                                                                                ----------
  TOTAL CORPORATE BONDS (COST $1,626,513).................................                       1,625,012
                                                                                                ----------
GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (25.5%)
  Government National Mortgage Assoc., 6.00%, 09/15/16 ...................        162,414          163,988
  Government National Mortgage Assoc., 6.00%, 06/15/31 ...................        179,074          175,829
  Government National Mortgage Assoc., 6.00%, 09/15/31 ...................        169,413          166,343
  Government National Mortgage Assoc., 6.50%, 08/15/16 ...................        291,140          298,965
  Government National Mortgage Assoc., 6.50%, 03/15/31 ...................        330,111          331,659
  Government National Mortgage Assoc., 6.50%, 08/15/31 ...................        199,240          200,175
  Government National Mortgage Assoc., 6.50%, 08/15/31 ...................        169,531          170,327
  Government National Mortgage Assoc., 7.50%, 05/15/31 ...................         99,155          102,564
  Government National Mortgage Assoc., 8.00%, 10/15/30 ...................         86,069           90,077
                                                                                                ----------
  TOTAL GOVERNMENT NATIONAL MORTGAGE ASSOCIATION (COST $1,709,295)........                       1,699,927
                                                                                                ----------
MUTUAL FUNDS (16.0%)
  OFFIT Emerging Markets Bond Fund -- Select Shares ......................         23,414(1)       191,992
  OFFIT High Yield Fund -- Select Shares .................................        117,332(1)       877,644
                                                                                                ----------
  TOTAL MUTUAL FUNDS (COST $1,164,955)....................................                       1,069,636
                                                                                                ----------
U.S. TREASURY NOTES (26.9%)
  Notes, 4.75%, 11/15/08 .................................................        200,000          199,219
  Notes, 5.25%, 05/15/04 .................................................        200,000          208,531
  Notes, 5.75%, 11/15/05 .................................................      1,000,000        1,056,445
  Notes, 6.625%, 05/15/07 ................................................        300,000          329,742
                                                                                                ----------
  TOTAL U.S. TREASURY NOTES (COST $1,799,349).............................                       1,793,937
                                                                                                ----------


    The accompanying notes are an integral part of the financial statements.

                                      OFFIT
                                TOTAL RETURN FUND

- ------------------------------------------------------------------------------
                  SCHEDULE OF PORTFOLIO INVESTMENTS (continued)
                                DECEMBER 31, 2001


                                                              SHARES OR
                                                              PRINCIPAL        MARKET
                                                                AMOUNT         VALUE
                                                             -----------   -------------
COMMERCIAL PAPER (6.0%)
  Philip Morris Capital Corp., 1.68%, 01/02/02 ...........    $400,000      $  400,000
                                                                            ----------
  TOTAL COMMERCIAL PAPER (COST $400,000)..................                     400,000
                                                                            ----------
MONEY MARKET FUND (0.7%)
  Bank of New York Cash Reserve ..........................      50,260          50,260
                                                                            ----------
  TOTAL MONEY MARKET FUND (COST $50,260)..................                      50,260
                                                                            ----------
  TOTAL INVESTMENTS (COST $6,750,372)(+) -- 99.5%.........                   6,638,772
  OTHER ASSETS IN EXCESS OF LIABILITIES -- 0.5% ..........                      33,746
                                                                            ----------
  TOTAL NET ASSETS -- 100.0% .............................                  $6,672,518
                                                                            ==========

- ------------
+ At December 31, 2001, the cost for Federal income tax purposes was $6,756,783 and differs from value by net unrealized depreciation of securities as follows:

               Unrealized appreciation .............    $   22,526
               Unrealized depreciation .............      (140,537)
                                                        ----------
              Net unrealized depreciation ..........    $ (118,011)
                                                         ==========

(1)   Represents an investment in an affiliate.


    The accompanying notes are an integral part of the financial statements.

                 (This page has been left blank intentionally.)

                         THE OFFIT INVESTMENT FUND, INC.
                      STATEMENTS OF ASSETS AND LIABILITIES
                                DECEMBER 31, 2001


                                                                                                                    EMERGING
                                                                                                      HIGH           MARKETS
                                                                                                YIELD FUND         BOND FUND
                                                                                            --------------     -------------
ASSETS:
 Investments, at market value (1) ........................................................  $  798,164,597     $ 126,053,462
 Cash ....................................................................................              --                --
 Interest and dividends receivable .......................................................      19,415,675         3,967,426
 Receivable for capital shares sold ......................................................         576,667             2,000
 Receivable for investment securities sold ...............................................              --                --
 Net unrealized appreciation on forward foreign currency contracts (Note 2) ..............          22,916                --
 Deferred organization expenses ..........................................................              --                --
 Prepaid expenses and other assets .......................................................          24,687            15,824
                                                                                            --------------     -------------
  Total Assets ...........................................................................     818,204,542       130,038,712
                                                                                            --------------     -------------
LIABILITIES:
 Dividends payable .......................................................................       2,408,775         1,102,713
 Payable for investment securities purchased .............................................              --                --
 Payable for capital shares redeemed .....................................................       2,935,362           431,368
 Investment advisory fees payable ........................................................         525,529            97,068
 Custody fees payable ....................................................................          45,403            14,051
 Professional fees payable ...............................................................         223,844            34,251
 Administration fees payable .............................................................          75,388            10,246
 Other payables and accrued expenses .....................................................         271,652             9,167
                                                                                            --------------     -------------
  Total Liabilities ......................................................................       6,485,953         1,698,864
                                                                                            --------------     -------------
 Net Assets: .............................................................................  $  811,718,589     $ 128,339,848
                                                                                            ==============     =============
 NET ASSETS CONSIST OF:
 Shares of capital stock, $0.001 par value per share......................................  $      108,123     $      15,654
 Additional paid--in capital .............................................................   1,216,736,169       203,694,521
 Distributions in excess of net investment income ........................................        (777,591)       (1,427,008)
 Accumulated undistributed net investment income. ........................................              --                --
 Accumulated undistributed net realized gains (loss) on investments and foreign currency      (214,870,332)      (52,426,930)
  transactions
 Net unrealized appreciation (depreciation) of investments and foreign currency               (189,477,780)      (21,516,389)
                                                                                            --------------     -------------
  transactions
 NET ASSETS ..............................................................................  $  811,718,589     $ 128,339,848
                                                                                            ==============     =============
SELECT SHARES:
 NET ASSETS ..............................................................................  $  773,536,149     $ 128,339,749
                                                                                            ==============     =============
 SHARES OF CAPITAL STOCK OUTSTANDING .....................................................     103,420,804        15,654,324
                                                                                            ==============     =============
 NET ASSET VALUE (OFFERING AND REDEMPTION PRICE PER SHARE) ...............................  $         7.48     $       8.20
                                                                                            ==============     =============
MSD&T SHARES:
 NET ASSETS ..............................................................................  $   33,016,168
                                                                                            ==============
 SHARES OF CAPITAL STOCK OUTSTANDING .....................................................       4,011,936
                                                                                            ==============
 NET ASSET VALUE (OFFERING AND REDEMPTION PRICE PER SHARE) ...............................  $         8.23
                                                                                            ==============
ADVISOR SHARES:
 NET ASSETS ..............................................................................  $    5,166,272     $          99
                                                                                            ==============     =============
 SHARES OF CAPITAL STOCK OUTSTANDING .....................................................         690,191                12
                                                                                            ==============     =============
 NET ASSET VALUE (OFFERING AND REDEMPTION PRICE PER SHARE) ...............................  $         7.49     $        8.21*
                                                                                            ==============     =============
(1) Investments at cost ..................................................................  $  987,651,443     $ 147,569,851
                                                                                            ==============     =============

- ------------
* Exact net assets and shares outstanding at December 31, 2001 were $99.14 and 12.077, respectively.


    The accompanying notes are an integral part of the financial statements

                         THE OFFIT INVESTMENT FUND, INC.
                STATEMENTS OF ASSETS AND LIABILITIES (CONTINUED)


                                                                          U.S.
                     NEW YORK       CALIFORNIA         NATIONAL     GOVERNMENT        MORTGAGE        TOTAL
LATIN AMERICA       MUNICIPAL        MUNICIPAL        MUNICIPAL     SECURITIES      SECURITIES       RETURN
  EQUITY FUND            FUND             FUND             FUND           FUND            FUND         FUND
- -------------    ------------     ------------     ------------    -----------    ------------   ----------

$   5,944,699    $ 96,380,803     $ 18,896,035     $ 47,406,845    $40,255,688    $ 84,631,104   $6,638,772
           --             107               --               --             --              --           --
       30,662       1,349,099          262,604          594,637        364,618         429,129       68,770
        1,000         212,052          743,496           75,000             --         103,337           --
       96,541       5,937,099               --          513,266         14,000              --           --
           --              --               --               --             --              --           --
           --              --            2,165            5,344          2,118           2,118           --
        4,879           4,141            1,161            6,891          3,737           8,884       12,010
- -------------    ------------     ------------     ------------    -----------    ------------   ----------
    6,077,781     103,883,301       19,905,461       48,601,983     40,640,161      85,174,572    6,719,552
- -------------    ------------     ------------     ------------    -----------    ------------   ----------
      400,925         319,468               --          408,650        423,420         143,802       42,444
           --              --          107,528        2,090,452             --       4,067,889           --
           --       1,575,119               --               --             --         710,813           --
        6,655          18,106            3,793            5,720          3,620          12,498        2,418
        5,096           4,029            1,030            2,168          2,709           3,386          226
        2,254          21,156            4,303            8,337         10,374          14,363          980
           --           8,379               --            4,077          3,320           6,532           --
        1,363           9,415            3,742            6,189          4,755          46,290          966
- -------------    ------------     ------------     ------------    -----------    ------------   ----------
      416,293       1,955,672          120,396        2,525,593        448,198       5,005,573       47,034
- -------------    ------------     ------------     ------------    -----------    ------------   ----------
$   5,661,488    $101,927,629     $ 19,785,065     $ 46,076,390    $40,191,963    $ 80,168,999   $6,672,518
=============    ============     ============     ============    ===========    ============   ==========
$         839    $      9,466     $      1,866     $      4,343    $     3,924    $      7,830   $      665
   25,965,846     101,150,326       19,477,392       45,779,278     40,148,594      80,705,663    6,775,038
           --              --               --               --             --              --          (25)
       53,908              --               --               --             --          18,673           --
  (19,927,022)        (77,177)           6,452          106,866        191,040      (1,223,416)       8,440
     (432,083)        845,014          299,355          185,903       (151,595)        660,249     (111,600)
- -------------    ------------     ------------     ------------    -----------    ------------   ----------
$   5,661,488    $101,927,629     $ 19,785,065     $ 46,076,390    $40,191,963    $ 80,168,999   $6,672,518
=============    ============     ============     ============    ===========    ============   ==========
$   5,661,488    $101,878,018     $ 19,785,065     $ 46,076,390    $40,191,963    $ 80,168,999   $6,672,518
=============    ============     ============     ============    ===========    ============   ==========
      838,824       9,461,227        1,866,442        4,343,248      3,923,841       7,830,424      664,757
=============    ============     ============     ============    ===========    ============   ==========
$        6.75    $      10.77     $      10.60     $      10.61    $     10.24    $      10.24   $    10.04
=============    ============     ============     ============    ===========    ============   ==========
                 $     49,611
                 ============
                        4,605
                 ============
                 $      10.77
                 ============
$   6,373,068    $ 95,535,789     $ 18,596,680     $ 47,220,942    $40,407,283    $ 83,970,855   $6,750,372
=============    ============     ============     ============    ===========    ============   ==========


    The accompanying notes are an integral part of the financial statements

                         THE OFFIT INVESTMENT FUND, INC.
                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                                                                                     EMERGING
                                                                                                      HIGH            MARKETS
                                                                                                YIELD FUND          BOND FUND
                                                                                            --------------      -------------
INVESTMENT INCOME:
 Interest (2) ............................................................................  $  109,473,118      $  19,514,044
 Dividends (2) ...........................................................................         586,935                 --
                                                                                            --------------      -------------
  Total income ...........................................................................     110,060,053         19,514,044
                                                                                            --------------      -------------

EXPENSES:
 Advisory ................................................................................       7,489,346          1,409,147
 Administration ..........................................................................       1,006,652            195,692
 Audit ...................................................................................         289,626             42,444
 Legal ...................................................................................          66,971             13,237
 Transfer agent and shareholder servicing fees ...........................................         198,499             46,564
 Custody .................................................................................         174,839             51,437
 Fund accounting .........................................................................          15,000             15,000
 Amortization of organization expenses ...................................................              --                 --
 Blue Sky ................................................................................              --                 --
 Miscellaneous ...........................................................................         291,741             58,636
                                                                                            --------------      -------------
  Total expenses before waivers/reimbursements ...........................................       9,532,674          1,832,157
  Less expenses waived/reimbursed ........................................................              --            (47,130)
                                                                                            --------------      -------------
  Net expenses ...........................................................................       9,532,674          1,785,027
                                                                                            --------------      -------------
NET INVESTMENT INCOME ....................................................................     100,527,379         17,729,017
                                                                                            --------------      -------------
REALIZED AND UNREALIZED GAINS (LOSS) ON INVESTMENTS:
 Net realized gains (loss) on investment transactions ....................................    (141,631,161)        (3,102,986)
 Net realized loss on foreign currency transactions ......................................      (2,537,113)           (29,357)
 Net change in unrealized appreciation/depreciation of investments .......................      77,253,817        (11,094,057)
 Net change in unrealized appreciation/depreciation of foreign currency transactions. ....       2,044,938             75,446
                                                                                            --------------      -------------
 Net realized and unrealized gains (loss) on investments .................................     (64,869,519)       (14,150,954)
                                                                                            --------------      -------------

INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS ..............................  $   35,657,860      $   3,578,063
                                                                                            ==============      =============
 (2) Withholding tax .....................................................................  $      222,704      $          --

- ------------
* Includes dividend income and unrealized depreciation of $87,685 and $(95,319), respectively from an investment in OFFIT High Yield Fund & OFFIT Emerging Markets Bond Fund, affiliated Funds.


    The accompanying notes are an integral part of the financial statements

                         THE OFFIT INVESTMENT FUND, INC.
                      STATEMENTS OF OPERATIONS (CONTINUED)


                                                                      U.S.
                     NEW YORK     CALIFORNIA      NATIONAL      GOVERNMENT      MORTGAGE         TOTAL
LATIN AMERICA       MUNICIPAL      MUNICIPAL     MUNICIPAL      SECURITIES    SECURITIES        RETURN
  EQUITY FUND            FUND           FUND          FUND            FUND          FUND         FUND*
- -------------    ------------     ----------    ----------    ------------    ----------    ----------
$      22,065    $  3,707,199     $  742,241    $1,344,713    $  2,172,223    $3,704,263    $  273,702
      897,106              --             --            --              --            --            --
- -------------    ------------     ----------    ----------    ------------    ----------    ----------
      919,171       3,707,199        742,241     1,344,713       2,172,223     3,704,263       273,702
- -------------    ------------     ----------    ----------    ------------    ----------    ----------

      105,416         329,773         66,556       125,235         161,868       217,103        21,907
       13,177         117,776         23,770        44,727          57,810        77,537         5,477
        1,496          31,065          3,095        10,382          10,920        14,507            --
          945              --          1,482            --           3,702         4,429           350
       18,000          28,795         18,000        18,000          18,000        18,000        18,000
       13,856          16,521          3,481         6,968           9,308        11,068           627
       15,000          15,000         15,000        15,000          15,000        15,000        15,000
        1,062              --          8,687         6,680           4,263         4,263            --
        7,378              --          7,237            --           4,853        16,549           147
        6,533          32,379         11,278        21,214           9,251        27,193         1,661
- -------------    ------------     ----------    ----------    ------------    ----------    ----------
      182,863         571,309        158,586       248,206         294,975       405,649        63,169
      (35,335)       (100,204)       (63,516)      (69,299)        (63,735)      (95,501)      (27,974)
- -------------    ------------     ----------    ----------    ------------    ----------    ----------
      147,528         471,105         95,070       178,907         231,240       310,148        35,195
- -------------    ------------     ----------    ----------    ------------    ----------    ----------
      771,643       3,236,094        647,171     1,165,806       1,940,983     3,394,115       238,507
- -------------    ------------     ----------    ----------    ------------    ----------    ----------
   (1,256,041)      3,441,967        500,928     1,579,404       3,173,446       332,964       105,736
      (20,091)             --             --            --              --            --            --
   (1,147,665)     (1,534,348)       (66,151)     (609,191)     (1,552,173)      498,424      (174,458)
       (1,855)             --             --            --              --            --            --
- -------------    ------------     ----------    ----------    ------------    ----------    ----------
   (2,425,652)      1,907,619        434,777       970,213       1,621,273       831,388       (68,722)
- -------------    ------------     ----------    ----------    ------------    ----------    ----------
$  (1,654,009)   $  5,143,713     $1,081,948    $2,136,019    $  3,562,256    $4,225,503    $  169,785
=============    ============     ==========    ==========    ============    ==========    ==========
$      66,292    $         --     $       --    $       --    $         --    $       --    $       --


     The accompanying notes are an integral part of the financial statements

                        THE OFFIT INVESTMENT FUND, INC.
                      STATEMENTS OF CHANGES IN NET ASSETS


                                                                                                      HIGH YIELD FUND
                                                                                           --------------------------------------
                                                                                                       FOR THE            FOR THE
                                                                                                    YEAR ENDED         YEAR ENDED
                                                                                             DECEMBER 31, 2001  DECEMBER 31, 2000
                                                                                           ------------------- ------------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
 Net investment income (loss) ............................................................   $  100,527,379      $  116,530,217
 Net realized gains (loss) on investment and foreign currency transactions ...............     (144,168,274)        (52,497,290)
 Net change in unrealized appreciation\depreciation of investments and foreign currency
  transactions ...........................................................................       79,298,755        (115,016,906)
                                                                                              --------------      --------------
 Net increase (decrease) in net assets resulting from operations .........................       35,657,860         (50,983,979)
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM:
 Net investment income ...................................................................     (100,078,501)       (116,530,217)
 Excess of net investment income .........................................................               --          (1,434,517)
 Net realized gains ......................................................................               --                  --
 Excess of net realized gains ............................................................               --                  --
                                                                                             --------------      --------------
 Total dividends and distributions to shareholders .......................................     (100,078,501)       (117,964,734)
CAPITAL SHARE TRANSACTIONS:
 Proceeds from shares issued .............................................................      326,970,191         239,186,609
 Dividends reinvested. ...................................................................       68,340,822          83,360,290
 Cost of shares redeemed .................................................................     (487,692,669)       (654,321,324)
                                                                                             --------------      --------------
 Net increase (decrease) in net assets from capital share transactions ...................      (92,381,656)       (331,774,425)
                                                                                             --------------      --------------
 Total increase (decrease) in net assets .................................................     (156,802,297)       (500,723,138)
NET ASSETS:
 Beginning of year .......................................................................      968,520,886       1,469,244,024
                                                                                             --------------      --------------
 End of year* ............................................................................   $  811,718,589      $  968,520,886
                                                                                             ==============      ==============
*  (Including undistributed net investment income/distributions in excess of net
      investment income) .................................................................   $     (777,591)     $   (2,067,667)


                                                                                                 CALIFORNIA MUNICIPAL FUND
                                                                                           --------------------------------------
                                                                                                       FOR THE            FOR THE
                                                                                                    YEAR ENDED         YEAR ENDED
                                                                                             DECEMBER 31, 2001  DECEMBER 31, 2000
                                                                                           ------------------- ------------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
 Net investment income ...................................................................    $    647,171        $    623,247
 Net realized gains (loss) on investment and foreign currency transactions ...............         500,928              (6,469)
 Net change in unrealized appreciation\depreciation of investments and foreign currency
   transactions ..........................................................................         (66,151)            818,222
                                                                                              ------------        ------------
 Net increase (decrease) in net assets resulting from operations .........................       1,081,948           1,435,000
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM:
 Net investment income ...................................................................        (647,171)           (623,247)
 Excess of net investment income .........................................................              --              (8,345)
 Net realized gains ......................................................................        (448,478)                 --
                                                                                              ------------        ------------
 Total dividends and distributions to shareholders .......................................      (1,095,649)           (631,592)
CAPITAL SHARE TRANSACTIONS:
 Proceeds from shares issued .............................................................       5,928,798           5,032,813
 Dividends reinvested ....................................................................         795,263             450,994
 Cost of shares redeemed .................................................................      (2,787,705)         (4,070,063)
                                                                                              ------------        ------------
 Net increase (decrease) in net assets from capital share transactions ...................       3,936,356           1,413,744
                                                                                              ------------        ------------
 Total increase (decrease) in net assets. ................................................       3,922,655           2,217,152
NET ASSETS:
 Beginning of year .......................................................................      15,862,410          13,645,258
                                                                                              ------------        ------------
 End of year* ............................................................................    $ 19,785,065        $ 15,862,410
                                                                                              ============        ============
*  (Including undistributed net investment income/distributions in excess of net
      investment income) .................................................................    $         --        $         --


    The accompanying notes are an integral part of the financial statements.

                         THE OFFIT INVESTMENT FUND, INC.
                 STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)


      EMERGING MARKETS BOND FUND               LATIN AMERICA EQUITY FUND               NEW YORK MUNICIPAL FUND
- -------------------------------------   -------------------------------------   ------------------------------------
          FOR THE             FOR THE             FOR THE             FOR THE             FOR THE            FOR THE
       YEAR ENDED          YEAR ENDED          YEAR ENDED          YEAR ENDED          YEAR ENDED         YEAR ENDED
DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 31, 2001  DECEMBER 31, 2000
- -----------------   -----------------   -----------------   -----------------   -----------------  -----------------
    $  17,729,017      $   21,852,952        $    771,643       $     (21,083)      $   3,236,094      $   3,256,318
       (3,132,343)         (6,343,179)         (1,276,132)          1,230,023           3,441,967            672,642
      (11,018,611)         (4,060,699)         (1,149,520)         (5,951,424)         (1,534,348)         3,436,239
    -------------      --------------        ------------       -------------       -------------      -------------
        3,578,063          11,449,074          (1,654,009)         (4,742,484)          5,143,713          7,365,199
      (17,729,017)        (21,852,952)           (695,325)                 --          (3,236,094)        (3,256,318)
               --                  --                  --                  --                  --                 --
               --                  --                  --                  --          (3,441,967)                --
               --                  --                  --                  --            (118,208)                --
    -------------      --------------        ------------       -------------       -------------      -------------
      (17,729,017)        (21,852,952)           (695,325)                 --          (6,796,269)        (3,256,318)
       23,036,830         138,909,492           2,246,102           3,650,355          29,596,570         27,546,834
       11,566,491          13,688,910             294,400                  --           5,983,682          2,598,167
      (55,894,566)       (152,136,515)         (7,867,626)         (9,514,676)        (17,189,580)       (17,292,380)
    -------------      --------------        ------------       -------------       -------------      -------------
      (21,291,245)            461,887          (5,327,124)         (5,864,321)         18,390,672         12,852,621
    -------------      --------------        ------------       -------------       -------------      -------------
      (35,442,199)         (9,941,991)         (7,676,458)        (10,606,805)         16,738,116         16,961,502
      163,782,047         173,724,038          13,337,946          23,944,751          85,189,513         68,228,011
    -------------      --------------        ------------       -------------       -------------      -------------
    $ 128,339,848      $  163,782,047        $  5,661,488       $  13,337,946       $ 101,927,629      $  85,189,513
    =============      ==============        ============       =============       =============      =============
    $  (1,427,008)     $   (1,087,305)       $     53,908       $          --       $          --      $          --


        NATIONAL MUNICIPAL FUND             U.S. GOVERNMENT SECURITIES FUND            MORTGAGE SECURITIES FUND
- -------------------------------------   -------------------------------------   ------------------------------------
          FOR THE             FOR THE             FOR THE             FOR THE             FOR THE            FOR THE
       YEAR ENDED          YEAR ENDED          YEAR ENDED          YEAR ENDED          YEAR ENDED         YEAR ENDED
DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 31, 2001  DECEMBER 31, 2000
- -----------------   -----------------   -----------------   -----------------   -----------------  -----------------
    $   1,165,806        $    941,145       $   1,940,983       $   2,400,341       $   3,394,115      $   3,186,931
        1,579,404             383,021           3,173,446            (417,606)            332,964         (1,128,593)
         (609,191)            917,222          (1,552,173)          3,040,209             498,424          2,893,884
    -------------        ------------       -------------       -------------       -------------      -------------
        2,136,019           2,241,388           3,562,256           5,022,944           4,225,503          4,952,222
       (1,165,806)           (941,145)         (1,940,983)         (2,400,341)         (3,394,115)        (3,186,931)
               --              (5,322)             (4,275)                 --            (264,150)                --
       (1,542,056)                 --          (1,483,148)                 --                  --                 --
    -------------        ------------       -------------       -------------       -------------      -------------
       (2,707,862)           (946,467)         (3,428,406)         (2,400,341)         (3,658,265)        (3,186,931)
       31,237,336          12,475,594          27,875,097          25,943,133          52,625,394          9,775,574
        1,846,244             680,178           2,456,712           1,740,533           2,411,969          2,221,658
      (12,179,957)         (7,749,684)        (42,966,415)        (20,035,267)        (20,459,373)       (31,047,585)
    -------------        ------------       -------------       -------------       -------------      -------------
       20,903,623           5,406,088         (12,634,606)          7,648,399          34,577,990        (19,050,353)
    -------------        ------------       -------------       -------------       -------------      -------------
       20,331,780           6,701,009         (12,500,756)         10,271,002          35,145,228        (17,285,062)
       25,744,610          19,043,601          52,692,719          42,421,717          45,023,771         62,308,833
    -------------        ------------       -------------       -------------       -------------      -------------
    $  46,076,390        $ 25,744,610       $  40,191,963       $  52,692,719       $  80,168,999      $  45,023,771
    =============        ============       =============       =============       =============      =============
    $          --        $         --       $          --       $          --       $      18,673      $          --


    The accompanying notes are an integral part of the financial statements.

                         THE OFFIT INVESTMENT FUND, INC.
                 STATEMENTS OF CHANGES IN NET ASSETS (CONTINUED)

                                                                                TOTAL RETURN FUND        TOTAL RETURN FUND
                                                                                ------------------     ----------------------
                                                                                           FOR THE        FOR THE PERIOD FROM
                                                                                        YEAR ENDED     JUNE 22, 2000* THROUGH
                                                                                 DECEMBER 31, 2001          DECEMBER 31, 2000
                                                                                ------------------     ----------------------
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS:
 Net investment income .......................................................    $    238,507              $    58,805
 Net realized gains investment and foreign currency transactions .............         105,736                   30,631
 Net change in unrealized appreciation\depreciation of investments and                                           62,858
  foreign currency transactions ..............................................        (174,458)             -----------
                                                                                  ------------
 Net increase in net assets resulting from operations ........................         169,785                  152,294
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM:
 Net investment income .......................................................        (238,507)                 (58,805)
 Excess of net investment income. ............................................          (3,201)                      --
 Net realized gains ..........................................................         (94,120)                 (30,631)
                                                                                  ------------              -----------
 Total dividends and distributions to shareholders ...........................        (335,828)                 (89,436)
CAPITAL SHARE TRANSACTIONS:
 Proceeds from shares issued .................................................       6,092,022                3,234,772
 Dividends reinvested ........................................................         221,889                   35,716
 Cost of shares redeemed .....................................................      (2,623,696)                (185,000)
                                                                                  ------------              -----------
 Net increase in net assets from capital share transactions ..................       3,690,215                3,085,488
                                                                                  ------------              -----------
 Total increase in net assets ................................................       3,524,172                3,148,346
NET ASSETS:
 Beginning of period .........................................................       3,148,346                       --
                                                                                  ------------              -----------
 End of period** .............................................................    $  6,672,518              $ 3,148,346
                                                                                  ============              ===========
**  (Including distributions in excess of net investment income) .............    $        (25)             $        --

- ------------
*     Commencement of operations.


    The accompanying notes are an integral part of the financial statements.

                         THE OFFIT INVESTMENT FUND, INC.
                              FINANCIAL HIGHLIGHTS
                                 HIGH YIELD FUND

                                                                                     SELECT SHARES
                                                    ----------------------------------------------------------------------------
                                                         FOR THE         FOR THE          FOR THE        FOR THE         FOR THE
                                                      YEAR ENDED      YEAR ENDED       YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                    DECEMBER 31,    DECEMBER 31,     DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
                                                            2001            2000             1999           1998            1997
                                                    ------------    ------------     ------------   ------------    ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ..............   $   7.92       $   9.11         $     9.91      $  10.34        $  10.15
                                                      --------       --------         ----------      --------        --------
 Net investment income ............................       0.77           0.76               0.90          0.88            0.87
 Net realized and unrealized gain (loss) ..........      (0.44)         (1.13)             (0.79)        (0.43)           0.31
                                                      --------       --------         ----------      --------        --------
 Total income (loss) from investment operations ...       0.33          (0.37)              0.11          0.45            1.18
                                                      --------       --------         ----------      --------        --------
LESS DIVIDENDS AND DISTRIBUTION FROM:
 Net investment income ............................      (0.77)         (0.76)             (0.90)        (0.88)          (0.87)
 Excess of net investment income ..................         --          (0.06)             (0.01)           --              --
 Net realized gains ...............................         --             --                 --            --           (0.12)
                                                      --------       --------         ----------      --------        --------
Total dividends and distributions .................      (0.77)         (0.82)             (0.91)        (0.88)          (0.99)
                                                      --------       --------         ----------      --------        --------
 Net change in net asset value per share ..........      (0.44)         (1.19)             (0.80)        (0.43)           0.19
                                                      --------       --------         ----------      --------        --------
NET ASSET VALUE, END OF PERIOD ....................   $   7.48       $   7.92         $     9.11      $   9.91        $  10.34
                                                      ========       ========         ==========      ========        ========
TOTAL RETURN (a) ..................................       4.14%         (4.34%)             1.10%         4.49%          12.09%
RATIOS/SUPPLEMENTAL DATA:
 Net assets, end of period (in thousands) .........   $773,536       $ 945,788        $1,454,507    $1,739,622      $1,346,553
Ratios to average net assets:
 Expenses .........................................       0.92%           0.88%***          0.82%         0.84%***        0.87%***
 Net investment income ............................       9.78%           9.36%             8.91%         8.67%           8.46%
PORTFOLIO TURNOVER RATE ...........................         40%             22%               42%           36%             47%

                          HIGH YIELD FUND (CONTINUED)

                                                                              ADVISOR SHARES (D)
                                                        ---------------------------------------------------------------
                                                             FOR THE         FOR THE          FOR THE           FOR THE
                                                          YEAR ENDED    PERIOD ENDED     PERIOD ENDED      PERIOD ENDED
                                                        DECEMBER 31,    DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                                                2001            2000             1998              1997
                                                        ------------    ------------     ------------      ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................     $  7.92         $   9.91         $  10.34          $  10.37
                                                          -------         --------         --------          --------
 Net investment income ..............................        0.76             0.02             0.60              0.32
 Net realized and unrealized gain (loss) ............       (0.44)           (1.99)           (0.43)             0.09
                                                          -------         --------         --------          --------
 Total income (loss) from investment operations .....        0.32            (1.97)            0.17              0.41
                                                          -------         --------         --------          --------
LESS DIVIDENDS AND DISTRIBUTION FROM:
 Net investment income ..............................       (0.75)           (0.02)           (0.60)            (0.32)
 Excess of net investment income ....................          --               --               --                --
 Net realized gains .................................          --               --               --             (0.12)
                                                          -------         --------         --------          --------
Total dividends and distributions ...................       (0.75)           (0.02)           (0.60)            (0.44)
                                                          -------         --------         --------          --------
 Net change in net asset value per share ............       (0.43)           (1.99)           (0.43)            (0.03)
                                                          -------         --------         --------          --------
NET ASSET VALUE, END OF PERIOD ......................     $  7.49         $   7.92         $   9.91          $  10.34
                                                          -------         --------         --------          --------
TOTAL RETURN (a) ....................................        4.02%           (4.57%)(b)        0.67%(b)          3.93%(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets, end of period (in thousands) ...........     $ 5,166         $  2,660         $      7          $     15
Ratios to average net assets:
 Expenses ...........................................        1.17%            1.13%(c)         0.93%(c)***       1.03%(c)***
 Net investment income ..............................        9.55%            9.11%(c)         9.54%(c)          7.87%(c)
PORTFOLIO TURNOVER RATE .............................          40%              22%              36%               47%



                                                                       MSD&T SHARES
                                                       ----------------------------------------------
                                                            FOR THE         FOR THE           FOR THE
                                                         YEAR ENDED      YEAR ENDED    PERIOD** ENDED
                                                       DECEMBER 31,    DECEMBER 31,      DECEMBER 31,
                                                               2001            2000              1999
                                                       ------------    ------------    --------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................     $  8.72        $   10.03        $  10.00(e)
                                                          -------        ---------        --------
 Net investment income ..............................        0.84             0.88            0.19
 Net realized and unrealized gain (loss) ............       (0.50)           (1.31)           0.05
                                                          -------        ---------        --------
 Total income (loss) from investment operations .....        0.34            (0.43)           0.24
                                                          -------        ---------        --------
LESS DIVIDENDS AND DISTRIBUTION FROM:
 Net investment income ..............................       (0.83)           (0.88)          (0.21)
 Excess of net investment income ....................          --               --             --
 Net realized gains .................................          --               --             --
                                                          -------        ---------        -------
Total dividends and distributions ...................       (0.83)           (0.88)         (0.21)
                                                          -------        ---------        -------
 Net change in net asset value per share ............       (0.49)           (1.31)          0.03
                                                          -------        ---------        -------
NET ASSET VALUE, END OF PERIOD ......................     $  8.23        $    8.72        $ 10.03
                                                          -------        ---------        -------
TOTAL RETURN (a) ....................................        3.80%           (4.57%)         2.38%(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets, end of period (in thousands) ...........     $33,016        $  20,072        $14,737
Ratios to average net assets:
 Expenses ...........................................        1.17%            1.13%***       1.07%(c)***
 Net investment income ..............................        9.53%            9.18%          9.01%(c)
PORTFOLIO TURNOVER RATE .............................          40%              22%            42%

- --------
 *   Sales of Advisor Shares began on August 14, 1997.
 **  Sales of MSD&T Shares began on November 1, 1999.
*** During the period, certain fees were voluntarily reduced and/or reimbursed. If such fee reductions and/or reimbursements had not occurred, the ratios would have been higher.
(a) Total return is based on the change in net asset value during the period and assumes reinvestment of all dividends and distributions.
(b)  Not annualized.
(c)  Annualized.
(d) There were no Advisor shares outstanding for the period ended December 31, 1999.
(e)  Initial offering price.


    The accompanying notes are an integral part of the financial statements.

                         THE OFFIT INVESTMENT FUND, INC.
                        FINANCIAL HIGHLIGHTS (CONTINUED)
                           EMERGING MARKETS BOND FUND

                                                                         SELECT SHARES
                                           ------------------------------------------------------------------------
                                                FOR THE        FOR THE        FOR THE        FOR THE        FOR THE
                                             YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                   2001           2000           1999           1998           1997
                                           ------------   ------------   ------------   ------------   ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD .....   $   8.93       $   9.31       $   8.20        $  10.46      $  11.03
                                             --------       --------       --------        --------      --------
 Net investment income ...................       0.96           1.05           1.06            0.99          1.15
 Net realized and unrealized gain
  (loss) .................................      (0.70)         (0.38)          1.09           (2.23)           --
                                             --------       --------       --------        --------      --------
 Total income (loss) from investment
  operations .............................       0.26           0.67           2.15           (1.24)         1.15
                                             --------       --------       --------        --------      --------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ...................      (0.99)         (1.05)         (1.02)          (0.97)        (1.15)
 Excess of net investment income .........         --             --             --              --         (0.04)
 Net realized gains ......................         --             --             --              --         (0.53)
 Excess of realized gains ................         --             --             --           (0.03)           --
 Return of capital .......................         --             --          (0.02)          (0.02)           --
                                             --------       --------       --------        --------      --------
Total dividends and distributions ........      (0.99)         (1.05)         (1.04)          (1.02)        (1.72)
                                             --------       --------       --------        --------      --------
 Net change in net asset value per
  share ..................................      (0.73)         (0.38)          1.11           (2.26)        (0.57)
                                             --------       --------       --------        --------      --------
NET ASSET VALUE, END OF PERIOD ...........   $   8.20       $   8.93       $   9.31        $   8.20      $  10.46
                                             ========       ========       ========        ========      ========
TOTAL RETURN (a) .........................       3.00%          7.44%         27.81%         (11.92%)       10.67%
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in
  thousands) .............................   $128,340       $163,782       $173,724        $148,908      $210,777
Ratios to average net assets:
 Expenses** ..............................       1.14%          1.09%          1.08%           1.10%         1.29%
 Net investment income ...................      11.32%         11.42%         12.27%          10.53%         9.49%
PORTFOLIO TURNOVER RATE ..................         49%           113%            74%             77%          179%


                           EMERGING MARKETS BOND FUND
                                                  ADVISOR SHARES
                                           ----------------------------
                                                FOR THE         FOR THE
                                             YEAR ENDED    PERIOD ENDED
                                           DECEMBER 31,    DECEMBER 31,
                                                   2001           2000*
                                           ------------    ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD .....    $  8.93        $  8.92
                                              -------        -------
 Net investment income ...................       0.86           0.54
 Net realized and unrealized gain
  (loss) .................................      (0.69)          0.01
                                              -------        -------
 Total income (loss) from investment
  operations .............................       0.17           0.55
                                              -------        -------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ...................      (0.89)         (0.54)
 Excess of net investment income .........         --            --
 Net realized gains ......................         --            --
 Excess of realized gains ................         --            --
 Return of capital .......................         --            --
                                              -------        -------
Total dividends and distributions ........      (0.89)         (0.54)
                                              -------        -------
 Net change in net asset value per
  share ..................................      (0.72)          0.01
                                              -------        -------
NET ASSET VALUE, END OF PERIOD ...........    $  8.21        $  8.93
                                              =======        =======
TOTAL RETURN (a) .........................       1.99%          6.21%(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in
  thousands) .............................    $     0        $     1
Ratios to average net assets:
 Expenses** ..............................       0.60%          1.34%(c)
 Net investment income ...................      11.87%         11.17%(c)
PORTFOLIO TURNOVER RATE ..................         49%           113%



                           LATIN AMERICA EQUITY FUND


                                                                                 SELECT SHARES (D)
                                                      --------------------------------------------------------------------
                                                           FOR THE       FOR THE       FOR THE       FOR THE       FOR THE
                                                        YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                                                      DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                              2001          2000          1999          1998          1997
                                                      ------------  ------------  ------------  ------------  ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................   $   8.79      $  11.08      $   7.34      $  14.13      $  11.66
                                                        --------      --------      --------      --------      --------
 Net investment income (loss) .......................       0.94         (0.01)         0.09          0.27          0.09
 Net realized and unrealized gain (loss) ............      (2.11)        (2.28)         3.78         (6.82)         2.74
                                                        --------      --------      --------      --------      --------
 Total income (loss) from investment operations .....      (1.17)        (2.29)         3.87         (6.55)         2.83
                                                        --------      --------      --------      --------      --------
LESS DIVIDENDS AND DISTRIBUTION FROM:
 Net investment income ..............................      (0.87)           --         (0.09)        (0.23)        (0.09)
 Excess of net investment income ....................         --            --         (0.04)           --         (0.02)
 Net realized gains .................................         --            --            --         (0.01)        (0.25)
                                                        --------      --------      --------      --------      --------
Total dividends and distributions ...................      (0.87)           --         (0.13)        (0.24)        (0.36)
                                                        --------      --------      --------      --------      --------
 Net change in net asset value per share ............      (2.04)        (2.29)         3.74         (6.79)        2.47
                                                        --------      --------      --------      --------      --------
NET ASSET VALUE, END OF PERIOD ......................   $   6.75      $   8.79      $  11.08      $   7.34      $  14.13
                                                        ========      ========      ========      ========      ========
TOTAL RETURN (a) ....................................     (13.21%)      (20.67%)       52.76%       (46.96%)       24.22%
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) .........   $  5,661      $ 13,338      $ 23,945      $ 16,356      $ 55,034
Ratios to average net assets:
 Expenses** .........................................       1.40%         1.54%         1.28%         1.97%         1.60%
 Net investment income (loss) .......................       7.32%        (0.10%)        1.42%         2.53%         0.26%
PORTFOLIO TURNOVER RATE .............................          0%           41%           63%           53%           98%


                                                       ADVISOR SHARES
                                                       --------------
                                                             FOR THE
                                                        PERIOD ENDED
                                                        DECEMBER 31,
                                                             1997***
                                                        ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................   $     15.11(e)
                                                        -----------
 Net investment income (loss) .......................         (0.21)
 Net realized and unrealized gain (loss) ............         (0.50)
                                                        -----------
 Total income (loss) from investment operations .....         (0.71)
                                                        -----------
LESS DIVIDENDS AND DISTRIBUTION FROM:
 Net investment income ..............................         (0.01)
 Excess of net investment income ....................            --
 Net realized gains .................................         (0.25)
                                                        -----------
Total dividends and distributions ...................         (0.26)
                                                        -----------
 Net change in net asset value per share ............         (0.97)
                                                        -----------
NET ASSET VALUE, END OF PERIOD ......................   $     14.14
                                                        ===========
TOTAL RETURN (a) ....................................         (4.64%)(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) .........   $        18
Ratios to average net assets:
 Expenses** .........................................          1.73%(c)
 Net investment income (loss) .......................         (0.73%)(c)
PORTFOLIO TURNOVER RATE .............................            98%

- --------
*    Sale of Advisor Shares began on June 6, 2000.
** During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntarily fee reductions and/or reimbursements and not occurred, the ratios would have been higher.
***  Sale of Advisor Shares began on June 23, 1997.
(a) Total return is based on the change in net asset value during the period and assumes reinvestment of all dividends and distributions.
(b)  Not annualized.
(c)  Annualized.
(d)  As of December 31, 2001, there were no Advisor Shares outstanding.
(e)  Initial offering price.


    The accompanying notes are an integral part of the financial statements.

                         THE OFFIT INVESTMENT FUND, INC.
                        FINANCIAL HIGHLIGHTS (CONTINUED)
                             NEW YORK MUNICIPAL FUND


                                                                                     SELECT SHARES
                                                      --------------------------------------------------------------------------
                                                             FOR THE        FOR THE        FOR THE        FOR THE        FOR THE
                                                          YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                                2001           2000           1999           1998           1997
                                                      --------------   ------------   ------------   ------------   ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................    $  10.90        $  10.32       $  10.82       $  10.69       $  10.40
                                                         --------        --------       --------       --------       --------
 Net investment income ..............................        0.38            0.48           0.43           0.44           0.46
 Net realized and unrealized gain (loss) ............        0.25            0.58          (0.50)          0.19           0.34
                                                         --------        --------       --------       --------       --------
 Total income (loss) from investment operations .....        0.63            1.06          (0.07)          0.63           0.80
                                                         --------        --------       --------       --------       --------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ..............................       (0.38)          (0.48)         (0.43)         (0.44)         (0.46)
 Net realized gains .................................       (0.37)             --             --          (0.06)         (0.05)
 Excess of net realized gains .......................       (0.01)             --             --             --             --
                                                         --------        --------       --------       --------       --------
Total dividends and distributions ...................       (0.76)          (0.48)         (0.43)         (0.50)         (0.51)
                                                         --------        --------       --------       --------       --------
 Net change in net asset value per share ............       (0.13)           0.58          (0.50)          0.13           0.29
                                                         --------        --------       --------       --------       --------
NET ASSET VALUE, END OF PERIOD ......................    $  10.77        $  10.90       $  10.32       $  10.82       $  10.69
                                                         ========        ========       ========       ========       ========
TOTAL RETURN (a) ....................................        5.94%          10.54%         (0.65%)         6.03%          7.84%
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) .........    $101,878        $ 85,190       $ 68,228       $ 67,793       $ 42,046
Ratios to average net assets:
 Expenses*** ........................................        0.50%           0.50%          0.50%          0.50%          0.50%
 Net investment income ..............................        3.43%           4.56%          4.09%          4.08%          4.22%
PORTFOLIO TURNOVER RATE .............................         245%            256%            93%           132%           144%


                            NEW YORK MUNICIPAL FUND
                                                         ADVISOR SHARES
                                                         --------------
                                                               FOR THE
                                                          PERIOD ENDED
                                                          DECEMBER 31,
                                                                 2001*
                                                          ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................     $    11.31(e)
                                                          ----------
 Net investment income ..............................           0.06
 Net realized and unrealized gain (loss) ............          (0.16)
                                                          ----------
 Total income (loss) from investment operations .....          (0.10)
                                                          ----------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ..............................          (0.06)
 Net realized gains .................................          (0.38)
 Excess of net realized gains .......................             --
                                                          ----------
Total dividends and distributions ...................          (0.44)
                                                          ----------
 Net change in net asset value per share ............          (0.54)
                                                          ----------
NET ASSET VALUE, END OF PERIOD ......................     $    10.77
                                                          ==========
TOTAL RETURN (a) ....................................          (0.79%)(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) .........     $       50
Ratios to average net assets:
 Expenses*** ........................................           0.75%(c)
 Net investment income ..............................           2.82%(c)
PORTFOLIO TURNOVER RATE .............................            245%



                           CALIFORNIA MUNICIPAL FUND

                                                             SELECT SHARES(D)
                                                        ---------------------------
                                                             FOR THE        FOR THE
                                                          YEAR ENDED     YEAR ENDED
                                                        DECEMBER 31,   DECEMBER 31,
                                                                2001           2000
                                                        ------------   ------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................     $  10.61       $  10.06
                                                          --------       --------
 Net investment income ..............................         0.37           0.44
 Net realized and unrealized gain (loss) ............         0.24           0.56
                                                          --------       --------
 Total income (loss) from investment operations .....         0.61           1.00
                                                          --------       --------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ..............................        (0.37)         (0.44)
 Excess of net investment income ....................           --          (0.01)
 Net realized gains .................................        (0.25)            --
                                                          --------       --------
Total dividends and distributions ...................        (0.62)         (0.45)
                                                          --------       --------
 Net change in net asset value per share ............        (0.01)         0.55
                                                          --------       --------
NET ASSET VALUE, END OF PERIOD ......................     $  10.60       $  10.61
                                                          ========       ========
TOTAL RETURN (a) ....................................         5.87%         10.14%
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) .........     $ 19,785       $ 15,862
Ratios to average net assets:
 Expenses*** ........................................         0.50%          0.50%
 Net investment income ..............................         3.40%          4.31%
PORTFOLIO TURNOVER RATE .............................          203%           183%

                                                                         SELECT SHARES(D)
                                                      ----------------------------------------------------
                                                           FOR THE        FOR THE      FOR THE PERIOD FROM
                                                        YEAR ENDED     YEAR ENDED  APRIL 2, 1997** THROUGH
                                                      DECEMBER 31,   DECEMBER 31,             DECEMBER 31,
                                                              1999           1998                     1997
                                                      ------------   ------------  -----------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................   $  10.54       $  10.37           $ 10.00(e)
                                                        --------       --------           -------
 Net investment income ..............................       0.40           0.40              0.33
 Net realized and unrealized gain (loss) ............      (0.48)          0.22              0.38
                                                        --------       --------           -------
 Total income (loss) from investment operations .....      (0.08)          0.62              0.71
                                                        --------       --------           -------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ..............................      (0.40)         (0.40)            (0.33)
 Excess of net investment income ....................         --          (0.01)               --
 Net realized gains .................................         --          (0.04)            (0.01)
                                                        --------       --------           -------
Total dividends and distributions ...................      (0.40)         (0.45)            (0.34)
                                                        --------       --------           -------
 Net change in net asset value per share ............      (0.48)          0.17              0.37
                                                        --------       --------           -------
NET ASSET VALUE, END OF PERIOD ......................   $  10.06       $  10.54           $ 10.37
                                                        ========       ========           =======
TOTAL RETURN (a) ....................................      (0.77%)         6.14%             7.14%(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) .........   $ 13,645       $ 11,066           $ 4,792
Ratios to average net assets:
 Expenses*** ........................................       0.50%          0.50%             0.50%(c)
 Net investment income ..............................       3.91%          3.87%             4.15%(c)
PORTFOLIO TURNOVER RATE .............................         20%            51%               41%

- --------
 *   Sale of Advisor Shares began on October 17, 2001.
 **  Commencement of operations.
*** During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntary fee reductions and/or reimbursements had not occurred, the ratios would have been higher.
(a) Total return is based on the change in net asset value during the period and assumes reinvestment of all dividends and distributions.
(b)  Not annualized.
(c)  Annualized.
(d)  As of December 31, 2001 there were no Advisor Shares outstanding.
(e)  Initial offering price.


    The accompanying notes are an integral part of the financial statements.

                         THE OFFIT INVESTMENT FUND, INC.
                        FINANCIAL HIGHLIGHTS (CONTINUED)
                             NATIONAL MUNICIPAL FUND

                                                                                 SELECT SHARES (D)
                                                     ----------------------------------------------------------------------------
                                                                                                                   FOR THE PERIOD
                                                          FOR THE       FOR THE         FOR THE        FOR THE   FROM OCTOBER 20,
                                                       YEAR ENDED    YEAR ENDED      YEAR ENDED     YEAR ENDED      1997* THROUGH
                                                     DECEMBER 31,  DECEMBER 31,    DECEMBER 31,   DECEMBER 31,       DECEMBER 31,
                                                             2001          2000            1999           1998               1997
                                                     ------------  ------------    ------------   ------------   ----------------
PER SHARE OPERATING PERFORMANCES:
NET ASSET VALUE, BEGINNING OF PERIOD .............    $  10.66       $  10.04       $  10.43        $  10.19        $   10.00(e)
                                                      --------       --------       --------        --------        ---------
 Net investment income ...........................        0.36           0.47           0.41            0.40             0.08
 Net realized and unrealized gain (loss) .........        0.35           0.62          (0.39)           0.29             0.19
                                                      --------       --------       --------        --------        ---------
 Total income from investment operations .........        0.71           1.09           0.02            0.69             0.27
                                                      --------       --------       --------        --------        ---------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ...........................       (0.36)         (0.47)         (0.41)          (0.40)           (0.08)
 Excess of net investment income .................          --           0.00             --              --               --
 Net realized gains ..............................       (0.40)            --             --           (0.05)              --
                                                      --------       --------       --------        --------        ---------
Total Dividends and Distributions:                       (0.76)         (0.47)         (0.41)          (0.45)           (0.08)
                                                      --------       --------       --------        --------        ---------
 Net change in net asset value per share .........       (0.05)          0.62          (0.39)           0.24             0.19
                                                      --------       --------       --------        --------        ---------
NET ASSET VALUE, END OF PERIOD ...................    $  10.61       $  10.66       $  10.04        $  10.43        $   10.19
                                                      ========       ========       ========        ========        =========
TOTAL RETURN (a) .................................        6.79%         11.21%          0.14%           6.91%            2.70%(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) ......    $ 46,076       $ 25,745       $ 19,044        $ 29,735        $   2,805
Ratios to average net assets:
 Expenses** ......................................        0.50%          0.50%          0.50%           0.50%            0.50%(c)
 Net Investment Income ...........................        3.26%          4.64%          3.96%           3.90%            3.95%(c)
PORTFOLIO TURNOVER RATE ..........................         424%           370%           299%            226%              46%

                         U.S. GOVERNMENT SECURITIES FUND

                                                                                SELECT SHARES (D)
                                                     ----------------------------------------------------------------------------
                                                                                                                   FOR THE PERIOD
                                                          FOR THE       FOR THE         FOR THE        FOR THE       FROM JULY 1,
                                                       YEAR ENDED    YEAR ENDED      YEAR ENDED     YEAR ENDED      1997* THROUGH
                                                     DECEMBER 31,  DECEMBER 31,    DECEMBER 31,   DECEMBER 31,       DECEMBER 31,
                                                             2001          2000            1999           1998               1997
                                                     ------------  ------------    ------------   ------------     --------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ............      $  10.32      $   9.76        $  10.46       $  10.17         $   10.00(e)
                                                       --------      --------        --------       --------         ---------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income ..........................          0.44          0.57            0.49           0.50              0.27
 Net realized and unrealized gain (loss) ........          0.31          0.56           (0.69)          0.48              0.19
                                                       --------      --------        --------       --------         ---------
 Total income (loss) from investment operations .          0.75          1.13           (0.20)          0.98              0.46
                                                       --------      --------        --------       --------         ---------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ..........................         (0.44)        (0.57)          (0.49)         (0.50)            (0.27)
 Excess of net investment income ................            --            --              --             --             (0.01)
 Net realized gains .............................         (0.39)           --           (0.01)         (0.19)            (0.01)
                                                       --------      --------        --------       --------         ---------
Total dividends and distributions ...............         (0.83)        (0.57)          (0.50)         (0.69)            (0.29)
                                                       --------      --------        --------       --------         ---------
 Net change in net asset value per share ........         (0.08)         0.56           (0.70)          0.29              0.17
                                                       --------      --------        --------       --------         ---------
NET ASSET VALUE, END OF PERIOD ..................      $  10.24      $  10.32        $   9.76       $  10.46         $   10.17
                                                       ========      ========        ========       ========         =========
TOTAL RETURN (a) ................................          7.41%        11.98%          (1.95%)         9.82%             4.71%(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) .....      $ 40,192      $ 52,693        $ 42,422       $ 39,359         $   3,955
Ratios to average net assets:
 Expenses** .....................................          0.50%         0.50%           0.50%          0.50%             0.50%(c)
 Net investment income ..........................          4.20%         5.74%           4.85%          4.59%             5.32%(c)
PORTFOLIO TURNOVER RATE .........................           868%          592%            225%           423%              153%

- --------
 *   Commencement of operations.
** During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntary fee reductions and/or reimbursements had not occurred, the ratio would have been higher.
(a) Total return is based on the change in net asset value during the period and assumes reinvestment of all dividends and distributions.
(b)  Not annualized.
(c)  Annualized.
(d)  As of December 31, 2001, there were no Advisor Shares outstanding.
(e)  Initial offering price.

    The accompanying notes are an integral part of the financial statements.

                         THE OFFIT INVESTMENT FUND, INC.
                        FINANCIAL HIGHLIGHTS (CONTINUED)
                            MORTGAGE SECURITIES FUND

                                                     SELECT SHARES (D)
                                                 ---------------------------------------------------------------------------------
                                                      FOR THE        FOR THE        FOR THE        FOR THE    FOR THE PERIOD FROM
                                                   YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED  JULY 1, 1997* THROUGH
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,           DECEMBER 31,
                                                         2001           2000           1999           1998                   1997
                                                 ------------   ------------   ------------   ------------  ----------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ..........    $  10.10       $   9.71       $  10.28       $  10.17         $   10.00(e)
                                                   --------       --------       --------       --------         ---------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income ........................        0.60           0.62           0.59           0.58              0.29
 Net realized and unrealized gain (loss) ......        0.15           0.39          (0.57)         0.14               0.22
                                                   --------       --------       --------       --------         ---------
 Total income from investment operations ......        0.75           1.01           0.02           0.72              0.51
                                                   --------       --------       --------       --------         ---------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ........................       (0.60)         (0.62)         (0.59)         (0.58)            (0.29)
 Excess of net investment income ..............       (0.01)            --             --          (0.01)            (0.01)
 Net realized gains ...........................          --             --             --          (0.02)            (0.04)
                                                   --------       --------       --------       --------         ---------
Total dividends and distributions .............       (0.61)         (0.62)         (0.59)         (0.61)            (0.34)
                                                   --------       --------       --------       --------         ---------
 Net change in net asset value per share ......        0.14           0.39          (0.57)          0.11              0.17
                                                   --------       --------       --------       --------         ---------
NET ASSET VALUE, END OF PERIOD ................    $  10.24       $  10.10       $   9.71       $  10.28         $   10.17
                                                   ========       ========       ========       ========         =========
TOTAL RETURN (a) ..............................        7.54%         10.86%          0.23%          7.26%             5.10%(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) ...    $ 80,169       $ 45,024       $ 62,309       $ 54,461         $  17,037
Ratios to average net assets:
 Expenses** ...................................        0.50%          0.50%          0.50%          0.50%             0.50%(c)
 Net investment income ........................        5.77%          6.39%          5.92%          5.72%             5.77%(c)
PORTFOLIO TURNOVER RATE .......................          60%            33%            29%            78%               81%

                                TOTAL RETURN FUND

                                                                   SELECT SHARES (D)
                                                        --------------------------------------
                                                             FOR THE       FOR THE PERIOD FROM
                                                          YEAR ENDED    JUNE 22, 2000* THROUGH
                                                        DECEMBER 31,              DECEMBER 31,
                                                                2001                      2000
                                                        ------------    ----------------------
PER SHARE OPERATING PERFORMANCE:
NET ASSET VALUE, BEGINNING OF PERIOD ................     $  10.27            $   10.00(e)
                                                          --------            ---------
INCOME FROM INVESTMENT OPERATIONS:
 Net investment income ..............................         0.59                 0.34
 Net realized and unrealized gains (loss) ...........        (0.09)                0.37
                                                          --------            ---------
 Total income from investment operations ............         0.50                 0.71
                                                          --------            ---------
LESS DIVIDENDS AND DISTRIBUTIONS FROM:
 Net investment income ..............................        (0.59)               (0.34)
 Net realized gains .................................        (0.14)               (0.10)
                                                          --------            ---------
Total dividends and distributions ...................        (0.73)               (0.44)
                                                          --------            ---------
 Net change in net asset value per share ............        (0.23)                0.27
                                                          --------            ---------
NET ASSET VALUE, END OF PERIOD ......................     $  10.04            $   10.27
                                                          ========            ==========
TOTAL RETURN (a) ....................................         4.96%                7.25%(b)
RATIOS/SUPPLEMENTAL DATA:
 Net assets at end of period (in thousands) .........     $  6,673            $   3,148
Ratios to average net assets:
 Expenses** .........................................         0.80%                0.69%(c)
 Net investment income ..............................         5.49%                6.33%(c)
PORTFOLIO TURNOVER RATE .............................          254%                 102%

- --------
 *   Commencement of operations.
** During the period, certain fees were voluntarily reduced and/or reimbursed. If such voluntary fee reductions and/ or reimbursements had not occurred, the ratio would have been higher.
(a) Total return is based on the change in net asset value during the period and assumes reinvestment of all dividends and distributions.
(b)  Not annualized.
(c)  Annualized.
(d)  As of December 31, 2001 there were no Advisor Shares outstanding.
(e)  Initial offering price.


    The accompanying notes are an integral part of the financial statements.

 THE OFFIT INVESTMENT FUND, INC.
                          NOTES TO FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 1 -- ORGANIZATION. The OFFIT Investment Fund, Inc. (the "Company") was incorporated in Maryland on September 8, 1993. The Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act") and operates as a non-diversified, no-load, open-end management investment company. The Company consists of eleven separately managed funds, of which nine, OFFIT High Yield Fund, OFFIT Emerging Markets Bond Fund, OFFIT Latin America Equity Fund, OFFIT New York Municipal Fund, OFFIT California Municipal Fund, OFFIT National Municipal Fund, OFFIT U.S. Government Securities Fund, OFFIT Mortgage Securities Fund and OFFIT Total Return Fund (individually, a "Fund", and collectively, the "Funds") have commenced operations. The Funds have the following inception dates:

High Yield Fund .........................   March 2, 1994
Emerging Markets Bond Fund ..............   March 8, 1994
Latin America Equity Fund ...............   February 13, 1996
New York Municipal Fund .................   April 3, 1995
California Municipal Fund ...............   April 2, 1997
National Municipal Fund .................   October 20, 1997
U.S. Government Securities Fund .........   July 1, 1997
Mortgage Securities Fund ................   July 1, 1997
Total Return Fund .......................   June 22, 2000

Effective May 1, 1996, all of the outstanding shares of each of the Funds then in existence were reclassified as "Select Shares" and each Fund began offering a new class of shares, designated as "Advisor Shares." Effective November 1, 1999, the High Yield Fund offered a new class of shares, designated as "MSD&T Shares". Each class of shares outstanding bears the same voting, dividend, liquidation and other rights and conditions, except that the Advisor and MSD&T shares are expected to bear additional shareholder servicing expenses.

The High Yield Fund's primary investment objective is high current income with capital appreciation as a secondary objective. The Emerging Markets Bond Fund seeks to provide investors with a competitive total return by focusing on current yield and opportunities for capital appreciation. The Latin America Equity Fund's primary investment objective is capital appreciation with current income as a secondary objective. The New York Municipal Fund seeks to maximize total after-tax return for New York residents, consistent with a prudent level of credit risk. The California Municipal Fund seeks to maximize total after-tax return for California residents, consistent with a prudent level of credit risk. The National Municipal Fund seeks to maximize total after-tax return, consistent with a prudent level of credit risk. The U.S. Government Securities Fund seeks to provide shareholders with current income. The Mortgage Securities Fund's investment objective is to maximize total return from a combination of investment income and capital appreciation. The Total Return Fund's investment objective is to maximize total return from a combination of capital appreciation and current income.

The OFFIT Latin America Equity Fund (the "Fund") ceased operations on January 31, 2002 inasmuch as all shareholders redeemed, except for 17 shareholders remaining. Although the Fund is not conducting a public offering of its shares, it will continue its existence as a Maryland company and maintain its registration as an investment company.

OFFITBANK (the "Adviser") serves as the Funds' investment adviser. PFPC Inc. ("PFPC"), an indirect majority-owned subsidiary of The PNC Financial Services Group, Inc., provides administrative, fund accounting, transfer and dividend disbursing agent services for the Funds. OFFIT Funds Distributor, Inc. (the "Distributor") serves as the distributor of the Funds' shares.


NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES. The following is a summary of significant accounting policies followed by the Funds in the preparation of their financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.


PORTFOLIO VALUATIONS:

Equity securities held by a Fund are valued at the last reported sales price on the securities exchange or in the principal over-the-counter market in which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Debt securities held by a Fund generally are valued based on quoted bid prices. Short-term debt investments having maturities of 60 days or less are valued at amortized cost, which approximates market value, and, if applicable, adjusted for foreign exchange translation. Investments in registered investment companies are valued at net asset value. Securities for which market quotations are not readily available are valued at fair value determined in good faith by or under the direction of the Company's Board of Directors. Securities may be valued by independent pricing services, approved by the Company's Board of Directors, which use prices provided by market-makers or estimates of market value obtained from yield data relating to instruments or securities with similar characteristics.

                         THE OFFIT INVESTMENT FUND, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

- ------------------------------------------------------------------------------


SECURITIES TRANSACTIONS AND RELATED INCOME:

The Funds record security transactions on a trade date basis. Interest income, including accretion of discount and amortization of premium, is accrued daily. Dividend income is recognized on the ex-dividend date. Realized gains and losses from security transactions are recorded on the identified cost basis.


EXPENSES:

The Company accounts separately for the assets, liabilities and operations of each Fund. Direct expenses of a Fund are charged to that Fund, while general Company expenses are allocated among the Company's respective portfolios based on relative net assets.

The investment income and expenses of a fund (other than class specific expenses) and realized and unrealized gains and losses on investments of a fund are allocated to each class of shares based upon their relative net asset value on the date income is earned or expenses are realized and unrealized gains and losses are incurred.


ORGANIZATIONAL COSTS:

Costs incurred in connection with the organization and initial registration of Funds which commenced operations prior to July 1, 1998 have been deferred and are being amortized on a straight-line basis over a sixty-month period beginning with each of the Fund's commencement of operations. For Funds commencing operation after July 1, 1998, organizational costs are expensed as they occur.


DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS:

Dividends from the High Yield, New York Municipal, California Municipal, National Municipal, U.S. Government Securities, Mortgage Securities and Total Return Funds' net investment income, if any, are declared daily and paid monthly. Dividends from the Emerging Markets Bond Fund's net investment income, if any, are declared daily and paid quarterly. Dividends from the Latin America Equity Fund's net investment income, if any, are declared and paid yearly. Net realized gains on portfolio securities, if any, are distributed at least annually by each Fund. However, to the extent net realized gains can be offset by capital loss carryovers, such gains will not be distributed. Distributions are recorded by the Funds on the ex-dividend date.

The amount of dividends from net investment income and distributions from net realized gains are determined in accordance with federal income tax regulations which may differ from accounting principles generally accepted in the United States. These "book/tax" differences are either considered temporary or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the composition of net assets based on their federal tax-basis treatment; temporary differences do not require reclassification. Distributions which exceed net investment income and net realized capital gains for financial reporting purposes but not for tax purposes are reported as distributions in excess of net investment income or net realized gains. To the extent they exceed net investment income and net realized capital gains for tax purposes, they are reported as distributions of capital.

As of December 31, 2001, the following reclassifications have been made to increase (decrease) such accounts with offsetting adjustments made to paid-in-capital:

                                                         ACCUMULATED        ACCUMULATED
                                                        UNDISTRIBUTED       NET REALIZED
                                                             NET            GAIN/(LOSS)
                                                          INVESTMENT             ON
                                                           INCOME           INVESTMENTS
                                                       ---------------     -------------
High Yield Fund ..................................        $841,198            $163,655
Emerging Markets Bond Fund .......................        (339,703)            690,844
Latin America Equity Fund ........................         (22,410)             22,042
New York Municipal Fund ..........................              --             (53,321)
California Municipal Fund ........................              --             (17,124)
National Municipal Fund ..........................              --             (32,770)
U.S. Government Securities Fund ..................           4,275                 (12)
Mortgage Securities Fund .........................         282,823            (282,823)
Total Return Fund ................................           3,176              (3,176)


FEDERAL INCOME TAXES:

It is the Funds' policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute timely, all of their net investment company taxable income and net capital gains to shareholders. Therefore, no federal income tax provision is required.



Capital and currency losses incurred within the Funds' fiscal year but after October 31, are deemed to arise on the first business day of the following fiscal year for tax purposes. The following Funds have incurred and will elect to defer capital and currency losses as follows:

                                                       CAPITAL LOSS     CURRENCY LOSS
                                                         DEFERRED         DEFERRED
                                                      --------------    -------------
Emerging Markets Bond Fund ........................     $2,138,681          $ --
Latin America Equity ..............................        707,674           282
New York Municipal Fund ...........................          4,158            --
Mortgage Securities Fund ..........................         93,342            --

                        THE OFFIT INVESTMENT FUND, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- ------------------------------------------------------------------------------

For federal income tax purposes, the following Funds have capital loss carry-forwards:


                                          EMERGING                       MORTGAGE
                                           MARKETS     LATIN AMERICA    SECURITIES
DATE OF EXPIRATION:    HIGH YIELD FUND    BOND FUND     EQUITY FUND        FUND
- --------------------- ---------------- -------------- --------------- -------------
2006 ................   $     62,898    $23,411,481     $10,182,951    $       --
2007 ................     15,953,813     19,398,259       8,434,856            --
2008 ................     56,939,153      3,877,872              --            --
2009 ................    141,914,468      3,547,217         594,382     1,130,073
                        ------------    -----------     -----------    ----------
Total ...............   $214,870,332    $50,234,829     $19,212,189    $1,130,073
                        ============    ===========     ===========    ==========


FOREIGN CURRENCY TRANSLATION:

The accounting records of the Funds are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars at the current rate of exchange to determine the value of investments, assets and liabilities. Purchases and sales of securities, and income and expenses are translated at the prevailing rate of exchange on the respective dates of such transactions. The Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses from investment transactions. However, the Funds do isolate the effect of fluctuations in foreign exchange rates when determining the gain or loss upon the sale or maturity of foreign currency denominated debt obligations pursuant to U.S. federal income tax regulations. Such amount is categorized as foreign exchange gain or loss for both financial reporting and income tax reporting purposes.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities and forward currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest and foreign withholding amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities, resulting from changes in exchange rates.


REPURCHASE AGREEMENTS:

The Funds may purchase instruments from financial institutions, such as banks and broker-dealers, subject to the seller's agreement to repurchase them at an agreed upon time and price ("repurchase agreements"). The seller under a repurchase agreement is required to maintain the value of the securities subject to the agreement at not less than the repurchase price. Default by the seller would, however, expose the relevant Funds to possible loss because of adverse market action or delay in connection with the disposition of the underlying obligations.


DERIVATIVE INSTRUMENTS:

Each Fund (other than the New York, California and National Municipal Funds) may invest in various financial instruments including positions in forward currency contracts, enter into currency swaps and purchase foreign currency options. The Funds enter into such contracts for the purposes of hedging exposure to changes in foreign currency exchange rates on their portfolio holdings. The Municipal Funds may, in order to further their investment objectives, purchase or sell futures contracts on (a) U.S. Government Securities and (b) municipal bond indices. Such Funds reserve the right to conduct futures transactions based on an index, which may be developed in the future to correlate with price movements in municipal obligations.

A forward foreign exchange contract is a commitment to sell or buy a foreign currency at a future date at a negotiated exchange rate. A Fund bears the market risk which arises from possible changes in foreign exchange values. Risks may arise from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of the foreign currency relative to the U.S. dollar. Forward foreign exchange contracts may involve market or credit risk in excess of the related amounts reflected on the Fund's statement of assets and liabilities. The gain or loss from the difference between the cost of original contracts and the amount realized upon the closing of such contracts is included in net realized gain on foreign currency transactions. Fluctuations in the value of forward contracts held at December 31, 2001 are recorded for financial reporting purposes as unrealized gains and losses by the Funds.



The table below indicates the High Yield Funds' outstanding forward currency contract positions at
December 31, 2001:


                                                   VALUE ON           VALUE AT        UNREALIZED
                      CONTRACT      MATURITY     ORIGINATION        DECEMBER 31,     APPRECIATION
         CURRENCY      AMOUNTS        DATE           DATE               2001        (DEPRECIATION)
        --------- ---------------- ---------- -----------------  ----------------- ---------------
Sell.     EURO       (20,005,000)  01/15/02     $ (17,840,059)     $ (17,800,832)     $  39,227
Sell.      GBP        (9,870,000)  01/15/02       (14,335,188)       (14,351,499)       (16,311)
                                                                                      ---------
Net unrealized appreciation on forward positions ...............................      $  22,916
                                                                                      =========


Currency Abbreviations:


      EURO            -- European Dollars
      GBP             -- British Pound

The Emerging Markets Bond Fund may also invest in indexed securities whose value is linked directly to changes in foreign currencies, interest rates and other financial indices. Indexed securities may be more volatile than the underlying instrument but the risk of loss is limited to the amount of the original investment.

                         THE OFFIT INVESTMENT FUND, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- ------------------------------------------------------------------------------

NOTE 3 -- AGREEMENTS AND OTHER TRANSACTIONS WITH AFFILIATES. The Company has entered into investment advisory agreements (the "Investment Advisory Agreements") with the Adviser. Pursuant to the terms of the Investment Advisory Agreements, the Adviser is entitled to a fee that is calculated daily and paid monthly based on the average daily net assets of each Fund, at the annual rate of: 0.85% of the first $200,000,000 of assets, 0.75% for the next $400,000,000 and 0.65% for amounts in excess of $600,000,000 in the case of the High Yield Fund; 0.90% for the first $200,000,000 of assets and 0.80% for amounts in excess thereof in the case of the Emerging Markets Bond Fund; 1.00% for the Latin America Equity Fund; 0.35% in the case of the New York Municipal Fund, the California Municipal Fund, the National Municipal Fund, the U.S. Government Securities Fund, the Mortgage Securities Fund and 0.50% in the case of the Total Return Fund. The table below indicates the amount of advisory fee waived at December 31, 2001:

   New York Municipal Fund ..................  $71,938
   California Municipal Fund ................   23,355
   National Municipal Fund ..................   50,083
   U.S. Government Securities Fund ..........   45,835
   Mortgage Securities Fund .................   75,713
   Total Return Fund ........................      406

PFPC provides the Company with administrative services pursuant to an administration agreement (the "Administration Agreement"). The services under the Administration Agreement are subject to the supervision of the Company's Board of Directors and officers and include the day-to-day administration of matters related to the corporate existence of the Company, maintenance of its records, preparation of reports, supervision of the Company's arrangements with its custodian and assistance in the preparation of the Company's registration statements under federal and state laws. Pursuant to the Administration Agreement, the Company pays PFPC a monthly fee for its services at an annual rate of 0.125% of each Fund's first $300 million in average daily net assets; 0.11% of each Fund's next $300 million in average daily net assets; 0.08% of each Fund's next $300 million in average daily net assets; 0.05% of each Fund's next $300 million in average daily net assets; and 0.0275% of each Fund's average daily net assets in excess of $1.2 billion. From time to time, PFPC may waive all or a portion of its fees. The table below indicates the amount of administration fee waived by PFPC at December 31, 2001:

   Emerging Markets Bond Fund ...............  $47,130
   Latin American Equity Fund ...............   13,177
   New York Municipal Fund ..................   28,266
   California Municipal Fund ................   18,531
   National Municipal Fund ..................   10,735
   U.S. Government Securities Fund ..........   13,874
   Mortgage Securities Fund .................   18,609
   Total Return Fund ........................    5,477

PFPC provides the Funds with fund accounting and related services pursuant to a fund accounting agreement with the Company. For these services PFPC is entitled a fee of $1,250 per month per Fund plus out of pocket expenses. From time to time, PFPC may waive all or a portion of its fees. The table below indicates the amount of accounting fee waived by PFPC at December 31, 2001:

   Latin American Equity Fund ..........  $15,000
   California Municipal Fund ...........   15,000
   National Municipal Fund .............    3,750
   Total Return Fund ...................   15,000

PFPC also serves as transfer agent for the Funds and receives reimbursement of certain expenses plus a fee for related services pursuant to a transfer agency agreement with the Company. From time to time, PFPC may waive a portion or all of its fees. The table below indicates the amount of transfer agent fee waived by PFPC at December 31, 2001.

   Latin American Equity Fund ...............  $7,158
   California Municipal Fund ................   6,630
   National Municipal Fund ..................   4,731
   U.S. Government Securities Fund ..........   4,026
   Mortgage Securities Fund .................   1,179
   Total Return Fund ........................   7,091

Shares in each Fund are sold on a continuous basis by the Distributor. Solely, for the purpose of reimbursing the Distributor for activities primarily intended to result in the sale of its shares, the Advisor class of each Fund is authorized to spend up to 0.25% of its net assets annually in accordance with a Plan of Distribution (the "Plan") pursuant to Rule 12b-1 promulgated under the 1940 Act. Activities for which the Distributor may be reimbursed include (but are not limited to) the development and implementation of direct mail promotions and advertising for the Funds and the preparation, printing and distribution of prospectuses for the Funds to recipients other than existing shareholders. For the year ended December 31, 2001, no distribution costs were incurred.

Pursuant to a Shareholder Servicing Plan adopted by the Board of Directors of the Company, the Company may enter into Shareholder Servicing Agreements with financial institutions ("Shareholder Servicing Agents") with respect to Advisor and MSD&T Shares. Shareholder administrative support services will be performed by Shareholder Servicing Agents for their customers who beneficially own Advisor or MSD&T Shares. For the services provided, the Company's Shareholder Servicing Plan permits each Fund to pay fees to Shareholder Servicing Agents at an annual rate of up to 0.25% of the average daily net asset value of Advisor or MSD&T Shares of the Fund for which such Shareholder Servicing Agents provide services for the benefit of customers. Shareholder

                         THE OFFIT INVESTMENT FUND, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- ------------------------------------------------------------------------------

Servicing Agents will provide their customers with a schedule of any credits, fees or of the terms or conditions that may be applicable to the investments of customers assets in each Fund's Advisor or MSD&T Shares. For the period ended December 31, 2001, there were $69,408 in shareholder servicing fees incurred in the MSD&T Share Class of the High Yield Fund $9,475 and $26 in shareholder servicing fees incurred in the Advisor Share Class of the High Yield and New York Municipal Funds, respectively.

OFFITBANK has contractually agreed to limit the expenses of the New York Municipal, California Municipal, National Municipal, U.S. Government Securities and Mortgage Securities Funds to 0.50% of average daily net assets and the Total Return Fund to 0.80% of average daily net assets.


NOTE 4 -- SECURITIES TRANSACTIONS. For the year ended December 31, 2001, the cost of purchases and the proceeds from sales of the Funds' portfolio securities (excluding short-term investments), were as follows:

                                 COMMON STOCKS AND                   U.S. GOVERNMENT
                                  CORPORATE BONDS                      OBLIGATIONS
                         --------------------------------   -------------------------------
                           PURCHASES           SALES           PURCHASES          SALES
                         -------------    ---------------   --------------   --------------
High Yield Fund ......   $374,773,770      $387,034,590      $        --      $        --
Emerging Markets
 Bond Fund ...........     71,642,476        80,672,905               --               --
Latin America
 Equity Fund .........             --         5,444,453               --               --
New York
 Municipal Fund ......    219,884,728       211,220,574               --               --
California
 Municipal Fund ......     38,441,181        34,689,967               --               --
National Municipal
 Fund ................    158,181,005       141,255,326               --               --
U.S. Government
 Securities Fund .....             --                --      382,793,745      391,213,749
Mortgage Securities
 Fund ................             --                --       84,522,742       36,388,280
Total Return Fund.....      2,308,106         1,059,356       10,211,933        9,086,663

NOTE 5 -- CAPITAL STOCK TRANSACTIONS. The Company's Articles of Incorporation permit the Company to issue ten billion shares (par value $0.001). Transactions in shares of common stock for the periods ended December 31, 2001 and 2000, respectively, were as follows:

                                                     HIGH YIELD FUND SELECT SHARES
                              -------------------------------------------------------------------------
                                           YEAR ENDED                             YEAR ENDED
                                       DECEMBER 31, 2001                      DECEMBER 31, 2000
                              ----------------------------------   ------------------------------------
                                 SHARES              AMOUNT             SHARES              AMOUNT
                              -------------    -----------------   ----------------   -----------------
Shares issued .............    36,347,049        $ 295,436,832        26,004,963        $ 223,817,195
Shares reinvested .........     8,599,078           68,037,301         9,744,453           83,356,445
Shares redeemed ...........   (60,930,468)        (473,497,602)      (75,960,476)        (649,559,341)
                              -----------        -------------       -----------        -------------
Net decrease ..............   (15,984,341)       $(110,023,469)      (40,211,060)       $(342,385,701)
                              ===========        =============       ===========        =============


                                            HIGH YIELD FUND ADVISOR SHARES
                              -----------------------------------------------------------
                                       YEAR ENDED                     YEAR ENDED
                                   DECEMBER 31, 2001              DECEMBER 31, 2000
                              ----------------------------   ----------------------------
                                 SHARES          AMOUNT         SHARES          AMOUNT
                              ------------   -------------   ------------   -------------
Shares issued .............      377,297      $2,995,669        421,117      $3,379,951
Shares reinvested .........       33,688         260,766            287           2,277
Shares redeemed ...........      (56,496)       (437,733)       (85,702)       (718,975)
                                 -------      ----------        -------      ----------
Net increase ..............      354,489      $2,818,702        335,702      $2,663,253
                                 =======      ==========        =======      ==========




                                                 HIGH YIELD FUND MSD&T SHARES
                              -------------------------------------------------------------------
                                          YEAR ENDED                         YEAR ENDED
                                      DECEMBER 31, 2001                  DECEMBER 31, 2000
                              ----------------------------------   ------------------------------
                                   SHARES            AMOUNT            SHARES          AMOUNT
                              ---------------   ----------------   -------------   --------------
Shares issued .............      3,216,559        $28,537,690        1,272,983       $11,989,463
Shares reinvested .........          4,945             42,755             177              1,568
Shares redeemed ...........     (1,512,322)       (13,757,334)       (439,917)        (4,049,907)
                                ----------        -----------        ---------       -----------
Net increase ..............      1,709,182        $14,823,111         833,243        $ 7,941,124
                                ==========        ===========        =========       ===========

                                               EMERGING MARKET BOND FUND SELECT SHARES
                              -------------------------------------------------------------------------
                                          YEAR ENDED                            YEAR ENDED
                                      DECEMBER 31, 2001                     DECEMBER 31, 2000
                              ----------------------------------   ------------------------------------
                                   SHARES            AMOUNT             SHARES              AMOUNT
                              ---------------   ----------------   ----------------   -----------------
Shares issued .............      2,616,060        $ 23,036,814        13,391,007        $127,707,176
Shares reinvested .........      1,346,318          11,566,480         1,466,523          13,551,982
Shares redeemed ...........     (6,647,819)        (55,894,119)      (15,172,397)       (140,936,622)
                                ----------        ------------       -----------        ------------
Net increase (decrease) ...     (2,685,441)       $(21,290,825)         (314,867)       $    322,536
                                ==========        ============       ===========        ============


                                       EMERGING MARKET BOND FUND ADVISOR SHARES
                              ----------------------------------------------------------
                                   YEAR ENDED                    PERIOD ENDED
                                DECEMBER 31, 2001             DECEMBER 31, 2000
                              ---------------------   ----------------------------------
                               SHARES      AMOUNT          SHARES            AMOUNT
                              --------   ----------   ---------------   ----------------
Shares issued .............        2       $   16      1,196,305        $11,202,316
Shares reinvested .........        1           11         14,737            136,928
Shares redeemed ...........      (50)        (447)    (1,210,983)       (11,368,459)
                                 ---       ------     ----------        -----------
Net increase (decrease) ...      (47)      $ (420)            59        $   (29,215)
                                 ===       ======     ==========        ===========


                                           LATIN AMERICA EQUITY FUND SELECT SHARES
                              -----------------------------------------------------------------
                                        YEAR ENDED                        YEAR ENDED
                                     DECEMBER 31, 2001                 DECEMBER 31, 2000
                              -------------------------------   -------------------------------
                                  SHARES           AMOUNT           SHARES           AMOUNT
                              -------------   ---------------   -------------   ---------------
Shares issued .............       262,427     $ 2,246,102           331,177     $ 3,400,355
Shares reinvested .........        43,809         294,400                --              --
Shares redeemed ...........      (984,748)     (7,867,626)         (974,241)     (9,263,608)
                                 --------     -----------          --------     -----------
Net decrease ..............      (678,512)    $(5,327,124)         (643,064)    $(5,863,253)
                                 ========     ===========          ========     ===========


                                LATIN AMERICA EQUITY
                                FUND ADVISOR SHARES
                            ----------------------------
                                    PERIOD ENDED
                                 DECEMBER 31, 2000
                            ----------------------------
                               SHARES          AMOUNT
                            ------------   -------------
Shares issued ...........       27,174        $250,000
Shares redeemed .........      (27,174)       (254,891)
                               -------        --------
Net decrease ............           --        $ (4,891)
                               =======        ========

                         THE OFFIT INVESTMENT FUND, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- ------------------------------------------------------------------------------

                                               NEW YORK MUNICIPAL FUND SELECT SHARES
                              -----------------------------------------------------------------------
                                          YEAR ENDED                           YEAR ENDED
                                      DECEMBER 31, 2001                    DECEMBER 31, 2000
                              ----------------------------------   ----------------------------------
                                   SHARES            AMOUNT             SHARES            AMOUNT
                              ---------------   ----------------   ---------------   ----------------
Shares issued .............      2,648,075        $29,546,570         2,604,472        $27,546,834
Shares reinvested .........        548,288          5,981,690           246,717          2,598,167
Shares redeemed ...........     (1,551,809)       (17,189,580)       (1,646,175)       (17,292,380)
                                ----------        -----------        ----------        -----------
Net increase ..............      1,644,554        $18,338,680         1,205,014        $12,852,621
                                ==========        ===========        ==========        ===========


                               NEW YORK MUNICIPAL
                               FUND ADVISOR SHARES
                              ---------------------
                                  PERIOD ENDED
                                DECEMBER 31, 2001
                              ---------------------
                               SHARES      AMOUNT
                              --------   ----------
Shares issued .............    4,421     $50,000
Shares reinvested .........      184       1,992
                               -----     -------
Net increase ..............    4,605     $51,992
                               =====     =======

                                           CALIFORNIA MUNICIPAL FUND SELECT SHARES
                              -----------------------------------------------------------------
                                        YEAR ENDED                        YEAR ENDED
                                     DECEMBER 31, 2001                 DECEMBER 31, 2000
                              -------------------------------   -------------------------------
                                  SHARES           AMOUNT           SHARES           AMOUNT
                              -------------   ---------------   -------------   ---------------
Shares issued .............       550,334     $5,928,798            491,483     $5,032,813
Shares reinvested .........        74,226        795,263             43,750        450,994
Shares redeemed ...........      (253,830)    (2,787,705)          (396,581)    (4,070,063)
                                 --------     ----------           --------     ----------
Net increase ..............       370,730     $3,936,356            138,652     $1,413,744
                                 ========     ==========           ========     ==========


                                             NATIONAL MUNICIPAL FUND SELECT SHARES
                              -------------------------------------------------------------------
                                          YEAR ENDED                         YEAR ENDED
                                      DECEMBER 31, 2001                  DECEMBER 31, 2000
                              ----------------------------------   ------------------------------
                                   SHARES            AMOUNT            SHARES          AMOUNT
                              ---------------   ----------------   -------------   --------------
Shares issued .............      2,863,903        $31,237,336        1,207,937       $12,475,594
Shares reinvested .........        172,089          1,846,244           66,217           680,178
Shares redeemed ...........     (1,108,464)       (12,179,957)        (756,096)       (7,749,684)
                                ----------        -----------        ---------       -----------
Net increase ..............      1,927,528        $20,903,623          518,058        $5,406,088
                                ==========        ===========        =========       ===========


                                           U.S. GOVERNMENT SECURITIES FUND SELECT SHARES
                              -----------------------------------------------------------------------
                                          YEAR ENDED                           YEAR ENDED
                                      DECEMBER 31, 2001                    DECEMBER 31, 2000
                              ----------------------------------   ----------------------------------
                                   SHARES            AMOUNT             SHARES            AMOUNT
                              ---------------   ----------------   ---------------   ----------------
Shares issued .............      2,654,132        $ 27,875,097        2,621,381        $25,943,133
Shares reinvested .........        237,186           2,456,712          175,548          1,740,533
Shares redeemed ...........     (4,072,569)        (42,966,415)      (2,040,446)       (20,035,267)
                                ----------        ------------       ----------        -----------
Net increase (decrease) ...     (1,181,251)       $(12,634,606)         756,483        $ 7,648,399
                                ==========        ============       ==========        ===========




                                              MORTGAGE SECURITIES FUND SELECT SHARES
                              -----------------------------------------------------------------------
                                          YEAR ENDED                           YEAR ENDED
                                      DECEMBER 31, 2001                    DECEMBER 31, 2000
                              ----------------------------------   ----------------------------------
                                   SHARES            AMOUNT             SHARES            AMOUNT
                              ---------------   ----------------   ---------------   ----------------
Shares issued .............      5,124,313        $52,625,394         1,010,333        $  9,775,574
Shares reinvested .........        235,141          2,411,969           227,788           2,221,658
Shares redeemed ...........     (1,986,680)       (20,459,373)       (3,199,769)        (31,047,585)
                                ----------        -----------        ----------        ------------
Net increase (decrease)....      3,372,774        $34,577,990        (1,961,648)       $(19,050,353)
                                ==========        ===========        ==========        ============


                                             TOTAL RETURN FUND SELECT SHARES
                              --------------------------------------------------------------
                                        YEAR ENDED                      PERIOD ENDED
                                     DECEMBER 31, 2001               DECEMBER 31, 2000
                              -------------------------------   ----------------------------
                                  SHARES           AMOUNT          SHARES          AMOUNT
                              -------------   ---------------   ------------   -------------
Shares issued .............       589,991       $6,092,022         321,147       $3,234,772
Shares reinvested .........        21,716          221,889           3,486           35,716
Shares redeemed ...........      (253,464)      (2,623,696)        (18,119)        (185,000)
                                 --------       ----------         -------       ----------
Net increase ..............       358,243       $3,690,215         306,514       $3,085,488
                                 ========       ==========         =======       ==========

NOTE 6 -- OTHER MATTERS. The High Yield Fund, the Emerging Markets Bond Fund and the Latin America Equity Fund invest in obligations of foreign entities and securities denominated in foreign currencies. Such investments involve risk not typically involved in domestic investments. Such risks include fluctuations in the foreign exchange rates, inability to convert proceeds into U.S. dollars, application of foreign tax laws, foreign investment restrictions, less publicly available information about foreign financial instruments, less liquidity resulting from substantially less trading volume, more volatile prices and generally less government supervision of foreign securities markets and issuers.

The New York Municipal and California Municipal Funds invest primarily in municipal obligations issued by the State of New York and California, respectively, and their agencies, instrumentalities and various political subdivisions. These Funds are more susceptible to factors adversely affecting issuers of such obligations than comparable municipal securities funds that are not so concentrated. If either New York or California or any of their local government entities are unable to meet their financial obligations, the income derived by these Funds and their ability to preserve capital and liquidity could be adversely affected.


NOTE 7 -- FEDERAL INCOME TAX INFORMATION (UNAUDITED).

 During the year ended December 31, 2001, the following funds declared tax-exempt income distributions in the following amounts:

      New York Municipal Fund ............   $3,113,458
      California Municipal Fund ..........      605,607
      National Municipal Fund ............    1,113,721

During the year ended December 31, 2001, the following funds declared long-term capital gain distributions in the following amounts:

      New York Municipal Fund ............   $319,160
      California Municipal Fund ..........     88,945

For corporate shareholders 0.34% of the total ordinary income distributions paid during the fiscal year ended December 31, 2001 for the High Yield Fund qualified for the corporate dividends received deduction.

                        THE OFFIT INVESTMENT FUND, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- ------------------------------------------------------------------------------

NOTE 8 -- ADDITIONAL INFORMATION (UNAUDITED)


CHANGE IN INDEPENDENT AUDITOR: Effective December 13, 2001, Ernst & Young LLP ("E&Y") resigned as auditors of the Fund. During the Fund's most recent fiscal year, E&Y's audit report contained no adverse opinion or disclaimer of opinion; nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during this same period there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of such disagreements in connection with its audit reports.

                                      OFFIT
                         REPORT OF INDEPENDENT AUDITORS
- ------------------------------------------------------------------------------

To The Shareholders and Board of Directors
The OFFIT Investment Fund, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedules of portfolio investments, of the OFFIT High Yield Fund, OFFIT Emerging Markets Bond Fund, OFFIT Latin America Equity Fund, OFFIT New York Municipal Fund, OFFIT California Municipal Fund, OFFIT National Municipal Fund, OFFIT U.S. Government Securities Fund, OFFIT Mortgage Securities Fund and OFFIT Total Return Fund of The OFFIT Investment Fund, Inc. (the "Fund") as of December 31, 2001, and the related statements of operations, statements of changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year ended December 31, 2000 and financial highlights for the year then ended were audited by other auditors whose report thereon, dated February 16, 2001, expressed an unqualified opinion on those statements of changes in net assets and financial highlights. The financial highlights for the periods presented through December 31, 1999 were audited by other auditors whose report thereon, dated February 16, 2000 expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with custodians and brokers. As to securities purchased or sold, but not yet received or delivered, we performed other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds constituting The OFFIT Investment Fund, Inc. at December 31, 2001, and the results of their operations, the changes in their net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                                        KPMG LLP


New York, New York
February 19, 2002

                                      OFFIT
                                 FUND MANAGEMENT
- ------------------------------------------------------------------------------

Information pertaining to the Directors and officers of the Company is set forth below. The statement of additional information includes additional information about the Directors and is available without charge, upon request, by calling (800) 618- 9510.


                                                                                     NUMBER OF
                                                                                     PORTFOLIOS
                                                                                      IN FUND
                                                                                      COMPLEX
                             TERM OF OFFICE(1)                                        OVERSEEN
NAME, (AGE), ADDRESS AND       AND LENGTH OF         PRINCIPAL OCCUPATION(S)             BY            OTHER DIRECTORSHIPS
POSITION(S) WITH COMPANY        TIME SERVED            DURING PAST 5 YEARS            DIRECTOR          HELD BY DIRECTOR
- ------------------------     ----------------    -------------------------------     ----------    --------------------------
                                                     DISINTERESTED DIRECTORS

Edward J. Landau (72)           Since 1993       Of Counsel, Wolf, Block                 15        Director, Revlon Group
Director                                         Schorr and Solis-Cohen, LLP                       Inc., Revlon Consumer
 250 Park Avenue                                 (2/1/98-present); Member,                         Products Inc., Pittsburgh
 New York, NY 10177                              Lowenthal, Landau, Fischer &                      Annealing Box and Clad
                                                 Bring, P.C. (1960-1/31/98).                       Metals Inc.

The Very Reverend               Since 1993       President, Interfaith Center of         15        N/A
James Parks Morton (76)                          New York (1/1/98-present);
Director                                         formerly Dean of Cathedral of
 40 East 30th Street                             St. John the Divine
 New York, New York                              (1972-1996).
 10016

Stephen M. Peck (66)            Since 1999       Partner, The Torrey Funds               15        Director, Fresenius
Director                                         (1/1/02-present); General                         Medical Care, Advance
 505 Park Avenue                                 Partner, Wilderness Partners,                     Auto Parts, Inc., Banyan
 New York, New York                              L.P. (1989 to present).                           Strategic Realty, Canarc
 10022                                                                                             Resource, Inc., Boston
                                                                                                   Life Sciences Inc.,Brown
                                                                                                   Simpson Advisory Board.
                                                       INTERESTED DIRECTORS

F. Daniel Prickett(2)(56)       Since 2001       Chief Executive Officer,                15        Director, Arts and
Chairman of the Board,                           OFFITBANK (2001-present).                         Sciences Council,
President, and Director                          Founder and group executive                       Charlotte, NC.
 520 Madison Avenue                              of Private Capital
 New York, NY 10022                              Management, First Union
                                                 Corporation (1995-2001).

                                                 OFFICERS

Vincent M. Rella (49)           Since 1999       Managing Director,                      N/A       N/A
Treasurer                                        OFFITBANK.
Secretary
 520 Madison Avenue
 New York, NY 10022

- ---------
1 Each Director and officer shall hold office until his successor shall have been elected and qualified.

2 Mr. Prickett is an Interested Director as a result of his employment with OFFITBANK, the Company's investment adviser.

                         THE OFFIT INVESTMENT FUND, INC.

- ------------------------------------------------------------------------------

DIRECTORS AND OFFICERS                   INVESTMENT ADVISER
                                         OFFITBANK
F. Daniel Prickett                       520 Madison Avenue
Chairman of the Board, President and     New York, New York 10022
Director
                                         DISTRIBUTOR
Edward J. Landau                         OFFIT Funds Distributor, Inc.
Director                                 3200 Horizon Drive
                                         King of Prussia, PA 19406
The Very Reverend James Parks Morton
Director                                 ADMINISTRATOR
                                         PFPC Inc.
Stephen M. Peck                          103 Bellevue Parkway
Director                                 Wilmington, Delaware 19809

Vincent M. Rella                         TRANSFER AND DIVIDEND DISBURSING AGENT
Secretary & Treasurer                    PFPC Inc.
                                         400 Bellevue Parkway
David C. Lebisky                         Wilmington, Delaware 19809
Assistant Secretary
                                         CUSTODIANS
                                         The Chase Manhattan Bank
                                         4 Metro Tech Center, 18th Floor South
                                         Brooklyn, New York, 11245
                                         (OFFIT Latin America Equity Fund only)

                                         The Bank of New York
                                         15 Broad Street, 7th Floor
                                         New York, New York, 10286
                                         (all other OFFIT Funds)

                                         LEGAL COUNSEL
                                         Kramer, Levin, Naftalis & Frankel
                                         919 Third Avenue
                                         New York, New York 10022

                                         INDEPENDENT AUDITORS
                                         KPMG LLP
                                         757 Third Avenue
                                         New York, NY 10017

This report is submitted for the information of the shareholders of the Funds. It is not authorized for distribution to prospective investors in the Funds unless preceded or accompanied by an effective prospectus which includes information regarding the Funds' objectives and policies, charges, expenses and other data. Please read the prospectus carefully before you invest or send money.


                         THE OFFIT INVESTMENT FUND, INC.
                         400 BELLEVUE PARKWAY, SUITE 108
                              WILMINGTON, DE 19809
                                 (800) 618-9510